                                                                       Exhibit 4
                                                                  EXECUTION COPY

================================================================================
================================================================================

                                  $925,000,000
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of
                                  June 28, 2002

                                      Among

                                 OM GROUP, INC.
                                  as a Borrower

                                 OMG AG & CO. KG
                                  as a Borrower

                     THE LENDING INSTITUTIONS NAMED THEREIN
                                   as Lenders

                           CREDIT SUISSE FIRST BOSTON
                       as a Lender, the Syndication Agent,

                             a Joint Lead Arranger,

                                       and

                          a Joint Book Running Manager

                               NATIONAL CITY BANK
        as a Lender, the Swing Line Lender, the Letter of Credit Issuer,
                 the Administrative Agent, the Collateral Agent,
             a Joint Lead Arranger, and a Joint Book Running Manager

                               ABN AMRO BANK N.V.,
                        CREDIT LYONNAIS NEW YORK BRANCH,
                                       and
                          KEYBANK NATIONAL ASSOCIATION,
                             as Documentation Agents

                         $325,000,000 Revolving Facility
                          $600,000,000 Term C Facility



================================================================================
================================================================================
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                                Table of Contents

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SECTION 1.     DEFINITIONS AND TERMS..........................................................................2

      1.1.     Certain Defined Terms..........................................................................2

      1.2.     Computation of Time Periods...................................................................24

      1.3.     Accounting Terms..............................................................................24

      1.4.     Terms Generally...............................................................................24

      1.5.     Currency Equivalents..........................................................................24

      1.6.     Pro Forma Calculations........................................................................25

      1.7.     Appointment of the Company as Representative..................................................25

      1.8.     Addition of Borrowers.........................................................................25

SECTION 2.     AMOUNT AND TERMS OF LOANS.....................................................................25

      2.1.     Commitments for Loans.........................................................................25

      2.2.     Minimum Borrowing Amounts, etc.; Pro Rata Borrowings..........................................28

      2.3.     Procedures for Borrowing and Disbursement of Funds............................................28

      2.4.     Refunding of, or Participation in, Swing Line Loans...........................................31

      2.5.     Notes; Loan Accounts  (a)  Forms of Notes.....................................................32

      2.6.     Voluntary Conversions of Dollar Denominated Loans.............................................33

      2.7.     Interest......................................................................................34

      2.8.     Selection and Continuation of Interest Periods................................................38

      2.9.     Increased Costs, Illegality, etc..............................................................39

      2.10.    Breakage Compensation.........................................................................41

SECTION 3.     LETTERS OF CREDIT.............................................................................42

      3.1.     Letters of Credit.............................................................................42

      3.2.     Letter of Credit Requests: Notices of Issuance................................................43

      3.3.     Agreement to Repay Letter of Credit Drawings..................................................43

      3.4.     Letter of Credit Participations...............................................................44

      3.5.     Increased Costs...............................................................................46

      3.6.     Guaranty of  Letter of Credit Obligations of Other Letter of Credit Obligors..................46

SECTION 4.     FEES; COMMITMENTS.............................................................................47

      4.1.     Fees..........................................................................................47

      4.2.     Voluntary Termination/Reduction of Commitments................................................48

      4.3.     Mandatory Adjustments of Commitments, etc.....................................................49

SECTION 5.     PAYMENTS......................................................................................50

      5.1.     Voluntary Prepayments.........................................................................50

      5.2.     Scheduled Repayments and Mandatory Prepayments................................................51

      5.3.     Method and Place of Payment...................................................................55
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      5.4.     Net Payments..................................................................................56

SECTION 6.     CONDITIONS PRECEDENT..........................................................................57

      6.1.     Conditions Precedent at Closing Date..........................................................57

      6.2.     Conditions Precedent to All Credit Events.....................................................59

SECTION 7.     REPRESENTATIONS AND WARRANTIES................................................................60

      7.1.     Corporate Status, etc.........................................................................60

      7.2.     Subsidiaries..................................................................................60

      7.3.     Corporate Power and Authority, etc............................................................60

      7.4.     No Violation..................................................................................60

      7.5.     Governmental Approvals........................................................................61

      7.6.     Litigation....................................................................................61

      7.7.     Use of Proceeds; Margin Regulations...........................................................61

      7.8.     Financial Statements, etc.....................................................................61

      7.9.     No Material Adverse Change....................................................................62

      7.10.    Tax Returns and Payments......................................................................62

      7.11.    Title to Properties, etc......................................................................62

      7.12.    Lawful Operations, etc........................................................................63

      7.13.    Environmental Matters.........................................................................63

      7.14.    Compliance with ERISA.........................................................................63

      7.15.    Intellectual Property, etc....................................................................63

      7.16.    Investment Company Act, etc...................................................................63

      7.17.    Existing Indebtedness.........................................................................64

      7.18.    Burdensome Contracts; Labor Relations.........................................................64

      7.19.    Security Interests............................................................................64

      7.20.    True and Complete Disclosure..................................................................64

SECTION 8.     AFFIRMATIVE COVENANTS.........................................................................65

      8.1.     Reporting Requirements........................................................................65

      8.2.     Books, Records and Inspections................................................................67

      8.3.     Insurance.....................................................................................68

      8.4.     Payment of Taxes and Claims...................................................................68

      8.5.     Corporate Franchises..........................................................................69

      8.6.     Maintenance of Properties.....................................................................69

      8.7.     Compliance with Statutes, etc.................................................................69

      8.8.     Compliance with Environmental Laws............................................................69

      8.9.     Fiscal Years, Fiscal Quarters.................................................................70
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      8.10.    [Hedge Agreements, etc........................................................................70

      8.11.    Certain Subsidiaries to Join in Subsidiary Guaranty...........................................70

      8.12.    Additional Security; Further Assurances.......................................................71

      8.13.    Casualty and Condemnation.....................................................................73

      8.14.    Landlord/Mortgagee Waivers; Bailee Letters....................................................73

      8.15.    Most Favored Covenant Status..................................................................73

      8.16.    Senior Debt...................................................................................74

SECTION 9.     NEGATIVE COVENANTS............................................................................74

      9.1.     Changes in Business...........................................................................74

      9.2.     Consolidation, Merger, Acquisitions, Asset Sales, etc.........................................74

      9.3.     Liens.........................................................................................76

      9.4.     Indebtedness..................................................................................77

      9.5.     Advances, Investments, Loans and Guaranty Obligations.........................................78

      9.6.     Dividends and Other Restricted Payments.......................................................79

      9.7.     Consolidated Total Debt/Consolidated EBITDA Ratio.............................................80

      9.8.     Consolidated Total Debt/Consolidated Total Capitalization Ratio...............................80

      9.9.     Fixed Charge Coverage Ratio...................................................................81

      9.10.    Interest Coverage Ratio.......................................................................81

      9.11.    Limitation on Certain Restrictive Agreements..................................................82

      9.12.    Prepayments and Refinancings of Other Debt, etc...............................................82

      9.13.    Transactions with Affiliates..................................................................82

      9.14.    Plan Terminations, Minimum Funding, etc.......................................................82

SECTION 10.    EVENTS OF DEFAULT.............................................................................82

      10.1.    Events of Default.............................................................................82

      10.2.    Acceleration, etc.............................................................................84

      10.3.    Application of Liquidation Proceeds...........................................................85

SECTION 11.    THE ADMINISTRATIVE AGENT......................................................................86

      11.1.    Appointment...................................................................................86

      11.2.    Delegation of Duties..........................................................................86

      11.3.    Exculpatory Provisions........................................................................86

      11.4.    Reliance by Administrative Agent..............................................................86

      11.5.    Notice of Default.............................................................................87

      11.6.    Non-Reliance..................................................................................87

      11.7.    Indemnification...............................................................................87

      11.8.    The Administrative Agent in Individual Capacity...............................................87
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      11.9.    Successor Administrative Agent................................................................88

      11.10.   Other Agents..................................................................................88

SECTION 12.    GUARANTY BY THE COMPANY.......................................................................88

      12.1.    Guaranty of Certain Subsidiary Borrowings.....................................................88

      12.2.    Additional Undertaking........................................................................88

      12.3.    Guaranty Unconditional, etc...................................................................88

      12.4.    Company Obligations to Remain in Effect; Restoration..........................................89

      12.5.    Waiver of Acceptance, etc.....................................................................89

      12.6.    Subrogation...................................................................................89

      12.7.    Effect of Stay................................................................................89

SECTION 13.    MISCELLANEOUS.................................................................................90

      13.1.    Payment of Expenses etc.......................................................................90

      13.2.    Right of Setoff...............................................................................91

      13.3.    Notices.......................................................................................91

      13.4.    Benefit of Agreement..........................................................................91

      13.5.    No Waiver: Remedies Cumulative................................................................94

      13.6.    Payments Pro Rata; Sharing of Setoffs, etc....................................................94

      13.7.    Calculations: Computations....................................................................95

      13.8.    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial........................95

      13.9.    Counterparts..................................................................................96

      13.10.   Effectiveness; Integration....................................................................96

      13.11.   Headings Descriptive..........................................................................96

      13.12.   Amendment or Waiver...........................................................................96

      13.13.   Survival of Indemnities.......................................................................99

      13.14.   Domicile of Loans.............................................................................99

      13.15.   Confidentiality...............................................................................99

      13.16.   Lender Register...............................................................................99

      13.17.   Limitations on Liability of the Letter of Credit Issuers.....................................100

      13.18.   General Limitation of Liability..............................................................100

      13.19.   No Duty......................................................................................100

      13.20.   Lenders and Agent Not Fiduciary to Borrowers, etc............................................100

      13.21.   Survival of Representations and Warranties...................................................100

      13.22.   Severability.................................................................................101

      13.23.   Independence of Covenants....................................................................101

      13.24.   Judgment Currency............................................................................101
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      13.25.   Interest Rate Limitation.....................................................................101

      13.26.   Separate Obligations of Foreign Borrowers....................................................102
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                                   -v-

ANNEX I           -        INFORMATION AS TO LENDERS
ANNEX II          -        INFORMATION AS TO SUBSIDIARIES
ANNEX III         -        DESCRIPTION OF EXISTING INDEBTEDNESS
ANNEX IV          -        DESCRIPTION OF EXISTING LIENS
ANNEX V           -        DESCRIPTION OF EXISTING ADVANCES, LOANS,
                           INVESTMENTS AND GUARANTEES
ANNEX VI          -        DESCRIPTION OF LETTERS OF CREDIT DEEMED
                           ISSUED UNDER THE CREDIT AGREEMENT


EXHIBIT A-1       -        FORM OF TERM C NOTE
EXHIBIT A-2       -        FORM OF REVOLVING NOTE
EXHIBIT A-3       -        FORM OF SWING LINE NOTE

EXHIBIT B-1       -        FORM OF NOTICE OF BORROWING
EXHIBIT B-2       -        FORM OF NOTICE OF CONVERSION
EXHIBIT B-3       -        FORM OF LETTER OF CREDIT REQUEST

EXHIBIT C         -        FORM OF ASSIGNMENT AND ASSUMPTION

EXHIBIT D         -        FORM OF SECTION 5.4(b)(ii) CERTIFICATE

EXHIBIT E         -        FORM OF ADDITIONAL BORROWER JOINDER

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 28, 2002, among the following:

                  (i) OM GROUP, INC., a Delaware corporation (herein, together with its successors and assigns, the "COMPANY" or a "BORROWER");

                  (ii) OMG AG & CO. KG, a partnership  organized  under the laws
         of  the  Federal  Republic  of  Germany  (herein,   together  with  its
         successors and assigns, "OMG AG" or a "BORROWER");

                  (iii) the lending institutions signatory hereto (each a "LENDER" and collectively, the "LENDERS");

                  (iv) CREDIT SUISSE FIRST BOSTON ("CSFB") as a Lender, the syndication agent (the "SYNDICATION AGENT"), Joint Book Running Manager and a Joint Lead Arranger (a "JOINT LEAD ARRANGER");

                  (v) NATIONAL CITY BANK, a national banking association, as a Lender, the Swing Line Lender, the Letter of Credit Issuer, and as the administrative agent (the "ADMINISTRATIVE AGENT"), the collateral agent (the "COLLATERAL AGENT"), Joint Book Running Manager and a Joint Lead Arranger (a "JOINT LEAD ARRANGER", and together with CSFB, the "JOINT LEAD ARRANGERS"); and

                  (vi) ABN AMRO BANK N.V., CREDIT LYONNAIS NEW YORK BRANCH, AND KEYBANK NATIONAL ASSOCIATION, each as a Lender and as a documentation agent (the "DOCUMENTATION AGENT"):

         PRELIMINARY STATEMENTS:

         (1) Unless otherwise defined herein, all capitalized terms used herein and defined in section 1 are used herein as so defined.

         (2) The Company entered into the Credit Agreement dated as of April 3, 2000 with the lending institutions party thereto and National City Bank, as the Administrative Agent and the Collateral Agent (the "ORIGINAL CREDIT AGREEMENT").

         (3) The Company and OMG AG entered into the Amended and Restated Credit Agreement dated as of August 10, 2001 (the "FIRST AMENDED AND RESTATED CLOSING DATE") with the lending institutions party thereto (the "EXISTING LENDERS"), CSFB, and NCB as the Administrative Agent and Collateral Agent (the "EXISTING CREDIT AGREEMENT") which amended and restated the Original Credit Agreement in its entirety.

         (4) The Borrowers have requested, and the Required Lenders have agreed to make, certain amendments and modifications to the Existing Credit Agreement.

         (5) The parties hereto desire to evidence the amendments and modifications described above by amending and restating the Existing Credit Agreement in its entirety in order to, among other things, (i) provide for the issuance of a new term loan facility in the amount of $600,000,000 in the aggregate, the proceeds of which will be used to repay the Term A Loans,Term B Loans and a portion of the Revolving Loans outstanding under the Existing Credit Agreement (except to the extent Term B Loans are converted to Term C Loans as provided herein), and (ii) provide working capital and funds for other lawful purposes.

         (6) Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the credit facilities provided for herein.

         NOW, THEREFORE, the parties hereto agree that the Existing Credit Agreement shall, as of the Effective Date, but subject to the satisfaction of the conditions precedent set forth in section 6.1 hereof, be amended and restated in its entirety as follows:

SECTION 1. DEFINITIONS AND TERMS

         1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires.

         "ACQUISITION" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any Person who is not a Subsidiary of the Company, and (ii) acquisitions of a majority of the outstanding equity or other similar interests in any such Person (whether by merger, stock purchase or otherwise).

         "ADDITIONAL BORROWER JOINDER" shall mean, in the case of a Domestic Subsidiary, an Additional Borrower Joinder in the Form of Exhibit E to this Agreement, and in the case of any Foreign Subsidiary, in such form as is acceptable to the Administrative Agent and the Company, pursuant to which the signatory thereto becomes a Borrower hereunder pursuant to section 1.8.

         "ADDITIONAL SECURITY DOCUMENT" shall have the meaning provided in section 8.12(b).

         "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

         "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person, or, in the case of any Lender which is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 20% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a Person shall not, solely by reason of such status, be considered an Affiliate of such Person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Borrower or any other Credit Party or any of their respective Subsidiaries.

         "AGREEMENT" shall mean this Second Amended and Restated Credit Agreement, as the same may be from time to time further modified, amended, restated, amended and restated and/or supplemented.

         "ALTERNATIVE CURRENCY" shall mean Euros, if at the time such currency is readily and freely transferable and convertible into Dollars.

         "ALTERNATIVE CURRENCY SUBLIMIT" shall mean $150,000,000.

         "APPLICABLE COMMITMENT FEE" shall mean a rate per annum set forth in the Pricing Grid in section 2.7(g)(ii).

         "APPLICABLE EUROCURRENCY MARGIN" shall have the meaning provided in section 2.7(g).

         "APPLICABLE LENDING OFFICE" shall mean, with respect to each Lender,
(i) such Lender's Domestic Lending Office in the case of Borrowings consisting of Prime Rate Loans and (ii) such Lender's Eurocurrency Lending Office in the case of Borrowings consisting of Eurocurrency Loans, and (iii) in the case of Borrowings from the

Swing Line Lender which consist of Money Market Rate Loans, the Domestic Lending Office of the Swing Line Lender.

         "APPLICABLE PRIME RATE MARGIN" shall have the meaning provided in section 2.7(g).

         "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "ASSET SALE" shall mean, with respect to any Person, any sale, lease, transfer or other disposition by such Person (including a consolidation or merger or other sale of any Subsidiary of such Person with, into or to any other Person in a transaction in which such Subsidiary ceases to be a Subsidiary) of
(i) all or substantially all of the assets of any division or line of business of such Person or any of its Subsidiaries, (ii) any manufacturing or processing plant or facility of such Person or any of its Subsidiaries, (iii) shares of capital stock or other equity interests (or any options, warrants or rights to acquire any such shares or other equity interests) of a Subsidiary, with the result that the Company's fully diluted direct and indirect percentage ownership interest in such Subsidiary is reduced, including any such transaction resulting in such Subsidiary ceasing to be a Subsidiary, or effected by means of a liquidation of a corporation, partnership or limited liability company which is not a Wholly-Owned Subsidiary, or (v) other non-cash assets or rights of such Person or any Subsidiary outside the ordinary course of business, PROVIDED that the term Asset Sale specifically excludes (x) any sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business, (y) any Event of Loss, and (z) any sale of marketable securities in the ordinary course of business. The term Asset Sale specifically includes any Sale and Lease-Back Transaction, and specifically excludes any sale of accounts receivables in connection with the Permitted Receivables Program.

         "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by section 13.4), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

         "AUGMENTING REVOLVING LENDER" shall have the meaning provided in section 2.1(e).

         "AUTHORIZED OFFICER" shall mean any officer or employee of any Borrower designated as such in writing to the Administrative Agent by the Company.

         "BANKRUPTCY CODE" shall have the meaning provided in section 10.1(h).

         "BORROWER" shall mean each of the Company, OMG AG and such other wholly-owned Subsidiaries of the Company as may from time to time execute an Additional Borrower Joinder which is accepted by the Administrative Agent and the Required Lenders pursuant to section 1.8 of this Agreement and otherwise satisfies the terms and conditions of this Agreement.

         "BORROWING" shall mean a Revolving Borrowing, a Swing Line Borrowing or a Term Borrowing, as the case may be.

         "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the applicable Payment Office is located a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, any day which is a Business Day described in clause (i) and which is also a day on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of any Alternative Currency in which any applicable Eurocurrency Loans are denominated.

         "CAPITAL LEASE" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Company or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

         "CASH EQUIVALENTS" shall mean any of the following:

                  (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

                  (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than three months from the date of acquisition;

                  (iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short- term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 90 days after the date of acquisition;

                  (iv) fully collateralized repurchase agreements entered into with any Lender or Approved Bank having a term of not more than 30 days and covering securities described in clause (i) above;

                  (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

                  (vi) investments in money market funds access to which is provided as part of "sweep" accounts maintained with a Lender or an Approved Bank;

                  (vii) investments in industrial development revenue bonds which (A) "re-set" interest rates not less frequently than quarterly,
         (B) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (C) are supported by a direct pay letter of credit covering principal and accrued interest which is issued by an Approved Bank;

                  (viii) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (vii); and

                  (ix) in the case of any Foreign Subsidiary only, short term deposits, certificates of deposit, repurchase agreements and similar financial instruments, in any currency, with or issued by any local or international financial institution with undivided capital and surplus of at least $350,000,000 (or the equivalent in any applicable currency).

         "CASH PROCEEDS" shall mean, with respect to (i) any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Company and/or any Subsidiary from such Asset Sale, and (ii) any Event of Loss, the aggregate cash payments, including all insurance proceeds and proceeds of any award for condemnation or taking, received in connection with such Event of Loss.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

         "CHANGE OF CONTROL" shall mean and include any of the following:

                  (x) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors (x) whose election by the Company's Board of Directors was, or (y) whose nomination for election by the Company's shareholders was (prior to the date of the proxy or consent solicitation relating to such nomination), approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), shall cease for any reason to constitute a majority of the directors then in office;

                  (xi) any Person or group (as such term is defined in section 13(d)(3) of the 1934 Act) shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 50%, on a fully diluted basis, of the economic or voting interest in the Company's capital stock;

                  (xii) the shareholders of the Company approve a merger or consolidation of the Company with any other Person, OTHER than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or resulting entity outstanding after such merger or consolidation;

                  (xiii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement or agreements for the sale or disposition by the Company of all or substantially all of the Company's assets; and/or

                  (xiv) any "change in control" or any similar term as defined in any of the indentures, credit agreements or other instruments governing any Indebtedness of the Company or any of its Subsidiaries with an outstanding principal amount, or providing for commitments to lend in an outstanding principal amount, of at least $10,000,000 (or the equivalent amount in any other currency).

         "CLOSING DATE" shall mean the date, on or after the Effective Date, upon which the conditions specified in section 6.1 are satisfied.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "COLLATERAL" shall mean any collateral covered by any Security
Document.

         "COLLATERAL AGENT" shall mean the Administrative Agent acting as Collateral Agent for the Lenders pursuant to the Security Documents.

         "COLLATERAL ASSIGNMENT OF PATENTS" means (i) each Collateral Assignment of Patents executed in connection with the Existing Credit Agreement, and (ii) each other Collateral Assignment of Patents, substantially in the form of the Collateral Assignment of Patents executed in connection with the Existing Credit Agreement, heretofore or hereafter executed and delivered or acknowledged in connection herewith, as any of the foregoing may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

         "COLLATERAL ASSIGNMENT OF TRADEMARKS" means (i) each Collateral Assignment of Trademarks executed in connection with the Existing Credit Agreement, and (ii) each other Collateral Assignment of Trademarks, substantially in the form of the Collateral Assignment of Trademarks executed in connection with the Existing Credit Agreement, heretofore or hereafter executed and delivered or acknowledged in connection herewith, as any of the foregoing same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

         "COMMITMENT" shall mean, with respect to each Lender, its Term C Commitment, if any, its Incremental Term Loan Commitment, if any, its Revolving Commitment, if any, its Swing Line Commitment, if any, or any or all of such Commitments of a Lender, as applicable.

         "COMMITMENT FEE" shall have the meaning provided in section 4.1(a).

         "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, all amortization expenses of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Leases and Synthetic Leases but excluding any amount representing capitalized interest) by the Company and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Company and its Subsidiaries.

         "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, all depreciation expenses of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period; PLUS (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation Expense, (iv) Consolidated Amortization Expense, and (v) non-cash losses and charges which are properly classified as extraordinary or non-recurring (including, without limitation, non-recurring fees, expenses and costs relating to the Transaction); LESS (B) gains on sales of assets and other extraordinary gains and other non-recurring non-cash gains; all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP; EXCEPT that in computing Consolidated Net Income for purposes of this definition, there shall be excluded therefrom (x) the income, (or loss) of any entity (other than Subsidiaries of the Company) in which the Company or any of its Subsidiaries has a joint or minority interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries during such period, and (y) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "CONSOLIDATED INCOME TAX EXPENSE" shall mean, for any period, all provisions for taxes based on the net income of the Company or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, total interest expense (including that which is capitalized, that which is attributable to Capital Leases or Synthetic Leases and the pre-tax equivalent of dividends payable on Redeemable Stock) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements, BUT EXCLUDING, HOWEVER, any amortization or write-off of deferred financing costs and any charges for prepayment penalties on prepayment of Indebtedness.

         "CONSOLIDATED NET INCOME" shall mean for any period, the net income (or loss), without deduction for minority interests, of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

         "CONSOLIDATED NET WORKING CAPITAL" shall mean current assets (excluding cash and Cash Equivalents), minus current liabilities, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET WORTH" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Company as at such date, PROVIDED that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

         "CONSOLIDATED TOTAL CAPITAL" shall mean, at any date of determination, the sum of (i) Consolidated Total Debt at such time, PLUS (ii) Consolidated Net Worth as of the end of the most recent fiscal period for which financial statements are at the time required to have been delivered to the Lenders hereunder.

         "CONSOLIDATED TOTAL DEBT" shall mean the sum (without duplication) of all Indebtedness (other than Indebtedness described in clause (x) of the definition thereof) of the Company and of each of its Subsidiaries, all as determined on a consolidated basis, PLUS all obligations of the Receivables Subsidiary under the Permitted Receivables Program.

         "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to a continuation of Eurocurrency Loans for an additional Interest Period as provided in section 2.8.

         "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of Loans of one Type into Loans of another Type, pursuant to section 2.6, 2.8(b),
2.9 or 5.2.

         "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, the Subsidiary Guaranty, the Security Documents, any Letter of Credit Document and any Incremental Term Loan Assumption Agreement.

         "CREDIT EVENT" shall mean the making of any Loans and/or the issuance of any Letter of Credit.

         "CREDIT PARTY" shall mean the Company, each other Borrower and each of the Company's Subsidiaries and Affiliates which is a party to any Credit Document.

         "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

         "DESIGNATED HEDGE AGREEMENT" shall mean any Hedge Agreement to which the Company or any of its Subsidiaries is a party which, pursuant to (x) a written instrument signed by the Administrative Agent and (y) the following provisions, has been designated as a Designated Hedge Agreement so that the Company's or Subsidiary's counterparty's credit exposure thereunder will be entitled to share in the benefits of the Subsidiary Guaranty and the Security Documents to the extent the Subsidiary Guaranty and such Security Documents provide guarantees or security for creditors of the Company or any Subsidiary under Designated Hedge Agreements:

                  (i) If so requested by the Company, the Administrative Agent may, without the approval or consent of the Lenders, designate a Hedge Agreement as a Designated Hedge Agreement.

                  (ii) Notwithstanding the foregoing, the Administrative Agent will not designate any Hedge Agreement as a Designated Hedge Agreement without the approval, consent or instructions of the Required Lenders, UNLESS the Administrative Agent reasonably determines, at the time of such designation and after giving effect thereto, in accordance with its own customary valuation practices, that the maximum aggregate credit exposure to the Company and its Subsidiaries of all counterparties under all Designated Hedge Agreements is not more than $20,000,000.

                  (iii) It shall be a condition to the rights of any counterparty creditor of the Company or any Subsidiary under any Designated Hedge Agreement to share in any recoveries of enforcement of the Subsidiary Guaranty and of the Security Documents, that such counterparty creditor shall have entered into an intercreditor or similar agreement with the Administrative Agent under which recoveries from the Company and its Subsidiaries with respect to such Designated Hedge Agreement will be shared in a manner consistent with the provisions of section 10.3 hereof.

         "DOLLARS", "U.S. DOLLARS" and the sign "$" each means lawful money of the United States.

         "DOMESTIC LENDING OFFICE" shall mean, with respect to any Lender, the affiliate, branch or office of such Lender specified as its Domestic Lending Office in the Administrative Questionnaire delivered by it to the Administrative Agent or in the Assignment and Assumption pursuant to which it became a Lender, or such other affiliate, branch or office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "DOMESTIC SUBSIDIARY" shall mean any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any United States possession, the chief executive office and principal place of business of which is located in, and which conducts the majority of its business within, the United States of America and its territories and possessions; excluding, however, any Subsidiary of a Foreign Subsidiary.

         "EFFECTIVE DATE" shall have the meaning provided in section 13.10.

         "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) that is an "accredited investor" (as defined in SEC Regulation D) approved by
(i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, the Letter of Credit Issuer, and (iii) unless a Default or Event of Default shall have occurred and be continuing, the Company (each such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries and shall further not include any direct competitor of the Company or any Person engaged in the same or similar principal lines of business as the Company and its Subsidiaries considered as a whole, or an Affiliate of any such competitor or Person.

         "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "CLAIMS"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 ET SEQ., the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA AFFILIATE" shall mean each person (as defined in section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Company would be deemed to be a "single employer" (i) within the meaning of section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of the Company or a Subsidiary of the Company being or having been a general partner of such person.

         "EURO" shall mean the single currency of the Participating Member States of the European Union.

         "EUROCURRENCY LENDING OFFICE" shall mean, with respect to any Lender, the affiliate, branch or office of such Lender specified as its Eurocurrency Lending Office in the Administrative Questionnaire delivered by it to the Administrative Agent or in the Assignment and Assumption pursuant to which it became a Lender, or such other affiliate, branch or office or offices (for Eurocurrency Loans denominated in Dollars or Euros) of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "EUROCURRENCY LOANS" shall mean each Loan, denominated in Dollars or in Euros, bearing interest at the rates provided in section 2.7(b).

         "EUROCURRENCY RATE" shall mean with respect to each Interest Period for a Eurocurrency Loan, (A) either (i) the rate per annum for deposits in Dollars or in Euros for a maturity most nearly comparable to such Interest Period which appears on page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen as of 11:00 A.M. (local time at the Notice Office) on the date which is two Business Days prior to the commencement of such Interest Period, or (ii) if such a rate does not appear on such a page, an interest rate per annum equal to the average (rounded to the nearest ten thousandth of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in Euros are offered to each of the Reference Banks by prime banks in the London interbank Eurocurrency market for deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurocurrency Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurocurrency Loan, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case divided (and rounded to the nearest ten thousandth of 1%) by (B) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); PROVIDED, HOWEVER, that in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the average (rounded to the nearest ten thousandth of 1%) of the rates at which U.S. dollar deposits of $5,000,000 are offered to the Reference Banks in the London interbank market at approximately 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, for contracts which would be entered into at the commencement of such Interest Period.

         "EVENT OF DEFAULT" shall have the meaning provided in section 10.1.

         "EVENT OF LOSS" shall mean, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a Leasehold, the termination or expiration of such Leasehold.

         "EXCESS CASH FLOW" shall mean, for any period, the excess of (i) Consolidated EBITDA for such period, OVER (ii) the sum for such period of (A) Consolidated Interest Expense, (B) Consolidated Income Tax Expense, (C) Consolidated Capital Expenditures, (D) the increase, if any, in Consolidated Net Working Capital, (E) scheduled repayments and mandatory prepayments or redemptions of the principal of Indebtedness and the stated or liquidation value of Redeemable Stock (including required reductions in committed credit facilities), (F) without duplication of any amount included under the preceding clause (E), scheduled payments representing the principal portion of Capitalized Leases and Synthetic Leases, and (G) Restricted Payments by the Company, if any; all as determined on a consolidated basis for the Company and its Subsidiaries for such period.

         "EXCESS CASH FLOW PREPAYMENT AMOUNT" shall have the meaning provided in section 5.2(f).

         "EXISTING CREDIT AGREEMENT" shall have the meaning provided in the preliminary statements to this Agreement.

         "EXISTING INDEBTEDNESS" shall have the meaning provided in section
7.17.

         "EXISTING INDEBTEDNESS AGREEMENTS" shall have the meaning provided in section 7.17.

         "EXISTING LENDERS" shall have the meaning provided in the preliminary statements of this Agreement.

         "EXISTING LETTER OF CREDIT" shall have the meaning provided in section 3.1(d).

         "FACILITY" shall mean the Revolving Facility, the Swing Line Facility, the Term C Facility, any Incremental Term Loan Facility, or any of them, as applicable.

         "FACING FEE" shall have the meaning provided in section 4.1(c).

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "FEES" shall mean all amounts payable pursuant to, or referred to in, section 4.1.

         "FINANCIAL PROJECTIONS" shall have the meaning provided in section 6.1(l).

         "FIXED CHARGE COVERAGE RATIO" shall mean, for any Testing Period, the ratio of

                  (i) Consolidated EBITDA for such Testing Period,

         TO

                  (ii) the sum of (A) Consolidated Interest Expense, (B) Consolidated Income Tax Expense, (C) Consolidated Capital Expenditures (other than any capital expenditures which are funded with the proceeds of Indebtedness permitted hereunder (other than Revolving Loans)), (D) scheduled or mandatory repayments, prepayments or redemptions of the principal of Indebtedness (other than any Excess Cash Flow Prepayment Amount pursuant to section 5.2(f) hereof) and the stated or liquidation value of Redeemable Stock (including required reductions in committed credit facilities), (E) without duplication of any amount included under the preceding clause (D), scheduled payments representing the principal portion of Capitalized Leases and Synthetic Leases, and (F) the sum of all Restricted Payments by the Company , if any, in each case on a consolidated basis for the Company and its Subsidiaries for such Testing Period.

         "FOREIGN BORROWER" shall mean any Borrower which is a Foreign
Subsidiary.

         "FOREIGN LENDER" means a Person which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal Income Tax purposes.

         "FOREIGN SUBSIDIARY" shall mean any Subsidiary (i) which is not incorporated (or otherwise organized) in the United States and substantially all of whose assets and properties are located, or substantially all of whose business is carried on, outside the United States, or (ii) substantially all of whose assets consist of Subsidiaries that are Foreign Subsidiaries as defined in clause (i) of this definition.

         "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject (to the extent provided therein) to sections 1.3 and 13.7(a).

         "GUARANTY OBLIGATIONS" shall mean as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness or obligations under Precious Metal Leases ("PRIMARY INDEBTEDNESS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or (d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "HAZARDOUS MATERIALS" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any applicable Environmental Law.

         "HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates, and (iii) any forward commodity purchase agreement or similar agreement or arrangement designed to protect against fluctuations in raw material or other commodity prices.

         "INCREMENTAL FACILITY" shall mean any Incremental Revolving Facility or any Incremental Term Loan Facility.

         "INCREMENTAL FACILITY LOANS" shall mean any Loans made pursuant to any Incremental Facility.

         "INCREMENTAL REVOLVING FACILITY" shall mean the credit facility created pursuant to Section 2.1(e) hereof.

         "INCREMENTAL REVOLVING FACILITY AMOUNT" shall mean, at any time the excess, if any, of (a) $100,000,000 over (b) the sum of (i) the aggregate amount of all Incremental Term Loan Commitments established at or prior to such time pursuant to section 2.1(f) and (ii) the aggregate increase in the Revolving Credit Commitments established prior to such time pursuant to section 2.1(e).

         "INCREMENTAL TERM BORROWING" shall mean the incurrence of Incremental Term Loans consisting of one Type of Loan, by the Company from all the Lenders having an Incremental Term Loan Commitment in respect thereof on a pro rata basis on a given date, having in the case of Eurocurrency Loans the same Interest Period.

         "INCREMENTAL TERM LENDER" shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

         "INCREMENTAL TERM LOAN AMOUNT" shall mean, at any time, the excess, if any, of (a) $100,000,000 over (b) the sum of (i) the aggregate increase in the Revolving Credit Commitments established at or prior to such time pursuant to section 2.1(e) and (ii) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to section 2.1(f).

         "INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT" shall mean an Incremental Term Loan Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent and one or more Incremental Term Lenders.

         "INCREMENTAL TERM LOAN COMMITMENT" shall mean the commitment of any Lender, established pursuant to section 2.1(f), to make Incremental Term Loans to the Company.

         "INCREMENTAL TERM LOAN FACILITY" shall mean the credit facility created pursuant to Section 2.1(f) hereof.

         "INCREMENTAL TERM LOAN MATURITY DATE" shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

         "INCREMENTAL TERM LOAN REPAYMENT DATES" shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

         "INCREMENTAL TERM LOANS" shall mean Term Loans made by one or more Lenders to the Company pursuant to an Incremental Term Loan Commitment. Incremental Term Loans may be made in the form of additional Term C Loans, or the extent permitted by section 2.1(f) and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

         "INDEBTEDNESS" of any Person shall mean without duplication:

                  (i) all indebtedness of such Person for borrowed money;

                  (ii) all bonds, notes, debentures and similar debt securities of such Person;

                  (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person;

                  (iv) the face amount of all letters of credit or bankers' acceptances issued for the account of such Person and, without duplication, all drafts drawn thereunder;

                  (v) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances;

                  (vi) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed;

                  (vii) all Capitalized Lease Obligations of such Person;

                  (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person;

                  (ix) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations;

                  (x) all net obligations of such Person under Hedge Agreements;

                  (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

                  (xii) the stated value, or liquidation value if higher, of all Redeemable Stock of such Person; and

                  (xiii) all Guaranty Obligations of such Person;

PROVIDED that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; (y) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon, and (z) any and all obligations under Precious Metal Leases shall not constitute Indebtedness for purposes of calculating compliance with the covenants herein to the extent such obligations would not constitute "indebtedness" under GAAP.

         "INTEREST COVERAGE RATIO" shall mean, for any Testing Period, the ratio of

                  (i) Consolidated EBITDA for such Testing Period,

         TO

                  (ii) Consolidated Interest Expense for such Testing Period.

         "INTEREST PERIOD" with respect to any Eurocurrency Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.8.

         "JOINT LEAD ARRANGERS" shall have the meaning provided in the preamble to this Agreement.

         "LC PARTICIPANT" shall have the meaning provided in section 3.4(a).

         "LEASEHOLDS" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "LENDER" shall have the meaning provided in the first paragraph of this Agreement, and shall include any Person that shall agree to become a party hereto as a "Lender" hereunder with a commitment to make Incremental Facility Loans pursuant to section 2.1(e) or (f).

         "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any incurrence of Loans, to fund its Swing Line Participation Amount under section 2.4(b), or to fund its portion of any unreimbursed payment under section 3.4(c) or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under section 2.1, section 2.4(b) and/or section 3.4(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

         "LENDER REGISTER" shall have the meaning provided in section 13.16.

         "LETTER OF CREDIT" shall have the meaning provided in section 3.1(a).

         "LETTER OF CREDIT DOCUMENTS" shall have the meaning specified in section 3.2(a).

         "LETTER OF CREDIT FEE" shall have the meaning provided in section
4.1(b).

         "LETTER OF CREDIT ISSUER" shall mean (i) in respect of each Existing Letter of Credit, the Lender that has issued same as of the Effective Date; and
(ii) in respect of any other Letter of Credit, (1) NCB, and/or (2) such other Lender that is requested, and agrees, to so act by the Company, and is approved by the Administrative Agent.

         "LETTER OF CREDIT OBLIGOR" shall have the meaning provided in section 3.1(a).

         "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the sum, without duplication, of the Dollar equivalent of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

         "LETTER OF CREDIT REQUEST" shall have the meaning provided in section 3.2(a).

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "LOAN" shall have the meaning provided in section 2.1.

         "MARGIN STOCK" shall have the meaning provided in Regulation U.

         "MATERIAL ADVERSE EFFECT" shall mean any or all of the following: (i) any material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of, when used with reference to the Company and/or any of its Subsidiaries, the Company and its Subsidiaries, taken as a whole, or when used with reference to any other Person, such Person and its Subsidiaries, taken as a whole, as the case may be; (ii) any material adverse effect on the ability of the Company or any other Credit Party to perform its obligations under the Credit Documents to which it is a party; (iii) any material adverse effect on the ability of the Company and its Subsidiaries, taken as a whole, to pay their liabilities and obligations as they mature or become due; or (iv) any material adverse effect on the validity, effectiveness or enforceability, as against any Credit Party, of any of the Credit Documents to which it is a party.

         "MATERIAL SUBSIDIARY" shall mean, at any time, with reference to any Person, any Subsidiary of such Person (i) that has assets at such time comprising 5% or more of the consolidated assets of such Person and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such Person had been a Subsidiary for such entire fiscal year), represent 5% or more of the consolidated earnings before interest, taxes, depreciation and amortization of such Person and its Subsidiaries for such fiscal year.

         "MATURITY DATE" shall mean the Revolving Maturity Date, the Term C Maturity Date or the Incremental Term Loan Maturity Date, as applicable.

         "MINIMUM BORROWING AMOUNT" shall mean:

                  (i) with respect to Borrowings under a Term Facility consisting of (x) Prime Rate Loans, $5,000,000, with minimum increments thereafter of $1,000,000, or (y) Eurocurrency Loans, $5,000,000, with minimum increments thereafter of $1,000,000;

                  (ii) with respect to Borrowings under the Revolving Facility consisting of (x) Prime Rate Loans, $2,500,000, with minimum increments thereafter of $500,000, or (y) Eurocurrency Loans, $5,000,000 (or the substantial equivalent thereof in Euros), with minimum increments thereafter of $1,000,000 (or the substantial equivalent thereof in Euros); or

                  (iii) with respect to a Borrowing under the Swing Line Facility consisting of (x) a Prime Rate Loan, $100,000, with minimum increments thereafter of $50,000, or (y) a Money Market Rate Loan, $250,000, with minimum increments thereafter of $50,000.

         "MONEY MARKET RATE LOAN" shall mean each Swing Line Loan bearing interest at a rate provided in section 2.7(c).

         "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Company or any ERISA Affiliate, and one or more employers other than the Company or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "NCB" shall mean National City Bank, a national banking association, together with its successors and assigns.

         "NET CASH PROCEEDS" shall mean, with respect to (i) any Asset Sale, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state and local taxes paid or reasonably estimated to be payable by such Person, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale, (B) amounts of any distributions payable to holders of minority interests in the relevant Person or in the relevant property or assets and (C) incremental federal, state and local income taxes paid or payable as a result thereof; and (ii) any Event of Loss, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses incurred in connection with such Event of Loss, and local taxes paid or reasonably estimated to be payable by such Person, as a consequence of such Event of Loss and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset which is the subject of the Event of Loss and required to be, and which is, repaid under the terms thereof as a result of such Event of Loss, (B) amounts of any distributions payable to holders of minority interests in the relevant Person or in the relevant property or assets and (C) incremental federal, state and local income taxes paid or payable as a result thereof.

         "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "NON-DEFAULTING LENDER" shall mean each Lender other than a Defaulting Lender.

         "NOTE" shall mean a Revolving Note, the Swing Line Note, a Term C Note, or any promissory note evidencing any Incremental Facility Loan, as applicable.

         "NOTICE OF BORROWING" shall have the meaning provided in section
2.3(a).

         "NOTICE OF CONVERSION" shall have the meaning provided in section 2.6.

         "NOTICE OFFICE" shall mean the office of the Administrative Agent at National City Center, 629 Euclid Avenue, Cleveland, Ohio 44114, Attention:
Agency Services Group (facsimile: (216) 222-0012), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Company from time to time.

         "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Company or any other Credit Party to the Administrative Agent, the Collateral Agent, any Lender or any Letter of Credit Issuer pursuant to the terms of this Agreement or any other Credit Document.

         "OMG AG" shall have the meaning provided in the preamble to this Agreement.

         "OPERATING LEASE" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

         "OTHER TERM LOANS" shall have the meaning provided in section 2.1(f).

         "PARTICIPANT" has the meaning assigned to such term in section 13.4(d).

         "PAYMENT OFFICE" shall mean the office of the Administrative Agent at National City Center, 629 Euclid Avenue, Cleveland, Ohio 44114, Attention:
Agency Services Group (facsimile: (216) 222-0012), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Company from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to section 4002 of ERISA, or any successor thereto.

         "PERCENTAGE" shall mean at any time for any Lender with a Commitment under any Facility (other than the Swing Line Facility), the percentage obtained by dividing such Lender's aggregate Commitment under such Facilities, as applicable, by the Total Commitment (exclusive of the Swing Line Commitment), PROVIDED, that if the Total Commitment has been terminated, the Percentage for each Lender shall be determined by dividing such Lender's aggregate Commitment immediately prior to such termination by the Total Commitment (exclusive of the Swing Line Commitment) immediately prior to such termination.

         "PERMITTED ACQUISITION" shall mean and include any Acquisition as to which all of the following conditions are satisfied:

                  (i) such Acquisition involves a line or lines of business which is complementary to the lines of business in which the Company and its Subsidiaries, considered as an entirety, are engaged on the Effective Date, UNLESS the Required Lenders specifically approve or consent to such Acquisition in writing;

                  (ii) such Acquisition is not actively opposed by the Board of Directors (or similar governing body) of the selling Person or the Person whose equity interests are to be acquired, UNLESS all of the Lenders specifically approve or consent to such Acquisition in writing;

                  (iii) the aggregate consideration for such Acquisition and all other Acquisitions completed during any fiscal year of the Company, including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired Person or Persons, does not exceed $100,000,000, UNLESS the Required Lenders specifically approve or consent to such Acquisition in writing; and

                  (iv) at least 10 Business Days prior to the completion of any such Acquisition involving aggregate consideration, including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired Person or Persons, in excess of $50,000,000, the Company shall have delivered to the Lenders (A) audited financial statements for the acquired businesses for the most recent fiscal year, unless the same are unavailable and unaudited financial statements are acceptable to the Required Lenders and (B) a certificate of a responsible financial or accounting officer of the Company demonstrating, in reasonable detail, compliance with the ratios referred to in sections 9.7, 9.8, 9.9 and 9.10 on a Pro Forma Basis;

PROVIDED, that the term Permitted Acquisition specifically excludes any loans, advances or minority investments otherwise permitted pursuant to section 9.5.

         "PERMITTED LIENS" shall mean Liens permitted by section 9.3.

         "PERMITTED RECEIVABLES PROGRAM" means a program for the sale of accounts receivable which program, including all related arrangements and agreements, is acceptable to the Joint Lead Arrangers in their sole discretion.

         "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, company or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, or a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "PLEDGE AGREEMENT" means (i) each Pledge Agreement executed in connection with the Existing Credit Agreement, and (ii) each other Pledge Agreement, substantially in the form of the Pledged Agreement executed in connection with the Existing Credit Agreement, heretofore or hereafter executed and delivered or acknowledged in connection herewith, as any of the foregoing same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

         "PM FACILITY" shall mean the collective reference to (i) the Precious Metals Facility among Degussa AG, OMG AG and the Company and (ii) the PM Facility Security Documents; ;PROVIDED, however, that the Liens granted pursuant to the PM Facility Security Documents shall comply with the requirements of clause (x) of the definition of Standard Permitted Liens set forth below in this section 1.1.

         "PM FACILITY SECURITY DOCUMENTS" shall mean, collectively, the security transfer agreements, global assignment agreements and other security documents from time to time securing the obligations of OMG AG (and any of its Subsidiaries) under the PM Facility.

         "PRECIOUS METAL LEASES" shall mean precious metals leases and/or consignment arrangements which are incurred by the Company or its Subsidiaries in the ordinary course of business and in accordance with past practice.

         "PRIME RATE" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by the Administrative Agent from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time PLUS 1/2 of 1% per annum.

         "PRIME RATE LOAN" shall mean each Loan, denominated in U.S. Dollars, bearing interest at the rate provided in section 2.7(a).

         "PRO FORMA BASIS" shall mean, with respect to compliance with any test or covenant hereunder, in connection with or after the occurrence of any Acquisition or any Asset Sale, compliance with such covenant or test after giving effect to such Acquisition or Asset Sale, (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition or Asset Sale, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with
Article 11 of Regulation S-X of the

Securities Act of 1933, as amended, and as interpreted by the Staff of the Securities and Exchange Commission using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or to be acquired (or the assets so disposed of or to be disposed of in the Asset Sale) and the consolidated financial statements of the Company and its Subsidiaries which shall be reformulated as if such Acquisition, such Asset Sale, and any other Acquisitions or Asset Sales that have been consummated during the relevant period, and the incurrence, assumption and/or repayment of any Indebtedness or other liabilities incurred in connection with any such Acquisitions or related to the Assets so disposed of or to be disposed of in any such Asset Sale or otherwise during the relevant period had been consummated, incurred or repaid, respectively, at the beginning of such period and assuming that any such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant Acquisition or Asset Sale at the interest rates applicable to outstanding Loans during such period, provided, that in connection with an Asset Sale consisting of the Electronic Materials, Performance Pigments and Colors, Glass Systems, and Cerdec Ceramic divisions formerly of dmc2 Degussa Metals Catalysts, Cerdec, such calculations shall be based on the actual interest rate related thereto or such proposed payment, it being understood that with respect to any such Acquisition or Asset Sale, Consolidated EBITDA shall include (or exclude) the results of operations of the Person or assets acquired or disposed of if such Acquisition or Asset Sale occurred on the first day of the respective Testing Period. For the avoidance of doubt, to the extent the Company or any Subsidiary has, at the end of any Testing Period, assets on its balance sheet classified as "Assets held for Sale", such assets, and the related financial items, including income and expense items, shall be included in calculating compliance with covenants or tests on a Pro Forma Basis.

         "PRO FORMA COMPLIANCE" shall mean, at any date of determination, that the Company shall be in pro forma compliance with the covenants set forth in Sections 9.7, 9.8, 9.9 and 9.10 as of the last day of the most recent fiscal quarter-end (computed on the basis of (a) balance sheet amounts as of the most recently completed fiscal quarter, and (b) income statement amounts for the most recently completed period of four consecutive fiscal quarters, in each case, for which financial statements have been delivered to the Administrative Agent and calculated on a Pro Forma Basis.

         "PROHIBITED TRANSACTION" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

         "PUBLIC NOTES" shall mean the Company's 9.25% Notes due 2011 in the original aggregate principal amount of $400,000,000.

         "QUOTED RATE" shall have the meaning provided in section 2.3(c).

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 ET SEQ.

         "REAL PROPERTY" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

         "RECEIVABLES PROGRAM RELATED SECURITY" shall mean, with respect to the receivables transferred under a Permitted Receivables Program, any rights and assets related thereto which are customarily transferred or in respect of which security interests are customarily granted in connection with receivables securitization transactions, including, without limitation, (i) all of the Company's or the applicable Subsidiary's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by the Company or such Subsidiary gave rise to a transferred receivable, and all insurance contracts with respect thereto, (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such receivables, (iii) all guaranties, letters of credit, insurance and other agreements or arrangements supporting or securing payment of such receivables, (iv) all service contracts and other contracts and agreements associated with such receivables, (v) all records related to such receivable, and (vi) all lockbox accounts or deposit accounts into which payments in respect of such receivables are made or deposited.

         "RECEIVABLES SUBSIDIARY" shall mean a to be formed direct or indirect Subsidiary of the Company whose sole purpose is to participate in the Permitted Receivables Program.

         "REDEEMABLE STOCK" shall mean with respect to any Person any capital stock or similar equity interests of such Person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the latest Maturity Date; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the latest Maturity Date under this Agreement, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

         "REFERENCE BANKS" shall mean (i) NCB and (ii) any other Lender or Lenders selected as a Reference Bank by the Administrative Agent and the Required Lenders, PROVIDED, that if any of such Reference Banks is no longer a Lender, such other Lender or Lenders as may be selected by the Administrative Agent acting on instructions from the Required Lenders.

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person's Affiliates.

         "REPORTABLE EVENT" shall mean an event described in section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23, ..25, .27, .28, .29, .30, .31, .32, .34, .35, .62, .63, .64, .65 or .67 of PBGC
Regulation section 4043.

         "REQUIRED INCREMENTAL TERM LENDERS" shall mean Non-Defaulting Lenders whose outstanding Incremental Term Loans constitute at least 51% of the sum of the total outstanding Incremental Term Loans of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither the Company, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Incremental Term Loans, or (ii) determining the aggregate unpaid principal amount of the Incremental Term Loans).

         "REQUIRED LENDERS" shall mean (i) Required Revolving Lenders, (ii) Required Term C Lenders, and (iii) Required Incremental Term Lenders.

         "REQUIRED REVOLVING LENDERS" shall mean Non-Defaulting Lenders whose outstanding Revolving Loans and Unutilized Revolving Commitments constitute at least 51% of the sum of the total outstanding Revolving Loans and Unutilized Revolving Commitments of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither the Company, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Revolving Loans or having such amount of the Unutilized Revolving Commitments, or (ii) determining the aggregate unpaid principal amount of the Revolving Loans or Unutilized Revolving Commitments).

         "REQUIRED TERM C LENDERS" shall mean Non-Defaulting Lenders whose outstanding Term C Loans and Unutilized Term C Commitments constitute at least 51% of the sum of the total outstanding Term C Loans and Unutilized Term C Commitments of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither the Borrower, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Term C Loans or having such amount of the Unutilized Term C Commitments, or (ii) determining the aggregate unpaid principal amount of the Term C Loans or Unutilized Term C Commitments).

         "RESTRICTED PAYMENT" shall mean (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Company or any Subsidiary, or (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any option, warrant or other right to acquire any such shares of capital stock of the Company.

         "REVOLVING BORROWING" shall mean the incurrence of Revolving Loans consisting of one Type of Loan, by the applicable Borrower from all of the Lenders having Commitments in respect thereof on a PRO RATA basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurocurrency Loans the same Interest Period.

         "REVOLVING COMMITMENT" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in Annex I hereto as its "Revolving Commitment" as the same may be reduced from time to time pursuant to section 4.2, 4.3 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 13.4.

         "REVOLVING FACILITY" shall mean the credit facility evidenced by the Total Revolving Commitment.

         "REVOLVING FACILITY PERCENTAGE" shall mean at any time for any Lender with a Revolving Commitment, the percentage obtained by dividing such Lender's Revolving Commitment by the Total Revolving Commitment, PROVIDED, that if the Total Revolving Commitment has been terminated, the Revolving Facility Percentage for each Lender shall be determined by dividing such Lender's Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

         "REVOLVING LOAN" shall have the meaning provided in section 2.1(b).

         "REVOLVING MATURITY DATE" shall mean April 1, 2006, or such earlier date on which the Total Revolving Commitment is terminated.

         "REVOLVING NOTE" shall have the meaning provided in section 2.5(a).

         "SALE AND LEASE-BACK TRANSACTION" shall mean any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Company and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

         "SCHEDULED REPAYMENT" shall have the meaning provided in section
5.2(a).

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC REGULATION D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

         "SECTION 5.4(b)(ii) CERTIFICATE" shall have the meaning provided in section 5.4(b)(ii).

         "SECURITY AGREEMENT" means (i) each Security Agreement executed in connection with the Existing Credit Agreement, and (ii) each other Security Agreement, substantially in the form of the Security Agreement executed in connection with the Existing Credit Agreement, heretofore or hereafter executed and delivered or acknowledged in connection herewith, as any of the foregoing may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

         "SECURITY DOCUMENTS" shall mean each Security Agreement, each Pledge Agreement, each Collateral Assignment of Patents, each Collateral Assignment of Trademarks, and each other document pursuant to which any Lien or security interest is granted by any Credit Party to the Collateral Agent as security for any of the Obligations.

         "STANDARD PERMITTED LIENS" shall mean the following:

                  (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established;

                  (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any Subsidiary;

                  (iii) Liens created by this Agreement or the other Credit Documents;

                  (iv) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 10.1(g);

                  (v) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

                  (vi) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                  (vii) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other Persons, and obligations contained in similar instruments, in each case which do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of the Company and its Subsidiaries considered as an entirety, or (B) a Material Adverse Effect;

                  (viii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, PROVIDED that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor);

                  (ix) rights of consignors of goods purchased or possessed by the Company or any of its Subsidiaries for inclusion in their inventory, whether or not such consignment is perfected by the filing of any financing statement under the UCC; and

                  (x) (A) Liens on precious metals and leases and rights of consignors in respect of precious metals arising in connection with Precious Metal Leases entered into by the Company or any of its Subsidiaries, and (B) Liens granted pursuant to the PM Facility Security Documents; PROVIDED, however, that the recourse under any Liens granted in the PM Facility Security Documents shall be limited to 120% of the aggregate value of all outstanding precious metals advanced pursuant to the PM Facility on the date remedies are commenced to be exercised by the lessor thereof.

         "STATED AMOUNT" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

         "SUBSIDIARY" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Company.

         "SUBSIDIARY GUARANTOR" shall mean any Subsidiary which is a party to the Subsidiary Guaranty.

         "SUBSIDIARY GUARANTY" means any subsidiary guaranty heretofore or hereafter executed and delivered or acknowledged in connection herewith or in connection with the Existing Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

         "SUBORDINATED INDEBTEDNESS" shall mean any Indebtedness which has been subordinated to the Obligations in such manner and to such extent as the Administrative Agent (acting on instructions from the Required Lenders) may require.

         "SWING LINE BORROWING" shall mean the incurrence of a single Type of Swing Line Loan from the Swing Line Lender on a given date.

         "SWING LINE CAP" shall mean $15,000,000.

         "SWING LINE COMMITMENT" shall mean, with respect to the Swing Line Lender, the amount set forth opposite such Lender's name in Annex I as its "Swing Line Commitment" as the same may be reduced from time to time pursuant to section 4.2, 4.3 and/or 10.2 or adjusted from time to time as a result of assignments to or from the Swing Line Lender pursuant to section 13.4.

         "SWING LINE EXPOSURE" shall mean, with respect to any Lender at any time, such Lender's obligation to refund or purchase a participation equal to, its Revolving Facility Percentage of the aggregate Swing Line Loans outstanding advanced to all Borrowers.

         "SWING LINE FACILITY" shall mean the credit facility evidenced by the Swing Line Commitment.

         "SWING LINE LENDER" shall mean the Lender indicated in Annex I hereto as having the "Swing Line Commitment" and shall include any other single Lender to whom the Swing Line Lender has transferred its entire Swing Line Commitment and any Swing Line Loans.

         "SWING LINE LOAN" shall have the meaning provided in section 2.1(c).

         "SWING LINE NOTE" shall have the meaning provided in section 2.5(a).

         "SYNTHETIC LEASE" shall mean any lease (i) which is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes.

         "TAXES" shall have the meaning provided in section 5.4.

         "TERM BORROWING" shall mean a Term C Borrowing or Incremental Term Borrowing, as applicable.

         "TERM C BORROWING" shall mean the incurrence of Term C Loans consisting of one Type of Loan, by the Company from all of the Lenders having Commitments in respect thereof on a PRO RATA basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurocurrency Loans the same Interest Period.

         "TERM C COMMITMENT" shall mean, with respect to each Lender, the amount, if any, confirmed by the Administrative Agent in a writing sent to such Lender on the Closing Date as being such Lender's Term C Commitment, as the same may be reduced from time to time pursuant to sections 4.2, 4.3 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 13.4.

         "TERM C FACILITY" shall mean the credit facility evidenced by the Total Term C Commitment.

         "TERM C LOAN" shall have the meaning provided in section 2.1(a).

         "TERM C MATURITY DATE" shall mean April 1, 2007, or such earlier date on which the Total Term C Commitment is terminated.

         "TERM C NOTE" shall have the meaning provided in section 2.5(a).

         "TERM FACILITY" shall mean the Term C Facility and/or the Incremental Term Loan Facility, as applicable.

         "TERM LOAN" shall mean a Term C Loan or Incremental Term Loan, as applicable.

         "TESTING PERIOD" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Company then last ended (whether or not such quarters are all within the same fiscal year), EXCEPT that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended which are so indicated in such provision.

         "TOTAL COMMITMENT" shall mean the sum of the Commitments of the Lenders.

         "TOTAL REVOLVING COMMITMENT" shall mean the Revolving Commitments of the Lenders, including any increase thereto pursuant to section 2.1(e).

         "TOTAL TERM C COMMITMENT" shall mean the sum of the Term C Commitments of the Lenders.

         "TRANSACTION" means, collectively, the acquisition of dmc2 Degussa Metals Catalysts Cerdec pursuant to the Purchase Agreement dated as of August 10, 2001, the issuance of the Public Notes, the repayment of revolving loans under the Original Credit Agreement on the First Amended and Restated Closing Date, the incurrence of loans under the Existing Credit Agreement on the First Amended and Restated Closing Date, the incurrence of Loans hereunder on the Closing Date, and the payment of fees and expenses associated therewith.

         "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Prime Rate Loan, a Eurocurrency Loan or a Money Market Rate Loan.

         "UCC" shall mean the Uniform Commercial Code.

         "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

         "UNITED STATES" and "U.S." shall each mean the United States of America.

         "UNPAID DRAWING" shall have the meaning provided in section 3.3(a).

         "UNUTILIZED SWING LINE COMMITMENT" shall mean, at any time, the excess of (i) the Swing Line Commitment at such time over (ii) the aggregate principal amount of all Swing Line Loans then outstanding.

         "UNUTILIZED TOTAL COMMITMENT" shall mean, at any time, the excess of
(i) the Total Commitment at such time over (ii) the sum of (x) the aggregate principal amount of all Loans then outstanding plus (y) the aggregate Letter of Credit Outstandings at such time.

         "UNUTILIZED TOTAL REVOLVING COMMITMENT" shall mean, at any time, the excess of (i) the Total Revolving Commitment at such time over (ii) the sum of
(x) the aggregate principal amount of all Revolving Loans then outstanding plus
(y) the aggregate Letter of Credit Outstandings at such time.

         "UNUTILIZED TOTAL TERM C COMMITMENT" shall mean, at any time, the excess of (i) the Total Term C Commitment at such time over (ii) the aggregate principal amount of all Term C Loans then outstanding.

         "WHOLLY-OWNED SUBSIDIARY" shall mean each Subsidiary of the Company at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Borrower.

         "WRITTEN", "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

         1.2. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         1.3. ACCOUNTING TERMS. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision of section 8 or 9 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

         1.4. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing.

         1.5. CURRENCY EQUIVALENTS. For purposes of this Agreement, except as otherwise specified herein, (i) the equivalent in Dollars of Euros shall be determined by using the quoted spot rate at which the Administrative Agent offers to exchange Dollars for Euros at its Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined and (ii) the equivalent in Euros of Dollars shall be determined by using the quoted spot rate at which the Administrative Agent's Payment Office offers to exchange Euros for Dollars at the Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined; PROVIDED, that (A) the equivalent in Dollars of each Eurocurrency Loan made in Euros shall be, for the purposes of determining the unused portion of each Lender's Commitment, or any or all Loan or Loans outstanding on such date, calculated or recalculated, as the case may be, on the date that the Eurocurrency Rate applicable to such Loan is established, on the last day of the Interest Period applicable thereto, and on each date that it shall be necessary (or the Administrative Agent shall elect) to determine the unused portion of each Lender's Commitment; (B) the equivalent in Dollars of any Unpaid Drawing in respect of any Letter of Credit denominated in Euros shall be determined at the time the drawing under such Letter of Credit was paid or disbursed by the applicable Letter of Credit Issuer; (C) for purposes of determining the Letter of Credit Outstandings or the Unutilized Total Revolving Commitment as contemplated by sections 2.1(b), 3.1(b) and 5.2, the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in Euros shall be calculated (x) on the date of the issuance of the respective Letter of Credit, and (y) in any other case where the same is required or permitted to be calculated, on such other day as the Administrative Agent may, in its sole discretion, consider appropriate; and (D) for purposes of sections 4.1(b) and
(c), the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in Euros shall be calculated for the applicable quarterly period at the time of invoicing for such quarterly period in which the respective payment is due pursuant to said sections. Notwithstanding the foregoing, for purposes of determining the amount of the Commitment Fee payable pursuant to Section 4.1(a) hereof, the equivalent in Dollars of any outstanding Revolving Loans which are denominated in Euros shall be determined by using the quoted spot rate at which the Administrative Agent offers to exchange Dollars for Euros at its Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the commencement date of the applicable Interest Period for such Revolving Loans, unless the Administrative Agent, in its sole discretion, shall elect to use another day or basis for determining such equivalent in Dollars.

         1.6. PRO FORMA CALCULATIONS. Notwithstanding anything to the contrary in this Agreement, with respect to any period during which the acquisition of dmc2 Degussa Metals Catalysts Cerdec occurred, or any Permitted Acquisition or any Asset Sale occurs as permitted pursuant to the terms hereof, for purposes of determining compliance with the covenants set forth in Sections 9.7, 9.8, 9.9 and 9.10, such compliance shall be determined on the basis of Pro Forma Compliance and, accordingly, Consolidated EBITDA, Consolidated Total Debt, Consolidated Total Capital, the Fixed Charge Coverage Ratio and the Interest Coverage Ratio shall be calculated with respect to such periods on a Pro Forma Basis.

         1.7. APPOINTMENT OF THE COMPANY AS REPRESENTATIVE. For purposes of this Agreement, each Borrower other than the Company (i) authorizes the Company to make such requests, give such notices or furnish such certificates to the Administrative Agent or any Lender as may be required or permitted by this Agreement for the benefit of such Borrower and (ii) authorizes the Administrative Agent to treat such requests, notices, certificates or consents given or made by the Company to have been made, given or furnished by the applicable Borrower for purposes of this Agreement. The Administrative Agent and each Lender shall be entitled to rely on each such request, notice, certificate or consent made, given or furnished by the Borrower pursuant to the provisions of this Agreement or any other Credit Document as being made or furnished on behalf of, and with the effect of irrevocably binding, such Borrower.

         1.8. ADDITION OF BORROWERS. By execution of an Additional Borrower Joinder by a Wholly-Owned Subsidiary, and upon acceptance thereof by the Administrative Agent and the Required Lenders, each in its sole discretion, and such Person's satisfaction of all conditions and completion of all deliveries specified in the Additional Borrower Joinder, this Agreement shall be deemed to be amended so that such Person shall become for all purposes of this Agreement as if an original signatory hereto, and shall be admitted as a Borrower hereunder, and this Agreement shall be binding for all purposes on such Person as a Borrower as if an original signatory hereto.

SECTION 2. AMOUNT AND TERMS OF LOANS.

         2.1. COMMITMENTS FOR LOANS. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each a "LOAN" and, collectively, the "LOANS") to the Borrowers, which Loans shall be drawn, to the extent such Lender has a commitment under a Facility for the Borrowers, under the applicable Facility, as set forth below:

         (a) TERM LOAN C FACILITY. Loans under the Term C Facility (each a "TERM C LOAN" and, collectively, the "TERM C LOANS"): (i) can only be incurred by the Company on the Closing Date in the entire amount of the Unutilized Total Term C Commitment, if any; (ii) except as otherwise provided, may, at the option of the Company, be incurred and maintained as, or Converted into Term C Loans which are Prime Rate Loans or Eurocurrency Loans, in each case denominated in Dollars PROVIDED that all Term C Loans made as part of the same Term Borrowing shall, unless otherwise specifically provided herein, consist of Term C Loans of the same Type; and (iii) shall not exceed for any Lender at the time of incurrence thereof the aggregate principal amount of the

Term C Commitment, if any, of such Lender at such time. Once prepaid or repaid, Term C Loans may not be reborrowed.

         (b) REVOLVING FACILITY. Prior to the Closing Date, Existing Lenders have made loans to the Company which are outstanding as "Revolving Loans" pursuant to the Existing Credit Agreement. Thereafter, all Loans under the Revolving Facility (each a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS"): (i) may be incurred by any Borrower, at any time and from time to time on and after the Closing Date and prior to the date the Total Revolving Commitment expires or is terminated; (ii) except as otherwise provided, may, at the option of the applicable Borrower be incurred and maintained as, or Converted into, Revolving Loans which are Prime Rate Loans or Eurocurrency Loans, in each case denominated in Dollars or Euros, PROVIDED that all Revolving Loans made as part of the same Revolving Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type and currency, and provided, further, that Foreign Borrowers may borrow Revolving Loans denominated only in Euros, and provided, further, the aggregate principal amount of Revolving Loans denominated in Euros shall not exceed at any time outstanding the Alternative Currency Sublimit; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto the Unutilized Total Revolving Commitment exceeds the outstanding Swing Line Loans; and (v) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the sum of
(1) such Lender's Swing Line Exposure PLUS (2) the product at such time of (A) such Lender's Revolving Facility Percentage, TIMES (B) the aggregate Letter of Credit Outstandings, equals the Revolving Commitment of such Lender at such time.

         (c) SWING LINE FACILITY. Loans to the Company under the Swing Line Facility (each a "SWING LINE LOAN" and, collectively, the "SWING LINE LOANS"):
(i) shall be made only by the Swing Line Lender; (ii) may be made at any time and from time to time on and after the Closing Date and prior to the earlier of
(x) the date the Swing Line Commitment expires or is terminated, or (y) the date the Total Revolving Commitment expires or is terminated; (iii) shall be made only in Dollars; (iv) shall have a maturity of no longer than one Business Day;
(v) may be incurred as either a Prime Rate Loan or a Money Market Rate Loan;
(vi) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (vii) may only be made if after giving effect thereto the Unutilized Total Revolving Commitment exceeds the outstanding Swing Line Loans; and (viii) shall not exceed for the Swing Line Lender at any time outstanding its Swing Line Commitment at such time; and (ix) shall not exceed in the aggregate, the Swing Line Cap.

         (d) TREATMENT OF LOANS OUTSTANDING ON THE CLOSING DATE; BORROWINGS OF LOANS ON THE CLOSING DATE. On the Closing Date, this Agreement and the other Credit Documents shall not be deemed or construed to provide for or effect a repayment and re-advance of any portion of the Borrower's Indebtedness under the Existing Credit Agreement now outstanding, it being the intention of the Company and the Lenders hereby that the Indebtedness owing under this Agreement be and hereby is the same Indebtedness as that owing pursuant to the Existing Credit Agreement immediately prior to the effectiveness of the amendment and restatement thereof pursuant to the terms and conditions of this Agreement; provided, that on the Closing Date, such Indebtedness shall be adjusted by the amounts set forth in this Agreement, shall be re-allocated among the Lenders in accordance with their Commitments established pursuant to this Agreement, and shall be governed by the amended and restated terms and conditions effected by this Agreement. Any Lender may elect, by giving written notice to the Administrative Agent at least two Business Days prior to the Closing Date to make all or any portion of its Term C Loan in an amount not to exceed its Term C Loan Commitment by converting that portion of the outstanding principal amount of its Term B Loans under the Existing Credit Agreement equal to its Term C Commitment (each such Term B Loan, a "CONVERTED LOAN") into a Term C Loan in a principal amount equal to the principal amount of Term B Loans so converted. The Administrative Agent shall on the Closing Date record in the Lender Register the aggregate of the amounts of the Converted Loans so repaid and the Term C Loans so made. The written notice to be delivered to the Administrative Agent pursuant to this paragraph shall specify the amount of such Lender's Term C Commitment and the principal amount of such Lender's Term B Loans outstanding under the Existing Credit Agreement that are Converted Loans.

         (e) INCREASE IN REVOLVING CREDIT COMMITMENTS. (i) The Company may, by written notice to the Administrative Agent from time to time, request that the Total Revolving Commitment be increased by an amount not to exceed the Incremental Revolving Facility Amount at such time. Upon the approval of such request by the Administrative Agent (which approval shall not be unreasonably withheld), the Administrative Agent shall deliver a copy thereof to each Lender with a Revolving Commitment. Such notice shall set forth the amount of the requested increase in the Total Revolving Commitment (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Revolving Facility Amount) and the date on which such increase is requested to become effective (which shall be not less than 10 Business Days nor more than 60 days after the date of such notice and which, in any event, must be on or prior to the Revolving Maturity
Date), and shall offer each such Lender the opportunity to increase its Revolving Commitment by its Revolving Facility Percentage of the proposed increased amount. Each such Lender shall, by notice to the Company and the Administrative Agent given not more than 10 days after the date of the Administrative Agent's notice, either agree to increase its Revolving Commitment by all or a portion of the offered amount (each such Lender so agreeing being an "INCREASING REVOLVING LENDER") or decline to increase its Revolving Commitment (and any such Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Revolving Commitment) each Lender so declining or being deemed to have declined being a "NON-INCREASING REVOLVING LENDER"). In the event that, on the 10th day after the Administrative Agent shall have delivered a notice pursuant to the second sentence of this paragraph, the Increasing Revolving Lenders shall have agreed pursuant to the preceding sentence to increase their Revolving Commitments by an aggregate amount less than the increase in the Total Revolving Commitment requested by the Company, the Company may arrange for one or more banks or other entities (any such bank or other entity referred to in this clause being an "AUGMENTING REVOLVING LENDER"), which may include any Lender, to extend Revolving Commitments or increase their existing Revolving Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Revolving Lender, if not already a Lender with a Revolving Commitment hereunder, shall be subject to the approval of the Administrative Agent, (which approval shall not be unreasonably withheld) and the Company and each Augmenting Revolving Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence its Revolving Commitment and/or its status as a Lender with a Revolving Commitment hereunder. Any increase in the Total Revolving Commitment may be made in an amount which is less than the increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Revolving Lenders.

             (ii) Each of the parties hereto agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any increase in the Total Revolving Commitment pursuant to this Section 2.1(e), the outstanding Revolving Loans (if any) are held by the Lenders with Revolving Commitments in accordance with their new Revolving Facility Percentages. This may be accomplished at the discretion of the Administrative Agent (w) by requiring the outstanding Revolving Loans to be prepaid with the proceeds of new Revolving Borrowings, (x) by causing Non-Increasing Revolving Lenders to assign portions of their outstanding Revolving Loans to Increasing Revolving Lenders and Augmenting Revolving Lenders,
         (y) by permitting the Revolving Borrowings outstanding at the time of any increase in the Total Revolving Commitment pursuant to this section 2.1(e) to remain outstanding until the last days of the respective Interest Periods therefor, even though the Lenders would hold such Revolving Borrowings other than in accordance with their new Revolving Facility Percentages, or (z) by any combination of the foregoing. Any prepayment or assignment described in this paragraph (ii) shall be subject to section 2.10 hereof but otherwise without premium or penalty.

             (iii) Notwithstanding the foregoing, no increase in the Total Revolving Commitment (or in the Revolving Credit Commitment of any Lender) or addition of a new Lender shall become effective under this section 2.1(e) unless, (x) on the date of such increase, the conditions set forth in section 6.2 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a responsible financial officer of the Company, and (y) the Administrative Agent shall have received (with sufficient copies for each of the Lenders with Revolving Commitments) legal opinions, board resolutions and an officer's certificate consistent with those delivered on the Closing Date under sections 6.1(e), (g) and (i).

         (f) INCREASE IN TERM LOAN COMMITMENTS. (i) The Company may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Lenders, which may include any existing Lender; provided that each Incremental Term Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Term Loan Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice), and
(iii) whether such Incremental Term Loan Commitments are to be Term C Commitments or commitments to make Term Loans with terms different from the Term C Loans ("OTHER TERM LOANS"). Each Lender may in its sole discretion agree or decline to provide Incremental Term Loan Commitments.

              (ii) The Company and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. Each Incremental Term Loan Assumption Agreement shall specify the terms of the Incremental Term Loans to be made thereunder; provided that, without the prior written consent of the Required Term C Lenders (i) the interest rate spreads in respect of any Other Term Loans shall not exceed by more than 1/2 of 1% the Applicable Margin for the Term C Loans, (ii) the final maturity date of any Other Term Loans shall be no earlier than the Term C Maturity Date and (iii) the average life to maturity of any Other Term Loans shall be no shorter than the average life to maturity of the Term C Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment evidenced thereby.

              (iii) Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this section 2.1(f) unless (x) on the date of such effectiveness, the conditions set forth in section
         6.2 hereof shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a responsible financial officer of the Company, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders) legal opinions, board resolutions and an officer's certificate consistent with those delivered on the Closing Date under Sections 6.1(e), (g) and (i).

              (iv) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than any Other Term Loans), when originally made, are included in each Borrowing of outstanding Term C Loans on a pro rata basis. This may be accomplished at the discretion of the Administrative Agent by requiring each outstanding Term C Borrowing outstanding as a Eurocurrency Loan, to be converted into a Prime Rate Loan on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding Term C Borrowing on a pro rata basis, even though as a result thereof such Incremental Term Loan may effectively have a shorter Interest Period than the Term Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of this Agreement that would prohibit such an initial Interest Period). Any Conversion of Eurocurrency Loans to Prime Rate Loans required by the preceding sentence shall be subject to section 2.10 hereof. If any Incremental Term Loan is to be allocated to an existing Interest Period for a Eurocurrency Loan then, subject to section 2.7(d), the interest rate applicable to such Incremental Term Loan for the remainder of such Interest Period shall equal the Eurocurrency Rate for a period approximately equal to the remainder of such Interest Period (as determined by the Administrative Agent two Business Days before the date such Incremental Term Loan is made) plus the Applicable Margin. In addition, to the extent any Incremental Term Loans are Term C Loans, the scheduled amortization payments under section 5.2(a) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans.

         2.2. MINIMUM BORROWING AMOUNTS, ETC.; PRO RATA BORROWINGS. (a) The aggregate principal amount of each Borrowing by any Borrower shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred by any Borrower on any day, PROVIDED that (i) if there are two or more Borrowings on a single day by a Borrower under the same Facility which consist of Eurocurrency Loans, each such Borrowing shall have a different initial Interest Period, (ii) only one Borrowing may be made under the Swing Line Facility on any day, and (iii) at no time shall there be more than 12 Borrowings of Eurocurrency Loans outstanding hereunder.

         (b) All Borrowings under a Facility shall be made by the Lenders having Commitments under such Facility PRO RATA on the basis of their respective Commitments under such Facility. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

         2.3. PROCEDURES FOR BORROWING AND DISBURSEMENT OF FUNDS. (a) NOTICE OF BORROWING. Whenever any Borrower desires to incur Loans, it shall give the Administrative Agent at its Notice Office,

              (A) BORROWINGS OF PRIME RATE LOANS UNDER THE REVOLVING AND TERM
         FACILITIES: in the case of any Borrowing under a Term Facility or the Revolving Facility of Prime Rate Loans to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least one Business Day's prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent); or

              (B) BORROWINGS OF EUROCURRENCY LOANS UNDER THE REVOLVING AND TERM FACILITIES DENOMINATED IN DOLLARS: in the case of any Borrowing under a Term Facility or the Revolving Facility of Eurocurrency Loans denominated in Dollars to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least three Business Days' prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent); or

              (C) BORROWINGS OF EUROCURRENCY LOANS UNDER THE REVOLVING FACILITIES DENOMINATED IN AN ALTERNATIVE CURRENCY: in the case of any Borrowing under the Revolving Facility of Eurocurrency Loans denominated in an Alternative Currency to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least five Business Days' prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent); or

              (D) BORROWINGS UNDER THE SWING LINE FACILITY: in the case of any Borrowing under the Swing Line Facility of (1) a Prime Rate Loan to be made hereunder, prior to 1:00 P.M. (local time at its Notice Office), at least same Business Day's prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent); or (2) a Money Market Rate Loan to be made hereunder, if the Administrative Agent shall have furnished the Borrower with a Quoted Rate therefor, prior to 1:00 P.M. (local time at its Notice Office), at least same Business Day's prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent), which proposed Borrowing shall be within such period as the Administrative Agent shall have specified for such Quoted Rate.

Each such notice (each such notice, a "NOTICE OF BORROWING") shall (if requested by the Administrative Agent to be confirmed in writing), be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify:
(i) the Facility under which the Borrowing is to be incurred, and if applicable, the Borrower incurring the Loan; (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (iii) the date of the Borrowing (which shall be a Business Day); (iv) whether the Borrowing shall consist of Prime Rate Loans, Eurocurrency Loans or a Money Market Rate Loan; (v) if the Borrowing consists of a Swing Line Loan which is a Money Market Rate Loan, the Quoted Rate therefor; (vi) if the requested Borrowing consists of Eurocurrency Loans, the Interest Period to be initially applicable thereto ; and (vii) in the case of a requested Borrowing of Revolving Loans consisting of Loans which are Eurocurrency Loans whether the Loans are to be denominated in Dollars or Euros. The stated maturity date of any Swing Line Loan shall be the Business Day which immediately follows the date such Swing Line Loan is made, subject to any reborrowing thereof as provided in section 2.1(c). The Administrative Agent shall promptly give each Lender which has a Commitment under any applicable Facility written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing under the applicable Facility, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing relating thereto.

         (b) BORROWINGS OF EUROCURRENCY LOANS DENOMINATED IN EUROS. In the case of a proposed Borrowing comprised of Revolving Loans which are Eurocurrency Loans denominated in Euros, the obligation of each affected Lender to make its Eurocurrency Loan in Euros as part of such Borrowing is subject to the confirmation by the Administrative Agent to the Company not later than the fourth Business Day before the requested date of such Borrowing that Euros are readily and freely transferable and convertible into Dollars.

If the Administrative Agent shall not have provided the confirmation referred to above the Administrative Agent shall promptly notify the Company and each Lender, whereupon the Company or the applicable Borrower may, or if the Borrower is a Foreign Borrower, the Borrower shall, by notice to the Administrative Agent not later than the third Business Day before the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the Borrower does so withdraw such Notice of Borrowing, the Borrowing requested in such Notice of Borrowing shall not occur and the Administrative Agent shall promptly so notify each Lender. If the applicable Borrower does not so withdraw such Notice of Borrowing, the Administrative Agent shall promptly so notify each Lender and such Notice of Borrowing shall be deemed to be a Notice of Borrowing which requests a Borrowing of Loans comprised of Eurocurrency Loans in an aggregate amount in Dollars equivalent, on the date the Administrative Agent so notifies each Lender, to the amount of the originally requested Borrowing in Euros; and in such notice by the Administrative Agent to each Lender the Administrative Agent shall state such aggregate equivalent amount of such Borrowing in Dollars and such Lender's ratable portion of such Borrowing.

         (c) BORROWINGS OF MONEY MARKET RATE LOANS. Whenever the Company proposes to submit a Notice of Borrowing with respect to a Swing Line Loan which will be a Money Market Rate Loan, it will prior to submitting such Notice of Borrowing notify the Administrative Agent of its intention and request the Administrative Agent to quote a fixed or floating interest rate (the "QUOTED RATE") to be applicable thereto prior to the proposed maturity thereof. The Administrative Agent will immediately so notify the Swing Line Lender, and if the Swing Line Lender is agreeable to a particular interest rate for the proposed Money Market Rate Loan if such Loan is made on or prior to a specified date, the Administrative Agent shall quote such interest rate to the Company as the Quoted Rate applicable to such proposed Money Market Rate Loan if made on or before such specified date for a maturity of one Business Day as so proposed by the Company. The Swing Line Lender contemplates that any Quoted Rate will be a rate of interest which reflects a margin corresponding to (or greater than) the Applicable Eurocurrency Margin in effect at the time of quotation of any Quoted Rate over the then prevailing fully absorbed average cost of funds of the Swing Line Lender, Federal Funds Effective Rate, commercial paper, call money, overnite repurchase or other commonly quoted interest rate, in each case as selected by the Swing Line Lender. Nothing herein shall be deemed to permit any Lender other than the Swing Line Lender any right of approval with respect to a Quoted Rate.

         (d) ACTIONS BY ADMINISTRATIVE AGENT ON TELEPHONE NOTICE. Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the applicable Borrower entitled to give telephonic notices under this Agreement on behalf of such Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

         (e) DISBURSEMENT OF FUNDS. (i) No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, each Lender will make available its PRO RATA share, if any, of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in Dollars or Euros, as applicable and in immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the applicable Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received.

         (ii) Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the applicable Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the applicable Borrower, and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the applicable Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate, in the case of any Loan denominated in Dollars, or at the weighted average overnight or weekend borrowing rate for immediately available and freely transferrable funds in the applicable Alternative Currency which is offered to the Administrative Agent in the international markets, in the case of any Loan denominated in Euros , or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with section 2.7, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to section 2.10).

         (iii) Nothing in this section 2.3(e) and no subsequent termination of the Commitments pursuant to section 4.2 or 4.3 shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder and in existence from time to time or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.4. REFUNDING OF, OR PARTICIPATION IN, SWING LINE LOANS. (a) If any Event of Default exists, the Swing Line Lender may, in its sole and absolute discretion, direct that the Swing Line Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a "NOTICE OF SWING LINE REFUNDING"). Promptly upon receipt of a Notice of Swing Line Refunding, the Administrative Agent shall give notice of the contents thereof to the Lenders with Revolving Commitments and, unless an Event of Default specified in section 10.1(h) in respect of any Borrower has occurred, also to the Company. Each such Notice of Swing Line Refunding shall be deemed to constitute delivery by the Borrower of a Notice of Borrowing requesting Revolving Loans denominated in Dollars and consisting of Prime Rate Loans in the amount of the Swing Line Loans to which it relates. Each Lender with a Revolving Commitment (including the Swing Line Lender in its capacity as a Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in section 6.2 hereof or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (b) below) to make a Revolving Loan to the applicable Borrower in an amount equal to such Lender's Revolving Facility Percentage of the aggregate Dollar amount of the Swing Line Loans to which such Notice of Swing Line Refunding relates. Each such Lender shall make the amount of such Revolving Loan available to the Administrative Agent in immediately available funds at the Payment Office not later than 2:00 P.M. (local time at the Payment Office), if such notice is received by such Lender prior to 11:00 A.M. (local time at its Domestic Lending Office), or not later than 2:00 P.M. (local time at the Payment Office) on the next Business Day, if such notice is received by such Lender after such time. The proceeds of such Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Line Loans to which such Notice of Swing Line Refunding related. Each non-Foreign Borrower irrevocably and unconditionally agrees that, notwithstanding anything to the contrary contained in this Agreement, Revolving Loans made as herein provided in response to a Notice of Swing Line Refunding shall constitute Revolving Loans hereunder denominated in Dollars and consisting of Prime Rate Loans.

         (b) If prior to the time a Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Line Refunding, any of the events specified in section 10.1(h) shall have occurred in respect of any Borrower or one or more of the Lenders with Revolving Commitments shall determine that it is legally prohibited from making a Revolving Loan under such circumstances, each Lender (other than the Swing Line Lender), or each Lender (other than the Swing Line Lender) so prohibited, as the case may be, shall, on the date such Revolving Loan would have been made by it (the "PURCHASE DATE"), purchase an undivided participating interest in the outstanding Swing Line Loans to which such Notice of Swing Line Refunding related, in an amount (the "SWING LINE PARTICIPATION AMOUNT") equal to such Lender's Revolving Facility Percentage of such Swing Line Loans. On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender in immediately available funds, such Lender's Swing Line Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender's receipt of the funds from, and evidencing such Lender's participating interest in such Swing Line Loans and its Swing Line Participation Amount in respect thereof. If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Line Participation Amount is not paid on the date such payment is due, such

Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full.

         (c) Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Company on account of the related Swing Line Loans, the Swing Line Lender will promptly distribute to such Lender its Revolving Facility Percentage of such payment on account of its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

         (d) Each Lender's obligation to make Revolving Loans and/or to purchase participations in connection with a Notice of Swing Line Refunding (which shall in all events be within such Lender's Unutilized Revolving Commitment, taking into account all outstanding participations in connection with Swing Line Refundings) shall be subject to the conditions that:

              (i) such Lender shall have received a Notice of Swing Line Refunding complying with the provisions hereof, and

              (ii) at the time the Swing Line Loans which are the subject of such Notice of Swing Line Refunding were made, the Swing Line Lender had no actual written notice from another Lender notifying the Swing Line Lender that an Event of Default had occurred and was continuing under this Agreement and that any further increases in the aggregate principal amount of Swing Line Loans would not be entitled to the benefit of the participation arrangements provided in this section 2.4, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Credit Party, or any other Person, or any Credit Party may have against any Lender or other Person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect upon any Borrower; (D) any breach of any Credit Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

         2.5. NOTES; LOAN ACCOUNTS (a) FORMS OF NOTES. The obligation of each Borrower to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced (i) if a Term C Loan, if so requested by the applicable Lender, by a promissory note of the Company substantially in the form of Exhibit A-1 (each a "TERM C NOTE" and, collectively, the "TERM C NOTES"),
(ii) if a Revolving Loan, by a promissory note of each Borrower substantially in the form of Exhibit A-2 with blanks appropriately completed in conformity herewith (each a "REVOLVING NOTE" and, collectively, the "REVOLVING NOTES"), or, if applicable, by the Revolving Note previously issued to the applicable Lender in connection with the Existing Credit Agreement, and (iii) if a Swing Line Loan, by a promissory note of the Company substantially in the form of Exhibit A-3 with blanks appropriately completed in conformity herewith (the "SWING LINE NOTE").

         (b) TERM C NOTES. The Term C Note issued by the Company to a Lender with a Term C Commitment shall: (i) be executed by the Company; (ii) be payable to the order of such Lender and be dated on or prior to the Closing Date; (iii) be payable in the principal amount of Term C Loans evidenced thereby; (iv) be payable in installments as provided in section 5.2(a) and mature on the Term C Maturity Date; (v) bear interest as provided in section 2.7 in respect of the Prime Rate Loans or Eurocurrency Loans, as the case may be, evidenced thereby;
(vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c) REVOLVING NOTES. The Revolving Note issued by any Borrower to a Lender with a Revolving Commitment shall: (i) be executed only by such Borrower;
(ii) be payable to the order of such Lender and be dated on or prior to the Closing Date; (iii) be payable in the principal amount of Revolving Loans evidenced thereby; (iv) mature on the Revolving Maturity Date; (v) bear interest as provided in section 2.7 in respect of the Prime Rate

Loans or Eurocurrency Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents. In furtherance of the provisions of Section 13.26, below, and for the avoidance of doubt, a Foreign Borrower only shall be required to execute and deliver the Revolving Note evidencing the Revolving Loans actually advanced to such Foreign Borrower and in no event, shall a Foreign Borrower execute a Revolving Note evidencing any obligations in respect of Revolving Loans advanced to any other Borrowers including, without limitation, the Company.

         (d) SWING LINE NOTE. The Swing Line Revolving Note issued to the Swing Line Lender shall: (i) be executed by the Company; (ii) be payable to the order of such Lender and be dated on or prior to the date the first Loan evidenced thereby is made; (iii) be in a stated principal amount equal to the Swing Line Commitment of such Lender and be payable in the principal amount of Swing Line Loans evidenced thereby; (iv) mature as to any Swing Line Loan evidenced thereby on the first Business Day following the date such Swing Line Loan was made; (v) bear interest as provided in section 2.7 in respect of the Prime Rate Loans or Money Market Rate Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (e) LOAN ACCOUNTS OF LENDERS. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (f) LOAN ACCOUNTS OF ADMINISTRATIVE AGENT. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof, and the particular Facility under which such Loan was made, (ii) the Interest Period and applicable interest rate if such Loan is a Eurocurrency Loan, (iii) the maturity date and interest rate if such Loan is a Swing Line Loan, (iv) the amount of any principal due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (v) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (g) EFFECT OF LOAN ACCOUNTS, ETC. The entries made in the accounts maintained pursuant to section 2.5(e) and (f) shall be PRIMA FACIE evidence of the existence and amounts of payments and amounts of the obligations recorded therein; PROVIDED, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay or prepay the Loans in accordance with the terms of this Agreement.

         (h) ENDORSEMENTS OF AMOUNTS ON NOTES PRIOR TO TRANSFER. Each Lender will, prior to any transfer of any of the Notes issued to it by any Borrower, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrowers' obligations in respect of such Loans.

         2.6. VOLUNTARY CONVERSIONS OF DOLLAR DENOMINATED LOANS.

         The Borrowers shall have the option to Convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of its Loans denominated in Dollars of one Type owing by it pursuant to a single Facility into a Borrowing or Borrowings pursuant to the same Facility of another Type of Loans denominated in Dollars which can be made pursuant to such Facility, PROVIDED that:

              (i) no Conversions may be made with respect to any Swing Line
         Loans;

              (ii) no partial Conversion of a Borrowing of Eurocurrency Loans shall reduce the outstanding principal amount of the Eurocurrency Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto;

              (iii) any Conversion of Eurocurrency Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurocurrency Loans;

              (iv) Prime Rate Loans may only be Converted into Eurocurrency Loans if no Default under section 10.1(a) or Event of Default is in existence on the date of the Conversion unless the Required Revolving Lenders, the Required Term C Lenders, or the Required Incremental Term Lenders, as applicable, otherwise agree;

              (v) Prime Rate Loans may not be Converted into Eurocurrency Loans during any period when such Conversion is not permitted under section 2.9; and

              (vi) Borrowings of Eurocurrency Loans resulting from this section
         2.6 shall conform to the requirements of section 2.2.

Each such Conversion shall be effected by the applicable Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 noon (local time at such Notice Office), at least three Business Days', in the case of Conversion into a Eurocurrency Loans (or prior to 12:00 noon (local time at such Notice Office) same Business Day's, in the case of a Conversion into Prime Rate Loans), prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Administrative Agent) (each a "NOTICE OF CONVERSION"), substantially in the form of Exhibit B-2, specifying the Loans to be so Converted, the Type of Loans to be Converted into and, if to be Converted into a Borrowing of Eurocurrency Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed Conversion affecting any of its Loans. For the avoidance of doubt, the prepayment or repayment of any Revolving Loans out of the proceeds of other Revolving Loans by a Borrower is not considered a Conversion of Revolving Loans into other Revolving Loans.

         Revolving Loans denominated in Euros may be continued as Revolving Loans denominated in Euros, bearing interest based on the Eurocurrency Rate, at the end of any relevant Interest Period.

         2.7. INTEREST. (a) INTEREST ON PRIME RATE LOANS. During such periods as a Loan is a Prime Rate Loan, it shall bear interest at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time PLUS the Applicable Prime Rate Margin in effect from time to time for such Loan.

         (b) INTEREST ON EUROCURRENCY LOANS. During such periods as a Loan is a Eurocurrency Loan, it shall bear interest at a rate per annum which shall at all times during an Interest Period therefor be the relevant Eurocurrency Rate for such Eurocurrency Loan for such Interest Period PLUS the Applicable Eurocurrency Margin in effect from time to time for such Loan.

         (c) INTEREST ON MONEY MARKET RATE LOANS. During such periods as a Swing Line Loan is a Money Market Rate Loan, it shall bear interest until maturity (whether by acceleration or otherwise) at the rate per annum which shall be equal to the Quoted Rate therefor.

         (d) DEFAULT INTEREST. Notwithstanding the above provisions, if a Default under section 10.1(a) or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a rate per annum equal to 2% per annum above the interest rate which is or would be applicable from time to time pursuant to section 2.7(a). If any amount (other than the principal of and interest on the Loans) payable by a Borrower under the Credit Documents is not paid when due, such unt shall bear interest, payable on demand, at a rate per annum equal to 2% per annum above the interest rate which is or would be applicable from time to time pursuant to section 2.7(a).

         (e) ACCRUAL AND PAYMENT OF INTEREST. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable:

             (i) in respect of any Swing Line Loan, monthly in arrears on the first Business Day of the next succeeding month;

             (ii) in respect of each Prime Rate Loan under the Revolving Facility or any Term Facility, quarterly in arrears on each April 1, July 1, October 1 and January 1, and

             (iii) in respect of each Eurocurrency Loan under the Revolving Facility or any Term Facility, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and

             (iv) in the case of any Loan under any Facility, on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (f) COMPUTATIONS OF INTEREST. All computations of interest hereunder shall be made in accordance with section 13.7(b).

         (g) INTEREST RATE MARGINS. As used herein the terms "APPLICABLE PRIME RATE MARGIN" and "APPLICABLE EUROCURRENCY MARGIN" shall mean the applicable rates determined in accordance with the following provisions.

         (i) APPLICABLE MARGIN FOR TERM C LOANS. In the case of the Term C Loans, the Applicable Prime Rate Margin or Applicable Eurocurrency Margin, as the case may be, is the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears below, based on the Company's ratio of Consolidated Total Debt to Consolidated EBITDA, as computed in accordance with section 9.7 hereof, and such Pricing Grid Table, and the following provisions:

             (A) Initially, until changed hereunder in accordance with the following provisions, the Applicable Prime Rate Margin for Term C Loans will be 100 basis points per annum, and the Applicable Eurocurrency Margin for Term C Loans will be 250 basis points per annum.

             (B) Commencing with the fiscal quarter of the Company ended on or nearest to September 30, 2002 and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Prime Rate Margin or Applicable Eurocurrency Margin for any Term C Loan in accordance with the Pricing Grid Table, based on the Company's ratio of (x) Consolidated Total Debt as of the end of the fiscal quarter, to
         (y) Consolidated EBITDA for the Testing Period ended on the last day of the fiscal quarter, as computed in accordance with section 9.7 hereof, and identified in such Pricing Grid Table. Changes in the Applicable Prime Rate Margin or Applicable Eurocurrency Margin based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Company, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

             (C) Notwithstanding the above provisions, during any period when
         (1) the Company has failed to timely deliver its consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (2) a Default under section 10.1(a) has occurred and is continuing, or (3) an Event of Default has occurred and is continuing, the Applicable Prime Rate Margin and the Applicable Eurocurrency Margin for Term C Loans shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Company's ratio of Consolidated Total Debt to Consolidated EBITDA at such time.

             (D) Any changes in the Applicable Prime Rate Margin or Applicable Eurocurrency Margin for Term C Loans shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Company and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.7(g) shall be conclusive and binding absent manifest error.

                               PRICING GRID TABLE
                                       FOR
                                  TERM C LOANS
                           (EXPRESSED IN BASIS POINTS)

====================================================== ======================== ===================================

                      RATIO OF                          APPLICABLE PRIME RATE               APPLICABLE
               CONSOLIDATED TOTAL DEBT                          MARGIN                  EUROCURRENCY MARGIN
                         TO
                 CONSOLIDATED EBITDA

====================================================== ======================== ===================================
Equal to or greater than 2.75 to 1.00                            100                           250
------------------------------------------------------ ------------------------ -----------------------------------
Less than 2.75 to 1.00                                           75                            225

====================================================== ======================== ===================================

             (ii) APPLICABLE MARGINS FOR REVOLVING LOANS AND SWING LINE LOANS. In the case of the Revolving Loans and the Swing Line Loans, the Applicable Prime Rate Margin or Applicable Eurocurrency Margin, as the case may be, and the Applicable Commitment Fee, is the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears below, based on the Company's ratio of Consolidated Total Debt to Consolidated EBITDA, as computed in accordance with section 9.7 hereof, and such Pricing Grid Table, and the following provisions:

                  (A) Initially, until changed hereunder in accordance with the following provisions, the Applicable Prime Rate Margin for Revolving Loans and Swing Line Loans will be 150 basis points per annum, the Applicable Eurocurrency Margin for Revolving Loans will be 300 basis points per annum, and the Applicable Commitment Fee shall be 50 basis points per annum.

                  (B) Commencing with the fiscal quarter of the Company ended on or nearest to September 30, 2002, and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Prime Rate Margin or Applicable Eurocurrency Margin for any Revolving Loan or Swing Line Loan and the Applicable Commitment Fee in accordance with the Pricing Grid Table, based on the Company's ratio of (x) Consolidated Total Debt as of the end of the fiscal quarter, to (y) Consolidated EBITDA for the Testing Period ended on the last day of the fiscal quarter, as computed in accordance with section 9.7 hereof, and identified in such Pricing Grid Table. Changes in the Applicable Prime Rate Margin, Applicable Eurocurrency Margin or Applicable Commitment Fee based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Company, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

                  (C) Notwithstanding the above provisions, during any period when (1) the Company has failed to timely deliver its consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (2) a Default under section 10.1(a) has occurred and is continuing, or (3) an Event of Default has occurred and is continuing, the Applicable Prime Rate Margin and the Applicable Eurocurrency Margin for Revolving Loans and Swing Line Loans and the Applicable Commitment Fee shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Company's ratio of Consolidated Total Debt to Consolidated EBITDA at such time.

                  (D) Any changes in the Applicable Prime Rate Margin or
             Applicable Eurocurrency Margin for Revolving Loans or Swing Line Loans and the Applicable Commitment Fee shall be determined by the Administrative Agent in accordance with the above provisions and the

             Administrative Agent will promptly provide notice of such determinations to the Company and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.7(g) shall be conclusive and binding absent manifest error.

                               PRICING GRID TABLE
                                       FOR
                      REVOLVING LOANS AND SWING LINE LOANS
                           (EXPRESSED IN BASIS POINTS)

--------------------------------------------------------------------------------------------------------------------

                  RATIO OF                     APPLICABLE PRIME RATE        APPLICABLE             APPLICABLE
           CONSOLIDATED TOTAL DEBT                     MARGIN           EUROCURRENCY MARGIN    COMMITMENT FEE RATE
                     TO
             CONSOLIDATED EBITDA

---------------------------------------------- ----------------------- ---------------------- ----------------------
Equal to or greater than 3.75 to 1.00                   150                     300                    50

---------------------------------------------- ----------------------- ---------------------- ----------------------
Equal to or greater than 3.25 to 1.00 and               125                     275                    50
less than 3.75 to 1.00

---------------------------------------------- ----------------------- ---------------------- ----------------------
Equal to or greater than 2.75 to 1.00 and               100                     250                    50
less than 3.25 to 1.00

---------------------------------------------- ----------------------- ---------------------- ----------------------
Equal to or greater than 2.25 to 1.00 and                50                     200                    50
less than 2.75 to 1.00

---------------------------------------------- ----------------------- ---------------------- ----------------------
Equal to or greater than 1.75 to 1.00 and               12.5                   162.5                  37.5
less than 2.25 to 1.00

---------------------------------------------- ----------------------- ---------------------- ----------------------
Less than 1.75 to 1.00                                   0                     137.5                  37.5

--------------------------------------------------------------------------------------------------------------------

         (h) INFORMATION AS TO INTEREST RATES. The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the applicable Borrower and the affected Lenders thereof. If the Administrative Agent is unable to determine the Eurocurrency Rate for any Borrowing of Eurocurrency Loans based on the quotation service referred to in clause (i) of the definition of the term Eurocurrency Rate, it will promptly so notify the Reference Banks and each Reference Bank will furnish the Administrative Agent timely information for the purpose of determining the Eurocurrency Rate for such Borrowing. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Eurocurrency Rate for such Borrowing on the basis of timely information furnished by the remaining Reference Banks.

         2.8. SELECTION AND CONTINUATION OF INTEREST PERIODS. (a) Each Borrower shall have the right

              (x) at the time it gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or Conversion into, a Borrowing of Eurocurrency Loans, to select in such Notice the Interest Period to be applicable to such Borrowing, and

              (y) prior to 12:00 noon (local time at the Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing under a Facility of Eurocurrency Loans, to elect by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) to Continue all or the Minimum Borrowing Amount of the principal amount of such Loans as one or more Borrowings of Eurocurrency Loans and to select the Interest Period to be applicable to any such Borrowing (any such notice, a "NOTICE OF CONTINUATION"), which Interest Period shall, at the option of the applicable Borrower, be a one, two, three or six month period; PROVIDED, that notwithstanding anything to the contrary contained above, each Borrower's right to select an Interest Period or to effect any Continuation shall be subject to the applicable provisions of section 2.9 and to the following:

              (i) the initial Interest Period for any Borrowing of Eurocurrency Loans shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

              (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

              (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

              (iv) no Interest Period for any Eurocurrency Loan may be selected which would end after the Maturity Date applicable thereto;

              (v) no Interest Period with respect to any Term C Borrowing may be elected that would extend beyond any date upon which a Scheduled Repayment is required to be made in respect of the Term C Loans if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term C Loans maintained as Eurocurrency Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term C Loans permitted to be outstanding after such Scheduled Repayment;

              (vi) each Borrowing resulting from a Continuation shall be in at least the Minimum Borrowing Amount applicable thereto; and

              (vii) no Interest Period may be elected at any time when a Default under section 10.1(a) or an Event of Default is then in existence unless the Required Revolving Lenders, the Required Term C Lenders or Required Incremental Term Lenders, as applicable, otherwise agree.

         (b) If upon the expiration of any Interest Period the applicable Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurocurrency Loans as provided above, in the case of any such Eurocurrency Loans which are denominated in Dollars, such Borrower shall be deemed to have elected to convert such Borrowing to Prime Rate Loans effective as of the expiration date of such current Interest Period, and in the case of any such Eurocurrency Loans which are denominated in Euros, such Borrower shall be deemed to have elected effective as of the expiration date of such current Interest Period to continue such Loans in Euros with an Interest Period of one month.

         2.9. INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses
(ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

              (i) on any date for determining the Eurocurrency Rate for Eurocurrency Loans denominated in Dollars or in Euros for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurocurrency Rate; or

              (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any Eurocurrency Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Eurocurrency Rate pursuant to the definition thereof) and/or (y) other circumstances adversely affecting the interbank Eurocurrency market or the position of such Lender in such market; or

              (iii) at any time, that the making or continuance of any Eurocurrency Loan denominated in Dollars or in Euros has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurocurrency market;

THEN, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Company and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other applicable Lenders). Thereafter (x) in the case of clause (i) above, Eurocurrency Loans shall no longer be available in the applicable currency until such time as the Administrative Agent notifies the Company and the applicable Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing, Notice of Conversion or Notice of Continuation given by any Borrower or with respect to Eurocurrency Loans denominated in Dollars or Euros which have not yet been incurred, Converted or Continued shall be deemed rescinded or, in the case of a Notice of Borrowing, shall, at the option of such Borrower (if other than a Foreign Subsidiary), be deemed converted into a Notice of Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the applicable Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Company by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the applicable Borrower shall take one of the actions specified in section 2.9(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurocurrency Loan denominated in Dollars or in Euros is affected by the circumstances described in section 2.9(a)(ii) or (iii), the applicable Borrower may (and in the case of a Eurocurrency Loan affected pursuant to section 2.9(a)(iii), shall) either (i) if the affected Eurocurrency Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Company was notified by a Lender pursuant to section 2.9(a)(ii) or
(iii), cancel said Borrowing, if the Borrower is not a Foreign Subsidiary, convert the related Notice of Borrowing into one requesting a Borrowing of Prime Rate Loans or require the affected Lender to make its requested Loan as a Prime Rate Loan, or (ii) if the affected Eurocurrency Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to Convert each such Eurocurrency Loan denominated in Dollars into a Prime Rate Loan or, if the Borrower is a Foreign Borrower, repay any Eurocurrency Loan denominated in Euros, PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this section 2.9(b).

         (c) If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.9(c), will give prompt written notice thereof to the Company, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the applicable Borrower's obligations to pay additional amounts pursuant to this section 2.9(c) upon the subsequent receipt of such notice.

         (d) Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under section 2.9, 3.5 or 5.4 for any amounts incurred or accruing more than 270 days prior to the giving of notice to the Company of additional costs or other amounts of the nature described in such sections, and (ii) no Lender shall demand compensation for any reduction referred to in section 2.9(c) or payment or reimbursement of other amounts under section 3.5 or 5.4 if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

         2.10. BREAKAGE COMPENSATION. Each Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurocurrency Loans or Money Market Rate Loans) which such Lender may sustain:
(i) if for any reason (other than a default by such Lender or the Administrative Agent), (A) a Borrowing of Eurocurrency Loans does not occur on a date specified therefor in a Notice of Borrowing, Notice of Conversion or Notice of Continuation (whether or not rescinded or withdrawn by or on behalf of any Borrower or deemed rescinded or withdrawn pursuant to section 2.9(a)), or (B) a Borrowing of Money Market Rate Loans does not occur on a date specified therefor in a Notice of Borrowing; (ii) if any repayment, prepayment, Conversion or Continuation of any of its Eurocurrency Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any repayment or prepayment of any Money Market Rate Loan occurs on a date which is not the maturity date thereof; (iv) if any prepayment of any Eurocurrency Loans or Money Market Rate Loans, as the case may be, is not made on any date specified in a notice of prepayment given by or on behalf of the applicable Borrower; (v) if any Borrower, pursuant to section 2.11(b) hereof, requires any Lender (other than a Defaulting Lender) to transfer its Eurocurrency Loans and/or Money Market Rate Loans, as the case may be, on any date other than the last day of the Interest Period or maturity date thereof; or (vi) as a consequence of (x) any other default by the applicable Borrower to repay its Eurocurrency Loans or Money Market Rate Loans, as the case may be, when required by the terms of this Agreement or (y) an election made pursuant to section 2.9(b). Such loss, cost, expense and liability to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the interest rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor or the then maturity date thereof in the case of any Money Market Rate Loan (or, in the case of a failure to effect a Borrowing, Conversion or Continuation, for the period that would have been the Interest Period for such Loan or the period to maturity of such Loan, in the case of a Money Market Rate Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this section shall be delivered to the Company and shall be conclusive absent convincing evidence of error. Each Borrower shall pay such Lender the amount shown as due on any such request as soon as practicable but in any event within 30 days after receipt by the Company thereof.

         2.11. CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of section 2.9(a)(ii) or (iii), 2.9(c), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitment affected by such event, PROVIDED that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section.

         (b) If any Lender requests any compensation, reimbursement or other payment under section 2.9(a)(ii) or (iii), 2.9(c) or 3.5 with respect to such Lender, or if any Borrower is required to pay any additional amount to any Lender or governmental authority pursuant to section 5.4, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in section 13.4(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or other Borrower (in the case of all other amounts, including any breakage compensation under section 2.10 hereof), and (iii) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under section 2.9(a)(ii) or (iii), 2.9(c) or 3.5 with respect to such Lender, or resulting from any required payments to any Lender or governmental authority pursuant to section 5.4, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling any Borrower to require such assignment and delegation cease to apply.

         (c) Nothing in this section 2.11 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in section 2.9,
3.5 or 5.4.

SECTION 3. LETTERS OF CREDIT

         3.1. LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, any Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Closing Date and prior to the date that is 60 Business Days prior to the Revolving Maturity Date to issue, for the account of such Borrower or any of its Subsidiaries (the Borrowers or any such Subsidiary, a "LETTER OF CREDIT OBLIGOR"), and in support of worker compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations of a Borrower or any such other Letter of Credit Obligor incurred in the ordinary course of its business, and such other standby obligations of a Borrower and the other Letter of Credit Obligors that are acceptable to the Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth, such Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit denominated and payable in Dollars or Euros in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent (each such letter of credit (and each Existing Letter of Credit described in section 3.1(d)), a "LETTER OF CREDIT" and collectively, the "LETTERS OF CREDIT").

         (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, and the Stated Amount of any outstanding Letter of Credit shall not be increased, if after giving effect thereto the Letter of Credit Outstandings would exceed either (x) $50,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding, an amount equal to the Total Revolving Commitment at such time; (ii) no individual Letter of Credit (other than any Existing Letter of Credit) shall be issued which has an initial Stated Amount less than $100,000 unless such lesser Stated Amount is acceptable to the Letter of Credit Issuer; and (iii) each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (A) one year from the date of issuance thereof, unless a longer period is approved by the relevant Letter of Credit Issuer and Lenders (other than any Defaulting Lender) holding a majority of the Total Revolving Commitment, and (B) 15 Business Days prior to the Revolving Maturity Date, in each case on terms acceptable to the Administrative Agent and the relevant Letter of Credit Issuer.

         (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless either (i) such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Company to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such

Defaulting Lender's or Lenders' Revolving Facility Percentage of the Letter of Credit Outstandings; or (ii) the issuance of such Letter of Credit, taking into account the potential failure of the Defaulting Lender or Lenders to risk participate therein, will not cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Revolving Loans and Letter of Credit Outstandings in excess of its Revolving Commitment, and the Company has undertaken, for the benefit of such Letter of Credit Issuer, pursuant to an instrument satisfactory in form and substance to such Letter of Credit Issuer, not to thereafter incur Loans or Letter of Credit Outstandings hereunder which would cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Revolving Loans and Letter of Credit Outstandings in excess of its Revolving Commitment.

         (d) Annex VI hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Closing Date. Each such letter of credit issued by a bank that is or becomes a Lender under this Agreement on the Effective Date (each, an "EXISTING LETTER OF CREDIT") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of section 3.4(a), on the Closing Date, and the Borrowers, the Administrative Agent and the applicable Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to such Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof.

         3.2. LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE. (a) Whenever it desires that a Letter of Credit be issued, a Borrower shall give the Administrative Agent and the Letter of Credit Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice shall be substantially in the form of Exhibit B-3, or transmit by electronic communication (if arrangements for doing so have been approved by the Letter of Credit Issuer), prior to 12:00 noon (local time at its Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "LETTER OF CREDIT REQUEST"), which Letter of Credit Request shall include such supporting documents that such Letter of Credit Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than the Company, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). Any such documents executed in connection with the issuance of a Letter of Credit, including the Letter of Credit itself, are herein referred to as "LETTER OF CREDIT DOCUMENTS". In the event of any inconsistency between any of the terms or provisions of any Letter of Credit Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control. The Administrative Agent shall promptly notify each Lender of each Letter of Credit Request.

         (b) Each Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Administrative Agent, each applicable Lender and the applicable Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each Letter of Credit Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Letter of Credit issued by such Letter of Credit Issuer and then outstanding and an identification for the relevant period of the daily aggregate Letter of Credit Outstandings represented by Letters of Credit issued by such Letter of Credit Issuer.

         3.3. AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) Each Borrower hereby agrees to reimburse (or cause any Letter of Credit Obligor for whose account a Letter of Credit was issued to reimburse) each Letter of Credit Issuer, by making payment directly to such Letter of Credit Issuer in immediately available funds at the payment office of such Letter of Credit Issuer, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies such Borrower (or any such other Letter of Credit Obligor for whose account such Letter of Credit was issued) of such payment or disbursement (which notice to such Borrower (or such other Letter of Credit Obligor) shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars (and in the amount which is the Dollar equivalent of any such payment or disbursement made or denominated in Euros), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the Letter of Credit Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to Revolving Loans which are Prime Rate Loans (plus an additional 2% per annum if not reimbursed on the date of such payment or disbursement), any such interest also to be payable on demand.

         (b) Each Borrower's obligation under this section 3.3 to reimburse, or cause another Letter of Credit Obligor to reimburse, each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower or any other Letter of Credit Obligor may have or have had against such Letter of Credit Issuer, the Administrative Agent, any other Letter of Credit Issuer or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing, PROVIDED, HOWEVER that no Borrower shall be obligated to reimburse, or cause another Letter of Credit Obligor to reimburse, a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

         3.4. LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit (and on the Closing Date with respect to any Existing Letter of Credit), such Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender with a Revolving Commitment, and each such Lender (each a "LC PARTICIPANT") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Revolving Facility Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of the Borrowers under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Lenders as provided in section 4.1(b) and the LC Participants shall have no right to receive any portion of any fees of the nature contemplated by section 4.1(c)), the obligations of any Letter of Credit Obligor under any Letter of Credit Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing. Upon any change in the Revolving Commitments of the Lenders pursuant to section 13.4(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this section 3.4 to reflect the new Revolving Facility Percentages of the assigning and assignee Lender.

         (b) In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the LC Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

         (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit and the applicable Borrower shall not have reimbursed (or caused any applicable Letter of Credit Obligor to reimburse) such amount in full to such Letter of Credit Issuer pursuant to section 3.3(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each LC Participant of such failure, and each LC Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such LC Participant's Revolving Facility Percentage of such payment in Dollars (the Administrative Agent having determined in the case of any payment by a Letter of Credit Issuer made in Euros the equivalent thereof in Dollars) and in same day funds, PROVIDED, HOWEVER, that no LC Participant shall be obligated to pay to the Administrative Agent its Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any LC Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such LC Participant shall make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer such LC Participant's Revolving Facility Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such LC Participant shall not have so made its Revolving Facility Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Letter of Credit Issuer, such LC Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any LC Participant to make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer its Revolving Facility Percentage of any payment under any Letter of Credit shall not relieve any other LC Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its Revolving Facility Percentage of any payment under any Letter of Credit on the date required, as specified above, but no LC Participant shall be responsible for the failure of any other LC Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other LC Participant's Revolving Facility Percentage of any such payment.

         (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the LC Participants pursuant to section 3.4(c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each LC Participant which has paid its Revolving Facility Percentage thereof, in Dollars and in same day funds, an amount equal to such LC Participant's Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations, as and to the extent so received.

         (e) The obligations of the LC Participants to make payments to the Administrative Agent for the account of each Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

             (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

             (ii) the existence of any claim, set-off defense or other right which the Borrower (or any other Letter of Credit Obligor) may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrowers (or any other Letter of Credit Obligor) and the beneficiary named in any such Letter of Credit), other than any claim which the Borrowers (or any other Letter of Credit Obligor which is the account party with respect to a Letter of Credit) may have against any applicable Letter of Credit Issuer for gross negligence or wilful misconduct of such Letter of Credit Issuer in making payment under any applicable Letter of Credit;

             (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

             (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit
         Documents: or

             (v) the occurrence of any Default or Event of Default.

         (f) To the extent the Letter of Credit Issuer is not indemnified by the Borrowers, the LC Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective Revolving Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way related to or arising out of its issuance of Letters of Credit, PROVIDED that no LC Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct.

         3.5. INCREASED COSTS. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Lender's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the applicable Borrower by such Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), the applicable Borrower shall pay to such Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Lender on an after tax basis for such increased cost or reduction. A certificate submitted to the applicable Borrower by any Letter of Credit Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrowers absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of such Borrower's obligations to pay additional amounts pursuant to this section 3.5. Reference is hereby made to the provisions of section 2.10(d) for certain limitations upon the rights of a Letter of Credit Issuer or Lender under this section.

         3.6. GUARANTY OF LETTER OF CREDIT OBLIGATIONS OF OTHER LETTER OF CREDIT OBLIGORS. (a) The Company hereby unconditionally guarantees, for the benefit of the Administrative Agent and the Lenders, the full and punctual payment of the Obligations of each other Letter of Credit Obligor under each Letter of Credit Document to which such other Letter of Credit Obligor is now or hereafter becomes a party. Upon failure by any such other Letter of Credit Obligor to pay punctually any such amount, the Company shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any applicable Letter of Credit Document.

         (b) As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Lenders, that, should any amounts not be recoverable from the Company under section 3.6(a) for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other Person, at any time, the Company as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full payment therefor, in such currency and otherwise in such manner as is provided in the Credit Documents.

         (c) The obligations of the Company under this section shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

             (i) any extension, renewal, settlement, compromise, waiver or release in respect to any obligation of any other Letter of Credit Obligor under any Letter of Credit Document, by operation of law or otherwise;

             (ii) any modification or amendment of or supplement to this Agreement, any Note or any other Credit Document;

             (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under this Agreement, any Note or any other Credit Document or of any other Letter of Credit Obligor under any Letter of Credit Document;

             (iv) any change in the corporate existence, structure or ownership of any other Letter of Credit Obligor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Letter of Credit Obligor or its assets or any resulting release or discharge of any obligation of any other Letter of Credit Obligor contained in any Letter of Credit Document;

             (v) the existence of any claim, set-off or other rights which the Company may have at any time against any other Letter of Credit Obligor, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

             (vi) any invalidity or unenforceability relating to or against any other Letter of Credit Obligor for any reason of any Letter of Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Letter of Credit Obligor of any Obligations in respect of any Letter of Credit; or

             (vii) any other act or omission to act or delay of any kind by any other Letter of Credit Obligor, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of the Company's obligations under this section.

         (d) The Company's obligations under this section shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Company under the Credit Documents and by any other Letter of Credit Obligor under the Letter of Credit Documents shall have been paid in full. If at any time any payment of any of the Obligations of any other Letter of Credit Obligor in respect of any Letter of Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such other Letter of Credit Obligor, the Company's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         (e) The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Letter of Credit Obligor or any other Person, or against any collateral or guaranty of any other Person.

         (f) Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments of the Lenders hereunder, the Company shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any other Letter of Credit Obligor with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any other Letter of Credit Obligor in respect thereof.

         (g) In the event that acceleration of the time for payment of any amount payable by any other Letter of Credit Obligor under any Letter of Credit Document is stayed upon insolvency, bankruptcy or reorganization of such other Letter of Credit Obligor, all such amounts otherwise subject to acceleration under the terms of any applicable Letter of Credit Document shall nonetheless be payable by the Company under this section forthwith on demand by the Administrative Agent.

SECTION 4. FEES; COMMITMENTS

         4.1. FEES. (a) COMMITMENT FEES. The Company agrees to pay to the Administrative Agent fees ("COMMITMENT FEES") for the account of each Non-Defaulting Lender which has a Revolving Commitment for the period from and including the Effective Date to, but not including, the Revolving Maturity Date or, if earlier, the date upon which the Total Revolving Commitment has been terminated, computed for each day at a rate per annum equal to the Applicable Commitment Fee for such day on the amount of such Lender's Revolving Facility

Percentage of the Unutilized Total Revolving Commitment for such day. Commitment Fees shall be due and payable in arrears on April 1, July 1, October 1 and January 1 and on the Revolving Maturity Date or, if earlier, the date upon which the Total Revolving Commitment has been terminated.

         (b) LETTER OF CREDIT FEES. The Company agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Lender which has a Revolving Commitment, PRO RATA on the basis of its Revolving Facility Percentage, a fee in respect of each Letter of Credit (the "LETTER OF CREDIT FEE"), computed for each day at the rate per annum equal to the Applicable Eurocurrency Margin then in effect for Revolving Loans on the Stated Amount of all Letters of Credit outstanding on such day. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each April 1, July 1, October 1 and January 1 and on the date when the Total Revolving Commitment expires or is terminated and no Letters of Credit remain outstanding. The Company also agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Lender which has a Revolving Commitment, PRO RATA on the basis of its Revolving Facility Percentage, additional Letter of Credit Fees, on demand, at the rate of 200 basis points per annum, on the Stated Amount of each Letter of Credit, for any period when a Default under section 10.1(a) or Event of Default is in existence.

         (c) FACING FEES. The Company agrees to pay directly to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (a "FACING FEE"), computed for each day at the rate of 1/8 of 1% per annum on the Stated Amount of such Letter of Credit issued by such Letter of Credit Issuer which is outstanding on such day. Accrued Facing Fees shall be due and payable quarterly in arrears on April 1, July 1, October 1 and January 1 and on the date on which the Total Revolving Commitment expires or is terminated and no Letters of Credit remain outstanding.

         (d) ADDITIONAL CHARGES OF LETTER OF CREDIT ISSUER. The Company agrees to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing, amendment, extension, renewal or transfer be the administrative or processing charge which such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

         (e) OTHER FEES. The Company shall pay to the Administrative Agent and/or the Joint Lead Arrangers, on the Effective Date and thereafter, for its or their own account and/or for distribution to the Lenders, such fees as have heretofore been agreed by the Company in a letter among the Borrower, the Administrative Agent and the Joint Lead Arrangers.

         (f) COMPUTATIONS OF FEES. All computations of Fees shall be made in accordance with section 13.7(b).

         4.2. VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right to:

              (a) terminate the Total Commitment, PROVIDED that (i) all outstanding Loans are contemporaneously prepaid in accordance with section 5.1, and (ii) either (A) no Letters of Credit remain outstanding, or (B) the Borrowers shall contemporaneously either (x) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to each Letter of Credit Issuer and the Required Revolving Lenders), or (y) the Borrowers shall pay to the Collateral Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Collateral Agent shall hold such payment as security for the reimbursement obligations of the Borrowers and the other Letter of Credit Obligors in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Collateral Agent, each Letter of Credit Issuer and the Borrowers (which shall permit certain investments in Cash Equivalents satisfactory to the Collateral Agent, each Letter of Credit Issuer and the Borrowers until the proceeds are applied to the secured obligations);

              (b) terminate the Total Term C Commitment, PROVIDED that all outstanding Term C Loans are contemporaneously prepaid in accordance with section 5.1;

              (c) partially and permanently reduce the Unutilized Total Revolving Commitment, PROVIDED that:

                  (i) any such reduction shall apply to proportionately and
              permanently reduce the Revolving Commitment of each of the Lenders;

                  (ii) any partial reduction of the Unutilized Total Revolving
              Commitment pursuant to this section 4.2(c) shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000);

                  (iii) if at such time any Term Loans are outstanding, the
              Unutilized Total Revolving Commitment as so reduced shall be at least $25,000,000; and

                  (iv) after giving effect to any such partial reduction of the
              Unutilized Total Revolving Commitment, (x) the Total Revolving Commitment then in effect shall exceed the aggregate of the Swing Line Commitment then in effect by at least $25,000,000, and (y) the resulting Unutilized Total Revolving Commitment shall exceed the outstanding Swing Line Loans, if any, by at least $25,000,000;

              (d) partially and permanently reduce the Unutilized Swing Line Commitment, PROVIDED that any partial reduction of the Unutilized Swing Line Commitment pursuant to this section 4.2(d) shall be in the amount of at least $1,000,000 (or, if greater, in integral multiples of $1,000,000);

              (e) after the incurrence of Term C Loans on the Closing Date, partially and permanently reduce the Total Term C Commitment only by making Scheduled Repayments of Term Loans pursuant to section 5.2, and prepayments of Term Loans pursuant to sections 5.1 and 5.2; and/or

              (f) terminate any Incremental Term Loan Commitment, provided that all outstanding Incremental Term Loans are contemporaneously prepaid in accordance with section 5.1.

The Company may not reduce the Unutilized Total Term C Commitment, in whole or in part, prior to the Borrowing of Term C Loans on the Closing Date.

         4.3. MANDATORY ADJUSTMENTS OF COMMITMENTS, ETC. (a) The Total Term C Commitment shall terminate (and the Term C Commitment of each Lender shall terminate) on the earlier of (x) the Term C Maturity Date and (y) the date on which a Change of Control occurs.

         (b) The Total Revolving Commitment (and the Revolving Commitment of each Lender) shall terminate on the earlier of (x) the Revolving Maturity Date and (y) the date on which a Change of Control occurs.

         (c) The Swing Line Commitment shall terminate on the earlier of (x) the Revolving Maturity Date and (y) the date on which a Change of Control occurs.

         (d) Any Incremental Term Loan Commitment shall terminate (and the Incremental Term Loan Commitment of each Lender shall terminate) on the earlier of (x) the Incremental Term Loan Maturity Date and (y) the date on which a Change of Control occurs.

         (e) The Total Term C Commitment shall be permanently reduced, without premium or penalty, at the time of each (i) voluntary prepayment of Term C Loans pursuant to section 5.1, and (ii) Scheduled Repayment or mandatory prepayment of Term C Loans pursuant to section 5.2, in an amount equal to the aggregate principal amount of the Term C Loans so repaid or prepaid.

         (f) The Total Revolving Commitment shall be permanently reduced, without premium or penalty, at the time that any mandatory prepayment of Revolving Loans would be made pursuant to section 5.2(g), (h), (i), (j) or (k) as if Revolving Loans were then outstanding in the full amount of the Total Revolving Commitment, in an amount equal to the required prepayment of principal of Revolving Loans which would be required to be made in such circumstance; PROVIDED that no such reduction in the Total Revolving Commitment shall be required as a result of any required prepayment of Revolving Loans which would be attributable to the receipt of Net Cash Proceeds representing proceeds of business interruption insurance or insurance on inventory pursuant to section 5.2(j). Any such required reduction shall apply to proportionately and permanently reduce the Revolving Commitment of each of the affected Lenders. The Company will provide at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), of any reduction of the Total Revolving Commitment pursuant to this section 4.3(f), specifying the date and amount of the reduction.

         (g) The Total Revolving Commitment shall be reduced by the maximum amount of the investment in receivables by any securitzation lender under any Permitted Receivables Program, without premium or penalty, upon the closing thereof.

         (h) Each Incremental Term Loan Commitment shall be permanently reduced, without premium or penalty, at the time of each (i) voluntary prepayment of Incremental Term Loans pursuant to section 5.1, and (ii) Scheduled Repayment or mandatory prepayment of Incremental Term Loans pursuant to section 5.2, in an amount equal to the aggregate principal amount of the Incremental Term Loans so repaid or prepaid.

SECTION 5. PAYMENTS

         5.1. VOLUNTARY PREPAYMENTS. The Borrowers shall have the right to prepay any of their Loans, in whole or in part, without premium or penalty, from time to time, but only on the following terms and conditions:

              (a) NOTICES: the Borrowers shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurocurrency Loans or Money Market Rate Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by

                  (i) 11:00 A.M. (local time at the Notice Office) three
              Business Days prior to the date of such prepayment, in the case of any prepayment of Eurocurrency Loans or Money Market Rate Loans, or

                  (ii) 11:00 A.M. (local time at the Notice Office) on the date of such prepayment, in the case of any prepayment of Prime Rate Loans,

         and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders;

              (b) PARTIAL PREPAYMENTS OF REVOLVING BORROWING: in the case of prepayment of a Borrowing under the Revolving Facility, each partial prepayment of such Borrowing shall be in an aggregate principal of at least $2,500,000 or an integral multiple of $500,000 in excess thereof, in the case where such Borrowing consists of Prime Rate Loans, and at least $5,000,000 (or the substantial equivalent in Euros) or an integral multiple of $1,000,000 (or the substantial equivalent in Euros) in excess thereof, in the case where such Borrowing consists of Eurocurrency Loans;

              (c) PARTIAL PREPAYMENT OF SWING LINE BORROWING: in the case of prepayment of a Borrowing under the Swing Line Facility, each partial prepayment of such Borrowing shall be in an aggregate principal of at least $100,000 or an integral multiple of $50,000 in excess thereof;

              (d) PARTIAL PREPAYMENTS OF TERM BORROWINGS TO BE APPLIED PRO RATA BETWEEN TERM C AND INCREMENTAL TERM LOAN BORROWINGS, ETC.: so long as any Term C Loans or Incremental Term Loans are outstanding, any partial prepayment of the Term Loans shall be applied among the outstanding Term C Loans and Incremental Term Loans pro rata in the proportion which the aggregate outstanding principal amount of the Term C Loans and Incremental Term Loans, as the case may be, bears to the aggregate principal amount of the Term Loans immediately prior to such application;

              (e) PREPAYMENTS OF TERM BORROWINGS: in the case of prepayment of any Borrowing under the Term C Facility or any Incremental Term Loan Facility, (i) such prepayment shall be applied to reduce the Scheduled Repayments in respect of such Facility in inverse order of maturity, and (ii) each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Prime Rate Loans, and at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Eurocurrency Loans;

              (f) MINIMUM UNUTILIZED TOTAL REVOLVING COMMITMENT REMAINING AFTER PREPAYMENT OF TERM LOANS: no prepayment of any Term Loans pursuant to this section 5.1 shall be made unless, after giving effect thereto and any Revolving Borrowings made in connection therewith, the Unutilized Total Revolving Commitment would be at least $25,000,000;

              (g) MINIMUM BORROWING AMOUNT AFTER PARTIAL PREPAYMENT: no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

              (h) PREPAYMENTS TO BE APPLIED PRO RATA: each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; and

              (i) BREAKAGE COMPENSATION: each prepayment of Eurocurrency Loans or Money Market Rate Loans pursuant to this section 5.1 on any date other than the last day of the Interest Period applicable thereto, in the case of Eurocurrency Loans, or the maturity date thereof, in the case of Money Market Rate Loans, shall be accompanied by any amounts payable in respect thereof under section 2.10.

         5.2. SCHEDULED REPAYMENTS AND MANDATORY PREPAYMENTS. The Loans shall be subject to mandatory repayment or prepayment in accordance with the following provisions:

              (a) SCHEDULED REPAYMENTS OF LOANS. (i) On each of the dates set forth below the Company shall be required to, and shall, repay the principal amount of its Term C Loans in the amount set forth opposite such date, EXCEPT that the payment due on the Term C Maturity Date shall in any event be in the amount of the entire remaining principal amount of the outstanding Term C Loans (each such repayment, as the same may be reduced by reason of the application of prepayments pursuant to section 5.1(d) or sections 5.2(f), (g), (h), (i) or (j), a "SCHEDULED REPAYMENT"):


         ======================================================
                      DATE                   TERM C LOANS

         ======================================================
         October 1, 2002                      $1,500,000
         ------------------------------------------------------
         January 1, 2003                      $1,500,000
         ------------------------------------------------------
         April 1, 2003                        $1,500,000
         ------------------------------------------------------
         July 1, 2003                         $1,500,000
         ------------------------------------------------------
         October 1, 2003                      $1,500,000
         ------------------------------------------------------
         January 1, 2004                      $1,500,000
         ======================================================

         ======================================================
                      DATE                   TERM C LOANS

         ======================================================
         April 1, 2004                        $1,500,000
         ------------------------------------------------------
         July 1, 2004                         $1,500,000
         ------------------------------------------------------
         October 1, 2004                      $1,500,000
         ------------------------------------------------------
         January 1, 2005                      $1,500,000
         ------------------------------------------------------
         April 1, 2005                        $1,500,000
         ------------------------------------------------------
         July 1, 2005                         $1,500,000
         ------------------------------------------------------
         October 1, 2005                      $1,500,000
         ------------------------------------------------------
         January 1, 2006                      $1,500,000
         ------------------------------------------------------
         April 1, 2006                        $1,500,000
         ------------------------------------------------------
         July 1, 2006                         $1,500,000
         ------------------------------------------------------
         October 1, 2006                      $1,500,000
         ------------------------------------------------------
         January 1, 2007                      $1,500,000
         ------------------------------------------------------
         April 1, 2007                       $573,000,000
         ======================================================

              (ii) The Company shall repay the entire principal amount outstanding of any Revolving Loans on the Revolving Maturity Date.

              (iii) The Company shall repay any Incremental Term Loans on the Incremental Term Loan Repayment Dates in such amounts as may be agreed pursuant to section 2.1(f) at the time any Incremental Term Loan Commitments are established, and the payment due on the Incremental Term Loan Maturity Date shall in any event be in the amount of the entire remaining principal amount of the outstanding Incremental Term Loans.

              (b) MANDATORY PREPAYMENT---IF OUTSTANDING REVOLVING LOANS, SWING LINE LOANS AND LETTER OF CREDIT OUTSTANDINGS EXCEED TOTAL REVOLVING COMMITMENT. If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of Revolving Loans plus (ii) the aggregate outstanding principal amount of Swing Line Loans plus (iii) the aggregate amount of Letter of Credit Outstandings, exceeds the Total Revolving Commitment as then in effect, then the Borrower shall prepay on such date that principal amount of Swing Line Loans and, after Swing Line Loans have been paid in full, Revolving Loans, and after Revolving Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Loans to the requirements as to the amounts of partial prepayments which are contained in section 5.1. If, after giving effect to the prepayment of Swing Line Loans, Revolving Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Commitment as then in effect, then the Borrowers shall pay to the Collateral Agent an amount in cash and/or Cash Equivalents equal to such excess and the Collateral Agent shall hold such payment as security for the reimbursement obligations of the Borrowers and other Letter of Credit Obligors in respect of Letters of Credit pursuant to a cash collateral agreement or other appropriate documentation to be entered into in form and substance reasonably satisfactory to the Collateral Agent, each Letter of Credit Issuer and the Borrowers (which shall permit certain investments in Cash Equivalents satisfactory to the Collateral Agent, each Letter of Credit Issuer and the Borrower until the proceeds are applied to the secured obligations).

              (c) MANDATORY PREPAYMENT---IF SWING LINE LOANS EXCEED UNUTILIZED TOTAL REVOLVING COMMITMENT. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Loans exceeds the Unutilized Total Revolving Commitment as then in effect, the Borrowers shall prepay on such date Swing Line Loans in an aggregate principal amount at least equal to such excess and conforming in the case of partial prepayments of Swing Line Loans to the requirements as to the amounts of partial prepayments which are contained in section 5.1.

              (d) MANDATORY PREPAYMENT---IF SWING LINE LOANS EXCEED SWING LINE COMMITMENT. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Loans exceeds the Swing Line Commitment as then in effect, the Company shall prepay on such date Swing Line Loans in an aggregate principal amount at least equal to such excess and conforming in the case of partial prepayments of Loans to the requirements as to the amounts of partial prepayments which are contained in section 5.1.

              (e) MANDATORY PREPAYMENT---IF LOANS DENOMINATED IN EUROS EXCEED ALTERNATIVE CURRENCY SUBLIMIT. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Revolving Loans denominated in Euros exceeds the Alternative Currency Sublimit, the Borrowers shall prepay on such date Revolving Loans denominated in Euros in an aggregate principal amount at least equal to such excess and conforming in the case of partial prepayments of Revolving Loans to the requirements as to the amounts of partial prepayments which are contained in section 5.1.

              (f) MANDATORY PREPAYMENT---EXCESS CASH FLOW. If as of the fiscal year ending December 31, 2002 or the end of any subsequent fiscal year of the Company, its ratio of Consolidated Total Debt to Consolidated EBITDA for the Testing Period then ended, computed in accordance with section 9.7 hereof, exceeds 3.25 to 1.00, THEN within 10 days after the date on which the Company delivers its audited financial statements to the Lenders pursuant to section 8.1(a) hereof with respect to such fiscal year (or, if the Company fails to do so as required by said section 8.1(a), within 10 days after the last date by which such audited financial statements are required to have been so delivered pursuant to said section 8.1(a)), the Company shall prepay the principal of the Loans in an aggregate amount (an "EXCESS CASH FLOW PREPAYMENT AMOUNT"), conforming to the requirements as to the amount of partial prepayments contained in section 5.1, at least equal to 50% of the amount of Excess Cash Flow for such fiscal year. Prepayments of the Loans pursuant to this section 5.2(f) shall be applied (i) FIRST, to the Term Loans, with the Excess Cash Flow Prepayment Amount being allocated among the Term C Loans and Incremental Term Loans in the same proportion as the then outstanding Term C Loans and Incremental Term Loans, as the case may be, bear to the then outstanding Term Loans, and
         (ii) SECOND, after no Term Loans are outstanding, to the Revolving Loans. The Company shall be entitled to credit against the Excess Cash Flow Prepayment Amount payable on any date the principal amount of Term Loans prepaid pursuant to section 5.1 subsequent to the end of the fiscal year and on or prior to the date such Excess Cash Flow Prepayment Amount is payable. Prepayments of the Term Loans pursuant to this section 5.2(f) shall be applied to the Scheduled Repayments in inverse order of their maturity.

              (g) MANDATORY PREPAYMENT---CERTAIN PROCEEDS OF ASSET SALES. If during any fiscal year of the Company, the Company and its Subsidiaries have received cumulative Cash Proceeds during such fiscal year from one or more Asset Sales of at least $10,000,000, not later than the fifth Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in section 5.1, at least equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Asset Sale, shall be applied as a mandatory prepayment of principal of FIRST, the outstanding Term Loans, with the amount of such prepayment being allocated among the Term C Loans and Incremental Term Loans in the same proportion as the then outstanding Term C Loans and Incremental Term Loans, as the case may be, bear to the then outstanding Term Loans, and SECOND, after no Term Loans are outstanding, the outstanding Revolving Loans; PROVIDED, that if (A) no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, (B) the Company's ratio of Consolidated Total Debt to Consolidated EBITDA as of the end of the most recent Testing Period for which financial statements have been delivered to the Lenders hereunder was not in excess of 3.50 to 1.00, (C) the Company and its Subsidiaries have scheduled Consolidated Capital Expenditures during the following 12 months, and (D) the Company notifies the Administrative Agent of the amount and nature thereof and of its intention to reinvest all or a portion of such Net Cash Proceeds in such Consolidated Capital Expenditures during such 12 month period, THEN no such prepayment shall be required to the extent of the amount of such Net Cash Proceeds as to which the

         Company so indicates such reinvestment will take place. If at the end of any such 12 month period any portion of such Net Cash Proceeds has not been so reinvested, the Company will immediately make a prepayment of the principal of FIRST, the outstanding Term Loans, and SECOND, after no Term Loans are outstanding, the outstanding Revolving Loans, as provided above, in an amount, conforming to the requirements as to amount of partial prepayments contained in section 5.1, at least equal to such remaining amount. Prepayments of the Term Loans pursuant to this section 5.2(g) shall be applied to the Scheduled Repayments in inverse order of their maturity.

              (h) MANDATORY PREPAYMENT---CERTAIN PROCEEDS OF EQUITY SALES. Not later than the Business Day following the date of the receipt by the Company or any Subsidiary of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of equity securities by the Company or any Subsidiary after the Closing Date (other than any sale or issuance to management, employees (or key employees) or directors pursuant to stock option, stock grant or similar plans for the benefit of management, employees (key employees) or directors generally), the Company will prepay the principal of FIRST, the outstanding Term Loans, with the amount of such prepayment being allocated among the Term C Loans and any Incremental Term Loans in the same proportion as the then outstanding Term C Loans and any Incremental Term Loans bear to the then outstanding Term Loans, and SECOND, after no Term Loans are outstanding, the outstanding Revolving Loans, in an aggregate amount, conforming to the requirements as to the amounts of partial prepayments contained in section 5.1, which is not less than (x) 50% of such net proceeds, or (y) if less, an amount equal to the then aggregate outstanding principal amount of the outstanding Loans, if any. Prepayments of the Term Loans pursuant to this section 5.2(h) shall be applied to the Scheduled Repayments in inverse order of their maturity.

              (i) MANDATORY PREPAYMENT---CERTAIN PROCEEDS OF DEBT SECURITIES. Not later than the Business Day following the date of the receipt by the Company or any Subsidiary of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of debt securities by the Company or any Subsidiary after the Closing Date in an underwritten public offering, Rule 144A offering, or private placement with one or more institutional investors, the Company will prepay the principal of FIRST, the outstanding Term Loans, with the amount of such prepayment being allocated among the Term C Loans and any Incremental Term Loans in the same proportion as the then outstanding Term C Loans or any Incremental Term Loans, as the case may be, bear to the then outstanding Term Loans, and SECOND, after no Term Loans are outstanding, the outstanding Revolving Loans, in an aggregate amount, conforming to the requirements as to the amounts of partial prepayments contained in section 5.1, which is not less than (x) 100% of such net proceeds, or (y) if less, an amount equal to the then aggregate outstanding principal amount of the outstanding Loans, if any. Prepayments of the Term Loans pursuant to this section 5.2(i) shall be applied to the Scheduled Repayments in inverse order of their maturity.

              (j) MANDATORY PREPAYMENT---CERTAIN PROCEEDS OF AN EVENT OF LOSS. If during any fiscal year of the Company, the Company and its Subsidiaries have received cumulative Net Cash Proceeds during such fiscal year from one or more Events of Loss of at least $10,000,000, not later than the fifth Business Day following the date of receipt of any Net Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in section 5.1, at least equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Event of Loss, shall be applied as a mandatory prepayment of principal of FIRST, the outstanding Term Loans, with the amount of such prepayment being allocated among the Term C Loans and any Incremental Term Loans in the same proportion as the then outstanding Term C Loans and any Incremental Term Loans, as the case may be, bear to the then outstanding Term Loans, and SECOND, after no Term Loans are outstanding, the outstanding Revolving Loans; PROVIDED, that notwithstanding the foregoing, any such Net Cash Proceeds representing proceeds of business interruption insurance or insurance on inventory may instead be applied FIRST, to the principal of outstanding Revolving Loans, and SECOND, after no Revolving Loans are outstanding, to the principal of Term Loans, but otherwise in accordance with the above provisions. Prepayments of the Term Loans pursuant to this section 5.2(j) shall be applied to the Scheduled Repayments in inverse order of their maturity.

              Notwithstanding the foregoing, in the event any property suffers an Event of Loss and (i) the Net Cash Proceeds received in any fiscal year as a result of such Event of Loss are more than $10,000,000, (ii) no Default under section 10.1(a) or Event of Default has occurred and is continuing, (iii) the Company's ratio of Consolidated Total Debt to Consolidated EBITDA as of the end of the most recent Testing Period for which financial statements have been delivered to the Lenders hereunder was not in excess of 3.50 to 1.00, and (iv) the Company notifies the Administrative Agent and the Lenders in writing that it intends to rebuild or restore the affected property, and that such rebuilding or restoration can be accomplished within 18 months out of such Net Cash Proceeds and other funds available to the Company, THEN no such prepayment of the Loans shall be required if the Company immediately deposits such Net Cash Proceeds in a cash collateral deposit account over which the Collateral Agent shall have sole dominion and control, and which shall constitute part of the Collateral under the Security Documents and may be applied as provided in section 10.3 if an Event of Default occurs and is continuing. So long as no Default under section 10.1(a) or Event of Default has occurred and is continuing, the Collateral Agent is authorized to disburse amounts from such cash collateral deposit account to or at the direction of the Company for application to the costs of rebuilding or restoration of the affected property. Any amounts not so applied to the costs of rebuilding or restoration or as provided in section 10.3 shall be applied to the prepayment of the Loans as provided above.

              (k) MANDATORY PREPAYMENT---CHANGE OF CONTROL. On the date of which a Change of Control occurs, notwithstanding anything to the contrary contained in this Agreement, no further Borrowings shall be made and the then outstanding principal amount of all Loans, if any, and other Obligations, shall become due and payable and shall be prepaid in full, together with accrued interest and Fees and the Company shall contemporaneously either (i) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to the Required Revolving Lenders), or (ii) the Company shall pay to the Collateral Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrowers and the other Letter of Credit Obligors in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Collateral Agent, each Letter of Credit Issuer and the Company (which shall permit certain investments in Cash Equivalents satisfactory to the Collateral Agent, each Letter of Credit Issuer and the Borrowers until the proceeds are applied to the secured obligations).

              (l) PARTICULAR LOANS TO BE PREPAID. With respect to each repayment or prepayment of Loans required by this section 5.2, the Company shall designate the Types of Loans which are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, PROVIDED that (i) the Company shall first so designate all Loans that are Prime Rate Loans and Eurocurrency Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurocurrency Loans for repayment or prepayment,
         (ii) if the outstanding principal amount of Eurocurrency Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be Converted into Prime Rate Loans, and (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designation by the Company as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under section 2.10. Any repayment or prepayment of Eurocurrency Loans or Money Market Loans pursuant to this section 5.2 shall in all events be accompanied by such compensation as is required by section 2.10.

No Foreign Borrower shall be required to make a mandatory repayment or prepayment as provided in this section 5.2 in excess of the amount actually advanced to any such Foreign Borrower.

         5.3. METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its PRO RATA share) account of the Lenders entitled thereto, not later than 12:00 noon (local time at the Payment Office) on the date when due and shall be made at the Payment Office in immediately available funds and in lawful money of the

United States of America (in the case of Loans denominated in Dollars), or in Euros (in the case of Loans denominated in Euros), at the Payment Office, it being understood that written notice by the Company to the Administrative Agent to make a payment from the funds in the Company's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 noon (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Unpaid Drawings, interest and Fees then due hereunder and an Event of Default is not then in existence, such funds shall be applied (i) FIRST, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and
(ii) SECOND, towards payment of principal and Unpaid Drawings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unpaid Drawings then due to such parties.

         5.4. NET PAYMENTS. (a) All payments made by the Borrowers hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in section 5.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by them of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrowers agree to reimburse each Lender, upon the written request of such Lender for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Lender is located and for any withholding of income or similar taxes imposed by the United States of America as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, which request shall be accompanied by a statement from such Lender setting forth, in reasonable detail, the computations used in determining such amounts. The Borrowers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the relevant Lender, evidencing such payment by the Borrowers. The Borrowers will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

         (b) Each Lender that is a Foreign Lender agrees to provide to the Company and the Administrative Agent on or prior to the Effective Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to section 13.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this section 5.4(b)), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8ECI (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "SECTION 5.4(b)(ii) CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8ECI, and a Section 5.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Company and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this section 5.4(b). Notwithstanding anything to the contrary contained in section 5.4(a), but subject to section 13.4(g) and the immediately succeeding sentence,
(x) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is a Foreign Lender and which has not provided to the Company such forms that establish a complete exemption from such deduction or withholding and
(y) the Borrowers shall not be obligated pursuant to section 5.4(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto (I) if such Lender has not provided to the Company the Internal Revenue Service forms required to be provided to the Company pursuant to this section 5.4(b) or
(II) in the case of a payment other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this section 5.4 and except as specifically provided for in section 13.4(g), the Borrowers agree to pay additional amounts and indemnify each Lender in the manner set forth in section 5.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

         (c) If any Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes paid as to which indemnification has been paid by any Borrower pursuant to this section, it shall promptly remit such refund (including any interest received in respect thereof), net of all out-of-pocket costs and expenses; PROVIDED, that the Borrowers agree to promptly return any such refund (plus interest) to such Lender in the event such Lender is required to repay such refund to the relevant taxing authority. Any such Lender shall provide the Company with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender to apply for any such refund.

         (d) Reference is hereby made to the provisions of section 2.9(d) for certain limitations upon the rights of a Lender under this section.

SECTION 6. CONDITIONS PRECEDENT

         6.1. CONDITIONS PRECEDENT AT CLOSING DATE. The obligation of the Lenders to make Loans, and of any Letter of Credit Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

              (a) EFFECTIVENESS; NOTES. On or prior to the Closing Date, (i) the Effective Date shall have occurred , (ii) the Term A Loans under the Existing Credit Agreement shall have been repaid in full and the Term B Loans under the Existing Credit Agreement shall have been assigned to Lenders having Term C Commitments hereunder or shall have been converted into Term C Loans hereunder such that on the Closing Date and after giving effect to the transactions contemplated to take place on the Closing Date the maximum principal amount of Term Loans outstanding is $600,000,000 and (iii) there shall have been delivered to the Administrative Agent for the account of each Lender each appropriate Note executed by the Borrowers, in each case, in the amount, maturity and as otherwise provided herein.

              (b) FEES, ETC. The Company shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 4.1 hereof and all reasonable fees and expenses of the Joint Lead Arrangers and the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

              (c) OTHER CREDIT DOCUMENTS. The Credit Parties named therein shall have duly executed and delivered and there shall be in full force and effect, and original counterparts shall have been delivered to the Administrative Agent, in sufficient quantities for the Lenders, of amendments to, or restatements or confirmations of, (i) the Subsidiary Guaranty; (ii) the Security Agreement; (iii) the Collateral Assignment of Patents; (iv) the Collateral Assignment of Trademarks; and (v) the Pledge Agreement.

              (d) CHARTER AND BY-LAWS, GOOD STANDING OF THE BORROWERS. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, (i) a copy of the certificate or articles of incorporation of each Borrower, including any amendments or restatements thereof, certified as of a recent date by the Secretary of State or other governmental official of the jurisdiction of its formation, (ii) a copy of the By-Laws or equivalent governing documents of the Borrowers, certified as true, correct and in full force and effect by the Secretary or an Assistant Secretary of each Borrower; and
         (iii) a copy of a certificate of good standing for the Borrowers, issued as of a recent date by the Secretary of State or other governmental official of the jurisdiction of its formation. With respect to each other Credit Party, the Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of each such Credit Party certifying that since the First Amended and Restated Closing Date, there has been no amendment or change to such Credit Party's certificate or articles of incorporation and Bylaws.

              (e) CORPORATE RESOLUTIONS AND APPROVALS. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, certified copies of the resolutions of the Board of Directors (or the equivalent) of the Borrowers approving this Agreement and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Borrowers of this Agreement.

              (f) INCUMBENCY CERTIFICATES. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of each Borrower and each other Credit Party, certifying the names and true signatures of the officers of the Borrowers or such other Credit Party, as the case may be, authorized to sign the Credit Documents to which the Borrower or such other Credit Party is a party and the other documents which may be executed and delivered in connection herewith.

              (g) OPINION OF COUNSEL. On the Closing Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, from Squire, Sanders & Dempsey LLP, special counsel to the Borrowers covering such matters incident to the transactions contemplated hereby as the Joint Lead Arrangers may reasonably request, such opinion to be in form and substance satisfactory to the Joint Lead Arrangers.

              (h) NO MATERIAL ADVERSE CHANGE IN LOAN SYNDICATION OR CAPITAL MARKETS. There shall not have occurred a material disruption or material adverse change in financial, banking, loan syndication or capital market conditions generally or in the market for new issuance of high yield securities or syndicated leveraged loans which, in the sole respective judgment of the Joint Lead Arrangers, could be expected to materially adversely affect the syndication of portions or all of the Facilities to additional Lenders.

              (i) COMPANY'S CLOSING CERTIFICATE. On the Closing Date the Administrative Agent shall have received a certificate, dated the Closing Date, of a responsible financial or accounting officer of the


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

         Company to the effect that, at and as of the Closing Date and both before and after giving effect to the initial Borrowings hereunder and the application of the proceeds thereof, (x) the Company is in compliance with all of the covenants contained in sections 8 and 9 of this Agreement, (y) no Default or Event of Default has occurred or is continuing, and (z) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that as to any such representations and warranties which expressly relate to an earlier specified date, such representations and warranties are only represented as having been true and correct in all material respects as of the date when made.

              (j) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

              (k) ABSENCE OF LITIGATION. There shall not be any action, suits or proceedings pending or threatened with respect to the Borrower or its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) that question the validity or enforceability of any of the Credit Documents, or of any action to be taken by the Borrower or any of the Credit Parties pursuant to any of the Credit Documents.

              (l) FINANCIAL STATEMENTS; PROJECTIONS. The Administrative Agent shall have received the following financial statements and information:
         (a) audited consolidated balance sheets of the Company as of December 31, 2000 and December 31, 2001, and unaudited consolidated balance sheets of the Company as of March 31, 2002, and the related audited consolidated statements of operations and cash flows of the Company for each of the of the twelve-month periods ended December 31, 1999, December 31, 2000 and December 31, 2001 and unaudited consolidated statements of operations and cash flows of the Company for the three-month period ended March 31, 2002, and (b) projected financial statements (including balance sheets and income statements, stockholders' equity and cash flows) (the "FINANCIAL PROJECTIONS") of the Company and its Subsidiaries for the five-year period following the Closing Date; all of the foregoing to be in form and substance satisfactory to the Joint Lead Arrangers.

         6.2. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligations of the Lenders to make each Loan and/or of a Letter of Credit Issuer to issue each Letter of Credit is subject, at the time thereof, to the satisfaction of the following conditions:

              (a) NOTICE OF BORROWING, ETC. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of section 2.3 with respect to the incurrence of Loans or a Letter of Credit Request meeting the requirement of section 3.2 with respect to the issuance of a Letter of Credit.

              (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

         6.3. FIRST BORROWING BY OMG AG. The obligations of the Lenders to make any Revolving Loan on the occasion of the first borrowing by OMG AG is subject, at the time thereof, to the satisfaction of the following conditions:

              (a) NOTES. The Administrative Agent shall have received for the account of the applicable Lender an appropriate Note or Notes executed by OMG AG.

              (b) OPINION OF COUNSEL. The Administrative Agent shall have received an opinion of special counsel to OMG AG, addressed to the Administrative Agent and the Lenders, covering such matters as the Administrative Agent may reasonably request, such opinion to be in form and substance acceptable to the Administrative Agent.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in section 6.1 and/or 6.2 and/or 6.3, as the case may be, have been satisfied as of the times referred to in sections 6.1,
6.2 and 6.3. All of the certificates, legal opinions and other documents and papers referred to in this section 6, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Administrative Agent and the Lenders and, except for the Notes, in sufficient counterparts for the Administrative Agent and the Lenders, and the Administrative Agent will promptly distribute to the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.

         SECTION 7. REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and to make the Loans, and/or to issue and/or to participate in the Letters of Credit provided for herein, the Company makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

         7.1. CORPORATE STATUS, ETC. Each of the Company and its Subsidiaries
(i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

         7.2. SUBSIDIARIES. Annex II hereto lists, as of the date hereof, each Subsidiary of the Company (and the direct and indirect ownership interest of the Company therein).

         7.3. CORPORATE POWER AND AUTHORITY, ETC. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.4. NO VIOLATION. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Documents) upon any of the property or assets of such Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter documents of such Credit Party.

         7.5. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or


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

authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which any Credit Party is a party, EXCEPT for (x) the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Documents, and (y) the filing of required information under and the expiration of any applicable waiting periods provided under any applicable pre-merger antitrust or similar laws or regulations.

         7.6. LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by the Company or any of the other Credit Parties pursuant to any of the Credit Documents.

         7.7. USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all the Borrowings under the Term C Facility made hereunder on the Closing Date shall be utilized to (i) repay the Term A Loans, the Term B Loans and a portion of the Revolving Loans outstanding under the Existing Credit Agreement (except to the extent Term B Loans are converted to Term C Loans as provided herein), (ii) pay fees and expenses incurred in connection with the foregoing and the transactions contemplated by the Credit Documents, (iii) support working capital needs, and
(iv) otherwise be utilized for lawful purposes not inconsistent with the requirements of this Agreement. Any additional proceeds of such Borrowings and all proceeds of all other Loans and Credit Events shall be utilized to support working capital needs, and otherwise be utilized for lawful purposes not inconsistent with the requirements of this Agreement.

         (b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Company or of the Company and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

         7.8. FINANCIAL STATEMENTS, ETC. (a) The audited consolidated balance sheets of the Company as of December 31, 2000 and December 31, 2001 and the audited consolidated statements of operations and cash flows for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001 were prepared in accordance with Regulation S-X and fairly present the financial position of the Company as of each such date and its results of operations for each such period. The consolidated pro forma income statements and balance sheets of the Company and its Subsidiaries were prepared on a basis consistent with the requirements of, but not pursuant to, Rule 11-02 if Regulation S-X and the Projections include all adjustments necessary to present fairly in all material respects the pro forma financial conditions of the Company and its Subsidiaries at the respective dates and for the respective periods indicated. The Company and its Subsidiaries did not have, as of the date of the latest Financial Statements referred to above, and will not have as of the Closing Date after giving effect to the incurrence of Loans hereunder, any material or significant contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment (other than Precious Metal Leases) that is not reflected in the foregoing financial statements or the notes thereto in accordance with GAAP and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries.

         (b) Each Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that such Borrower has incurred to the Administrative Agent and the Lenders. Each Borrower now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and each Borrower, as of the Closing Date, owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay such Borrower's debts; and each Borrower is not entering into the Credit Documents with the intent to hinder, delay or defraud its creditors. For purposes of this section 7.8(b), "DEBT" means any liability on a claim, and "CLAIM" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not


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

such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (c) The Company has delivered or caused to be delivered to the Lenders prior to the execution and delivery of this Agreement (i) a copy of the Company's Report on Form 10-K as filed (without Exhibits) with the SEC for its fiscal year ended December 31, 2001, which contains a general description of the business and affairs of the Company and its Subsidiaries, (ii) a company presentation dated June 14, 2002 prepared by the Joint Lead Arrangers (with assistance from the Company) which contains information with respect to the business, properties and operations of the Company and its Subsidiaries (the "COMPANY PRESENTATION"), and (iii) the Financial Projections. To the best of the Company's knowledge, as of the date thereof and as of the Closing Date, the information contained in the Company Presentation provided by the Company relating to the Company and its Affiliates is correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which such statements were made. To the extent that the Company Presentation contains any information with respect to Degussa AG for any date prior to August 10, 2001, the Company believes such information to be correct in all material respects both as of the date of the Company Presentation and as of the Closing Date. The foregoing representations as to the Company Presentation are made on the express understanding that (x) the only representations and warranties concerning the Financial Projections included in the Company Presentation are those representations and warranties specifically set forth below, (y) the summary description in the Company Presentation of the principal terms and conditions of the Credit Documents is qualified in its entirety by reference to the actual terms and conditions of this Agreement and the other Credit Documents, and (z) the Company makes no representation or warranty concerning any estimates or projections included in the Company Presentation except for those representations and warranties concerning the Financial Projections which are specifically set forth below. The Financial Projections were prepared on behalf of the Company in good faith after taking into account historical levels of business activity of the Company and its Subsidiaries, historical financial information, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Company and its Subsidiaries to be pertinent thereto; PROVIDED, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Company's projected consolidated results as set forth in the Financial Projections will actually be realized. No facts are known to the Company at the Closing Date which, if reflected in the Financial Projections, would result in a Material Adverse Effect.

         7.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 2001, there has been no change in the condition, business, affairs or prospects of the Company and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, EXCEPT FOR changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

         7.10. TAX RETURNS AND PAYMENTS. Each of the Company and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Company and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Company knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Company and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

         7.11. TITLE TO PROPERTIES, ETC. The Company and each of its Subsidiaries has good and marketable title, in the case of real property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Permitted Liens. The interests of the Company and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in section 7.8, taken as a whole, were sufficient, in the judgment of the Company, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Company and such Subsidiaries.


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

         7.12. LAWFUL OPERATIONS, ETC. Except for known situations or incidents which are reserved for on the most recent consolidated balance sheet referred to in section 7.8 or which, if not so reserved, could not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries is in full compliance with all material requirements imposed by law, whether federal or state, including (without limitation) Environmental Laws and zoning ordinances.

         7.13. ENVIRONMENTAL MATTERS. (a) The Company and each of its Subsidiaries is in compliance with all Environmental Laws governing its business, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the business of the Company and each of its Subsidiaries under any Environmental Law have been secured and the Company and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any Environmental Laws, and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of the Company, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect.

         (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Company or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

         7.14. COMPLIANCE WITH ERISA. Compliance by the Company and each of its Subsidiaries with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Company and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan or give rise to a material liability of the Company or any ERISA Affiliate in respect thereof. Neither the Company nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

         7.15. INTELLECTUAL PROPERTY, ETC. The Company and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, EXCEPT for such patents, trademarks, service marks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         7.16. INVESTMENT COMPANY ACT, ETC. Neither the Company nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as


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

amended, the ICC Termination Act of 1995, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

         7.17. EXISTING INDEBTEDNESS. Annex III sets forth a true and complete list, as of the date or dates set forth therein, of all Indebtedness of the Company and each of its Subsidiaries, on a consolidated basis, which (i) has an outstanding principal amount of at least $1,000,000, or may be incurred pursuant to existing commitments or lines of credit, or (ii) is secured by any Lien on any property of the Company or any Subsidiary, and which will be outstanding on the Closing Date after giving effect to any Borrowing hereunder which is expected to be made on the Closing Date, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so listed on Annex III, herein the "EXISTING INDEBTEDNESS"). The Company has provided to the Administrative Agent prior to the date of execution hereof true and complete copies (or summary descriptions) of all agreements and instruments governing the Indebtedness listed on Annex III (the "EXISTING INDEBTEDNESS AGREEMENTS").

         7.18. BURDENSOME CONTRACTS; LABOR RELATIONS. Neither the Company nor any of its Subsidiaries (i) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) is a party to any labor dispute affecting any bargaining unit or other group of employees generally,
(iii) is subject to any material strike, slow down, workout or other concerted interruptions of operations by employees of the Company or any Subsidiary, whether or not relating to any labor contracts, (iv) is subject to any significant pending or, to the knowledge of the Company, threatened, unfair labor practice complaint, before the National Labor Relations Board, and (v) is subject to any significant pending or, to the knowledge of the Company, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) is subject to any significant pending or, to the knowledge of the Company, threatened, significant strike, labor dispute, slowdown or stoppage, or (vii) is, to the knowledge of the Company, involved or subject to any union representation organizing or certification matter with respect to the employees of the Company or any of its Subsidiaries, EXCEPT (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.19. SECURITY INTERESTS. Until terminated in accordance with the terms thereof, each of the Security Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto from time to time, in favor of the Collateral Agent for the benefit of the Secured Creditors referred to in the Security Documents, superior to and prior to the rights of all third Persons and subject to no other Liens, EXCEPT that the Collateral under the Security Documents may be subject to Permitted Liens. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid.

         7.20. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Company Presentation and the Financial Projections (as to which representations are made only as provided in section 7.8), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by the Borrower is only represented herein as being based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.


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SECTION 8. AFFIRMATIVE COVENANTS

         The Company hereby covenants and agrees that on the Effective Date and thereafter so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes or Letters of Credit remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

         8.1. REPORTING REQUIREMENTS. The Company will furnish to the Administrative Agent and each Lender (except with respect to the information to be provided in paragraph (d) below, which information shall be provided to a Lender by the Administrative Agent upon request therefor):

              (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, the consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholders' equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Company, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

              (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the quarterly accounting periods in each fiscal year of the Company, the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated statements of income and of cash flows for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Company by the Chief Financial Officer or other Authorized Officer of the Company, subject to changes resulting from normal year-end audit adjustments.

              (c) OFFICER'S COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate on behalf of the Company of the Chief Financial Officer or other Authorized Officer of the Company to the effect that, to the best knowledge of the Company, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Company proposes to take with respect thereto, which certificate shall set forth the calculations required to establish compliance with the provisions of sections 9.7, 9.8, 9.9 and 9.10 of this Agreement, and in the event the compliance with any such covenant is being calculated on a Pro Forma Basis, such certificate shall contain a certification that the financial items presented on a Pro Forma Basis have been derived in accordance with the definition of Pro Forma Basis and the relevant assumptions made in such determination.

              (d) BUDGETS AND FORECASTS. Not later than 60 days following the commencement of any fiscal year of the Company and its Subsidiaries, a consolidated budget in reasonable detail for each of the four fiscal quarters of such fiscal year, as customarily prepared by management for its internal use, setting forth the forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Company and its Subsidiaries for the period covered thereby.

              (e) NOTICE OF DEFAULT, LITIGATION OR CERTAIN MATTERS INVOLVING MAJOR CUSTOMERS OR SUPPLIERS. Promptly, and in any event within three Business Days, in the case of clause (i) below, or 10 days, in the case of clause (ii) or (iii) below, after the Company or any of its Subsidiaries obtains knowledge thereof, notice of

                  (i) the occurrence of any event which constitutes a Default or
              Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto,

                  (ii) the commencement of, or any other material development concerning, any litigation or governmental or regulatory proceeding pending against the Company or any of its Subsidiaries, if the same involves (in the Company's reasonable judgment) any substantial likelihood of having a Material Adverse Effect, and

                  (iii) if the same involves (in the Company's reasonable
              judgment) any substantial likelihood of having a Material Adverse Effect, any significant adverse change in the Company's or any Subsidiary's relationship with, or any significant event or circumstance which is in the Company's reasonable judgment likely to adversely affect the Company's or any Subsidiary's relationship with, (A) any customer (or related group of customers) representing more than 10% of the Company's consolidated revenues during its most recent fiscal year, or (B) any supplier which is material to the operations of the Company and its Subsidiaries considered as an entirety.

              (f) ERISA. Promptly, and in any event within 10 days after the Company, any Subsidiary of the Company or any ERISA Affiliate knows of the occurrence of any of the following, the Company will deliver to each of the Lenders a certificate on behalf of the Company of an Authorized Officer of the Company setting forth the full details as to such occurrence and the action, if any, that the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                  (i) that a Reportable Event has occurred with respect to any
              Plan;

                  (ii) the institution of any steps by the Company, any ERISA
              Affiliate, the PBGC or any other Person to terminate any Plan;

                  (iii) the institution of any steps by the Company or any ERISA
              Affiliate to withdraw from any Plan;

                  (iv) the institution of any steps by the Company or any
              Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $5,000,000;

                  (v) a non-exempt "prohibited transaction" within the meaning of section 406 of ERISA in connection with any Plan;

                  (vi) that a Plan has an Unfunded Current Liability exceeding
              $5,000,000;

                  (vii) any material increase in the contingent liability of the
              Company or any Subsidiary with respect to any post-retirement welfare liability; or

                  (viii) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

              (g) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 10 Business Days after, an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened material Environmental Claim


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

         against the Company or any of its Subsidiaries or any Real Property owned or operated by the Company or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Company or any of its Subsidiaries that (A) results in material noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of a material Environmental Claim against the Company or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Company or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim, the Company's or such Subsidiary's response thereto and the potential exposure in dollars of the Company and its Subsidiaries with respect thereto.

              (h) SEC REPORTS AND REGISTRATION STATEMENTS. Promptly after transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that the Company or any of its Subsidiaries files with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms).

              (i) ANNUAL AND QUARTERLY REPORTS, PROXY STATEMENTS AND OTHER REPORTS DELIVERED TO STOCKHOLDERS GENERALLY. Promptly after transmission thereof to its stockholders, copies of all annual, quarterly and other reports and all proxy statements that the Company furnishes to its stockholders generally.

              (j) PRESS RELEASES. Promptly after the release thereof to any news organization or news distribution organization, copies of any press releases and other similar statements intended to be made available generally by the Company or any of its Subsidiaries to the public concerning material developments relating to the Company or any of its Subsidiaries.

              (k) RECEIVABLES PROGRAM. With reasonable promptness, notice that the purchaser of receivables under the Permitted Receivables Program has refused to purchase or rejected any receivables offered to such purchaser, or of the occurrence of any default or event of default under the Permitted Receivables Program.

              (l) OTHER INFORMATION. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Company or any of its Subsidiaries as any Lender may reasonably request from time to time.

         8.2. BOOKS, RECORDS AND INSPECTIONS. (a) The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company or such Subsidiaries, as the case may be, in accordance with GAAP.

         (b) The Company will permit officers and designated representatives of the Administrative Agent or the Collateral Agent, upon at least two Business Days' notice to the Chief Financial Officer of the Company, to visit and inspect any of the properties or assets of the Company and any of its Subsidiaries in whomsoever's possession (but only to the extent the Company or such Subsidiary has the right to do so to the extent in the possession of another Person), to examine the books of account, records, reports and other papers of the Company and any of its Subsidiaries, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Company and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any (and by this provision the Company authorizes such independent accountants and actuaries to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries), all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or


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

the Collateral Agent may request. The Administrative Agent and the Collateral Agent may (at their own initiative), and shall (if so instructed by the Required Lenders), exercise their rights under this section 8.2(b) from time to time. In any event, the Administrative Agent and the Collateral Agent will promptly furnish the Lenders with copies of any material documentation obtained by them during the course of any inspection, examination or discussions pursuant to this section 8.2(b). If any Lender requests copies of any other documentation so obtained by the Administrative Agent or the Collateral Agent, the Administrative Agent or the Collateral Agent, as applicable, will promptly furnish copies thereof to all of the Lenders.

         (c) During any period in which an Event of Default shall have occurred and be continuing, any Lender (or group of Lenders whose investments are under management by a common investment advisor or one or more affiliated investment advisors, or who are otherwise Affiliates of each other) whose Commitments or outstanding Loans exceed $10,000,000, may itself, in coordination with the Administrative Agent, exercise any or all of the rights afforded to the Administrative Agent as specified in section 8.2(b).

         8.3. INSURANCE. (a) The Company will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Company and its Subsidiaries at the date hereof, and (ii) forthwith upon the Administrative Agent's written request (which the Administrative Agent may make on its own initiative and shall make if so requested by the Required Lenders), furnish to the Administrative Agent (who shall promptly distribute copies to the Lenders) such information about such insurance as the Administrative Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Administrative Agent and certified by an Authorized Officer of the Company.

         (b) The Company will, and will cause each of its Subsidiaries which is a Credit Party to, at all times keep their respective property which is subject to the Lien of any Security Document insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Company or any such Subsidiary) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days' prior written notice thereof (or 10 days' prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Collateral Agent,
(iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Lenders, and
(iv) shall in the case of any such certificates or endorsements in favor of the Collateral Agent, be delivered to or deposited with the Collateral Agent. In no event shall the Company be required to deposit the actual insurance policies with the Collateral Agent. The Administrative Agent shall deliver copies of any certificates of insurance to a Lender upon such Lender's reasonable request.

         (c) If the Company or any of its Subsidiaries shall fail to maintain all insurance in accordance with this section 8.3, or if the Company or any of its Subsidiaries shall fail to so endorse and deliver or deposit all endorsements or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon prior written notice to the Company, to procure such insurance and the Company agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be, on demand, for all costs and expenses of procuring such insurance.

         8.4. PAYMENT OF TAXES AND CLAIMS. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company or any of its Subsidiaries; PROVIDED that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and PROVIDED, FURTHER, that the Company will not be considered to be in default of any of the provisions of this sentence if the Company or any Subsidiary fails to pay any such amount which, individually or in the aggregate, is immaterial. Without limiting the generality of the foregoing, the Company will, and will cause each of its Subsidiaries to, pay in full all of its wage obligations to its employees in accordance with the Fair Labor Standards Act (29 U.S.C. sections 206-207) and any comparable provisions of applicable law.


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

         8.5. CORPORATE FRANCHISES. The Company will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority, PROVIDED that nothing in this section 8.5 shall be deemed to prohibit (i) any transaction permitted by section 9.2; (ii) the termination of existence of any Subsidiary if (A) the Company determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Lenders; or (iii) the loss of any rights, authorities or franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         8.6. MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, in good repair, working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

         8.7. COMPLIANCE WITH STATUTES, ETC. The Company will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

         8.8. COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limitation of the covenants contained in section 8.7 hereof,

              (a) The Company will comply, and will cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, EXCEPT to the extent that such compliance with Environmental Laws is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, and an adverse outcome in such proceedings is not reasonably expected to have a Material Adverse Effect.

              (b) The Company will keep or cause to be kept, and will cause each of its Subsidiaries to keep or cause to be kept, all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under section 9.3.

              (c) Neither the Company nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws and in the ordinary course of business, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

              (d) If required to do so under any applicable order of any governmental agency, the Company will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Company or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all governmental authorities, except to the extent that the Company or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

              (e) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after the


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         Lenders receive notice under section 8.1(g) for any Environmental Claim involving potential expenditures by the Company or any of its Subsidiaries in excess of $5,000,000 in the aggregate for any Real Property, the Company will provide, at its sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or a remedial action in connection with any Hazardous Materials on such Real Property. If the Company fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Company shall grant and hereby grants, to the Administrative Agent and the Lenders and their agents, access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Company's expense.

         8.9. FISCAL YEARS, FISCAL QUARTERS. If the Company shall change any of its or any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a Person which becomes a Subsidiary, made at the time such Person becomes a Subsidiary to conform to the Company's fiscal year and fiscal quarters), the Company will promptly, and in any event within 30 days following any such change, deliver a notice to the Administrative Agent and the Lenders describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact. If the Required Lenders determine that any such change will have any impact upon any financial computations to be made hereunder which is adverse to the Lenders, the Company will, if so requested by the Administrative Agent, enter into an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, modifying any of the financial covenants or related provisions hereof in such manner as the Required Lenders determine is necessary to eliminate such adverse effect.

         8.10. HEDGE AGREEMENTS, ETC. (a) In the event the Company or any of its Subsidiaries determines to enter into a Hedge Agreement it may do so, provided that (i) the Hedge Agreement does not expose the Company or its Subsidiaries to predominantly speculative risks unrelated to the amount of assets, Indebtedness or other liabilities intended to be subject to coverage on a notional basis under all such Hedge Agreements; and (ii) in the case of any Hedge Agreement entered into after the Effective Date with respect to interest rates, only if the proposed form thereof (including any proposed pricing or other material terms) has been provided to the Administrative Agent, for its consideration of any potential intercreditor issues, contemporaneously with the entry into such Hedge Agreement.

              (b) The Company shall obtain, and thereafter maintain in effect for a period of two years after the Effective Date, Interest Rate Protection with respect to $350,000,000 of its Indebtedness. For the purposes of this section 8.10(b), "Interest Rate Protection" shall mean either (x) such Indebtedness has a fixed rate of interest (and the Company or any Subsidiary has not thereafter entered into an interest rate swap agreement or similar agreement pursuant to which the Company or such Subsidiary has exchanged the obligation to pay the fixed rate of interest for an obligation to pay a floating rate of interest) or
         (y) the Company has entered into a Hedge Agreement or Hedge Agreements protecting against fluctuations in interest rates with respect thereto complying with the requirements of section 8.10(a) above.

         8.11. CERTAIN SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY. (a) In the event that at any time after the Closing Date

               (x) the Company has any Subsidiary (other than the Receivables Subsidiary or a Foreign Subsidiary as to which section 8.11(b) applies) which is not a party to the Subsidiary Guaranty, or

               (y) an Event of Default shall have occurred and be continuing and the Company has any Subsidiary (other than the Receivables Subsidiary) which is not a party to the Subsidiary Guaranty,

the Company will notify the Administrative Agent in writing of such event, identifying the Subsidiary in question and referring specifically to the rights of the Administrative Agent and the Lenders under this section. The Company will, within 30 days following request therefor from the Administrative Agent (who may give such request on its own initiative or upon request by the Required Lenders), cause such Subsidiary to deliver to the Administrative


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Agent, in sufficient quantities for the Lenders, (i) the Subsidiary Guaranty, if the Subsidiary Guaranty has not previously been executed and delivered, (ii) if the Subsidiary Guaranty has previously been executed and delivered, a joinder supplement, reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) if such Subsidiary is a corporation, resolutions of the Board of Directors of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement, or if such Subsidiary is not a corporation, such other evidence of the authority of such Subsidiary to execute such joinder supplement as the Administrative Agent may reasonably request; provided, however, that a Foreign Subsidiary that is a Borrower shall become obligated in respect of, and pledge collateral to secure, only such Indebtedness as is actually advanced directly to such Foreign Subsidiary.

         (b) Notwithstanding the foregoing provisions of this section 8.11 or the provisions of section 8.12 hereof, the Company shall not, unless an Event of Default shall have occurred and be continuing, be required to pledge (or cause to be pledged) more than 65% of the stock or other equity interests in any first tier Foreign Subsidiary, or any of the stock or equity interests in any first tier Foreign Subsidiaries which alone or when combined or consolidated with each other would not constitute a Material Subsidiary, or any of the stock or other equity interests in any other Foreign Subsidiary, or to cause a Foreign Subsidiary to join in the Subsidiary Guaranty or to become a party to the Security Agreement or any other Security Document.

         8.12. ADDITIONAL SECURITY; FURTHER ASSURANCES. (a) In the event that at any time after the Closing Date the Company or any of its Subsidiaries (other than the Receivables Subsidiary) owns or holds an interest in any Real Property, assets, stock, securities or any other property or interest, located within or outside of the United States or arising out of business conducted from any location within or outside the United States, which is not at the time included in the Collateral and is not subject to a Permitted Lien securing Indebtedness (all of the foregoing, "UNCOLLATERALIZED PROPERTY"), the Company will notify the Administrative Agent in writing of such event, identifying the Uncollateralized Property in question and referring specifically to the rights of the Administrative Agent and the Lenders under this section 8.12; PROVIDED that notwithstanding the foregoing, the Company need not notify the Administrative Agent under this section 8.12(a) of (x) any leasehold interest which is acquired or held by the Company or any Subsidiary unless the same involves a nominal or bargain purchase price option, or (y) any Uncollateralized Property which at the time is not required to be included in the Collateral pursuant to section 8.11(b) or the proviso at the end of section 8.12(b).

         (b) The Company will, or will cause an applicable Subsidiary to, within 30 days following request by the Collateral Agent (who may make such request on its own initiative or upon instructions from the Required Lenders), grant the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Documents) security interests and mortgages or deeds of trust, pursuant to the Pledge Agreement or other new documentation (each an "ADDITIONAL SECURITY DOCUMENT") or joinder in any existing Security Document to which it is not already a party, in all of the Uncollateralized Property as to which the Administrative Agent has notified the Company that the same is required to be included in the Collateral, SUBJECT to obtaining any required consents from third parties (including third party lessors and co-venturers) necessary to be obtained for the granting of a Lien on any particular Uncollateralized Property (with the Company hereby agreeing to use, and to cause its Subsidiaries to use, reasonable best efforts to obtain such consents), and ALSO SUBJECT to the provisions of section 8.11(b); PROVIDED that the Company shall not be required to cause to be delivered any mortgage or deed of trust on any Leasehold or other Real Property, or any chattel mortgage or security agreement covering an aircraft, unless an Event of Default shall have occurred and be continuing.

         (c) Each Additional Security Document (i) shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent, which documentation shall in the case of Real Property owned in fee be accompanied by such Phase I environmental reports or assessments, a mortgage policy of title insurance (subject to a standard survey exception), and other supporting documentation requested by and reasonably satisfactory in form and substance to the Administrative Agent; and (ii) shall constitute a valid and enforceable perfected Lien upon the interests or properties so included in the Collateral, superior to and prior to the rights of all third Persons and subject to no other Liens except those permitted by section 9.3 or otherwise agreed by the Administrative Agent at the time of perfection thereof and (in the case of Real Property or interests therein) such other encumbrances as may be set forth in the mortgage policy, if any, relating to such Additional Security


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

Document which shall be delivered to the Collateral Agent together with such Additional Security Document and which shall be satisfactory in form and substance to the Collateral Agent and the Administrative Agent. The Company, at its sole cost and expense, will cause each Additional Security Document or instruments related thereto to be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens created thereby required to be granted pursuant to the Additional Security Document, and will pay or cause to be paid in full all taxes, fees and other charges payable in connection therewith. Furthermore, the Company shall cause to be delivered to the Collateral Agent such opinions of local counsel, appraisals, title insurance, environmental assessments, consents of landlords, lien waivers from landlords or mortgagees and other related documents as may be reasonably requested by the Collateral Agent in connection with the execution, delivery and recording of any Additional Security Document, all of which documents shall be in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent, except that no leasehold mortgage or deed of trust, title insurance or surveys shall be required for any leasehold properties (unless the lessee has a nominal or bargain purchase option).

         (d) The Company will, and will cause each of its Subsidiaries to, at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. If at any time the Collateral Agent determines, based on applicable law, that all applicable taxes (including, without limitation, mortgage recording taxes or similar charges) were not paid in connection with the recordation of any mortgage or deed of trust, the Company shall promptly pay the same upon demand.

         (e) The Company will if requested by any Lender at any time, in order to meet any legal requirement applicable to such Lender, provide to the Collateral Agent and the Lenders, at the sole cost and expense of the Company, appraisals and other supporting documentation relating to any mortgage or deed of trust delivered as an Additional Security Document hereunder, as specified by any Lender, meeting the appraisal and other documentation requirements of the Real Estate Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, or any other legal requirements applicable to any Lender, which in the case of any such appraisal shall be prepared by one or more valuation firms of national standing, acceptable to the Required Lenders, utilizing appraisal standards satisfying such Amendments, Act or other legal requirements.

         (f) For the avoidance of doubt, the Company shall have no obligation to cause to be delivered any survey of any Real Property which is covered by any mortgage, deed of trust or similar instrument constituting an Additional Security Document so as to permit a title company to eliminate by endorsement the "survey exception" to the title policy for such Real Property.

         (g) Notwithstanding the foregoing provisions of this section 8.12, in the event the Administrative Agent notifies the Company that the Required Lenders have determined on the basis of an environmental report or assessment delivered by the Company pursuant to the provisions of section 8.12(c) that an Additional Security Document encumbering any particular Real Property should not be delivered under this section 8.12, the Company shall be relieved of its obligation in this section 8.12 to deliver or cause to be delivered an Additional Security Document in the form of a mortgage, deed of trust or similar instrument covering such Real Property, SUBJECT to any later determination by the Required Lenders notified to the Company by the Administrative Agent that an Additional Security Document in the form of a mortgage, deed of trust or similar instrument covering such Real Property should be executed and delivered hereunder.

         (h) As promptly as practicable after the date (i) any Credit Party has any Collateral located in a jurisdiction as to which the Administrative Agent shall not previously have received a lien search report listing all effective UCC financing statements and other Liens filed against such Credit Party in such jurisdiction and containing copies of all such effective UCC financing statements and other Lien documents, (ii) any Person first becomes a Credit Party, or (iii) any UCC financing statement or Security Document is filed against any Credit Party to perfect security interests granted pursuant to the Security Agreement or any other Security Document, the Company will, at its expense, cause to be delivered to the Administrative Agent and the Lenders search reports listing all effective UCC financing statements and other Lien documents filed against such Person or Credit Party in each applicable jurisdiction and containing copies of all such effective UCC financing statements and other Lien


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

documents. In addition, whenever requested by the Administrative Agent, but not more frequently than once in any 12-month period, the Company will promptly provide the Administrative Agent and the Lenders with such new or updated title, lien, judgment, patent, trademark and UCC financing statement searches or reports as to the Company or any of its Subsidiaries, or any Collateral of any Credit Party, as the Administrative Agent may specify to the Company in its request.

         (i) The Collateral Agent is authorized, without the consent of any of the Lenders, to (i) enter into any modification of any Security Document which the Collateral Agent reasonably believes is required to conform to the mandatory requirements of local law, or to local customs followed by financial institutions with respect to similar collateral documents involving property located in any particular jurisdiction, (ii) in the case of any Security Document relating to property located in a particular jurisdiction which imposes a tax with respect to such Security Document based on the amount of the obligations secured thereby, expressly limit the amount of such secured obligations which are secured by such property to such amount as, in the Collateral Agent's good faith judgment, is appropriate so that the amount of such tax is reasonable in light of the estimated value of the property located in such jurisdiction, and/or (iii) designate the amount of title insurance coverage for any title insurance policy provided hereunder in an amount reasonably believed by the Collateral Agent to be representative of the fair value of the property covered thereby.

         (j) The Company will provide the Administrative Agent with sufficient copies of each Additional Security Document and any additional supporting documents delivered in connection therewith for distribution of copies thereof to the Lenders, and the Administrative Agent will promptly so distribute such copies.

         8.13. CASUALTY AND CONDEMNATION. (a) The Company will promptly (and in any event within 10 days) furnish to the Administrative Agent and the Lenders written notice of any Event of Loss involving any property included in the Collateral which is reasonably believed to be in excess of $10,000,000.

         (b) If any Event of Loss results in Net Cash Proceeds (whether in the form of insurance proceeds, a condemnation award or otherwise), a portion or all of which is required to be applied as a prepayment of the Loans or to the rebuilding or restoration of any affected property pursuant to section 5.2, the Collateral Agent is authorized to collect such Net Cash Proceeds and, if received by any Credit Party, the Company will, or will cause any applicable Credit Party, to pay over such Net Cash Proceeds to the Collateral Agent.

         8.14. LANDLORD/MORTGAGEE WAIVERS; BAILEE LETTERS. If requested to do so by the Administrative Agent (who may so request on its own initiative and who shall so request if required to do so by instructions from the Required Lenders), the Company will promptly (and in any event within 60 days following any such request) obtain, and thereafter the Company will maintain in effect,
(a) lien waivers from landlords and mortgagees having any interest in any Real Property on which any tangible items of Collateral, having a minimum value as specified by the Administrative Agent in such request, are located, substantially in the form provided by, or otherwise reasonably acceptable to, the Administrative Agent, and (b) bailee letters, substantially in the form provided by, or otherwise reasonably acceptable to, the Administrative Agent, from Persons unrelated to any of the Credit Parties who are parties to the Security Agreement to whom any tangible items of Collateral having a minimum value as specified by the Administrative Agent in such request, have been delivered for storage, use, consignment or similar purposes.

         8.15. MOST FAVORED COVENANT STATUS. Should the Company at any time after the Effective Date, issue or guarantee any unsecured Indebtedness denominated in Dollars for money borrowed or represented by bonds, notes, debentures or similar securities in an aggregate amount exceeding $10,000,000, to any lender or group of lenders acting in concert with one another, or one or more institutional investors, pursuant to a loan agreement, credit agreement, note purchase agreement, indenture, guaranty or other similar instrument, which agreement, indenture, guaranty or instrument, includes affirmative or negative business or financial covenants (or any events of default or other type of restriction which would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any "put" or mandatory prepayment of such Indebtedness upon the occurrence of a "change of control") which are applicable to the Company, other than those set forth herein or in any of the other Credit Documents, the Company shall promptly so notify the Administrative Agent and the Lenders and, if the Administrative Agent shall so request by written notice to the Company (after a determination has been made by the Required Lenders that any of the above-referenced documents or instruments contain any such provisions, which either individually or in the aggregate, are more favorable to the holders of such unsecured


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

Indebtedness than any of the provisions set forth herein), the Company, the Administrative Agent and the Lenders shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Administrative Agent and the Required Lenders, into this Agreement and, to the extent necessary and reasonably desirable to the Administrative Agent and the Required Lenders, into any of the other Credit Documents, all at the election of the Administrative Agent and the Required Lenders.

         8.16. SENIOR DEBT. The Company will at all times ensure that (i) the claims of the Lenders in respect of the Obligations of the Borrowers will in all respects rank prior to the claims of every unsecured creditor of the Borrowers, and (ii) any Indebtedness of the Borrowers which is subordinated in any manner to the claims of any other creditor of the Borrowers will be subordinated in like manner to such claims of the Lenders.

SECTION 9. NEGATIVE COVENANTS

         The Company hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes or Letters of Credit remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

         9.1. CHANGES IN BUSINESS. Neither the Company nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the Effective Date. Notwithstanding the foregoing, the Receivables Subsidiary shall not engage in any business other than the transactions contemplated by the Permitted Receivables Program.

         9.2. CONSOLIDATION, MERGER, ACQUISITIONS, ASSET SALES, ETC. The Company will not, and will not permit any Subsidiary to, (1) wind up, liquidate or dissolve its affairs, (2) enter into any transaction of merger or consolidation,
(3) make or otherwise effect any Acquisition, (4) sell or otherwise dispose of any of its property or assets outside the ordinary course of business, or otherwise make or otherwise effect any Asset Sale, or (5) agree to do any of the foregoing at any future time, EXCEPT that the following shall be permitted:

              (a) CERTAIN INTERCOMPANY MERGERS, ETC. If no Default or Event of Default shall have occurred and be continuing or would result therefrom,

                  (i) the merger, consolidation or amalgamation of any
              Subsidiary of the Company with or into the Company, PROVIDED the Company is the surviving or continuing or resulting corporation;

                  (ii) the merger, consolidation or amalgamation of any Domestic
              Subsidiary of the Company with or into another Domestic Subsidiary of the Company, PROVIDED that the surviving or continuing or resulting corporation is a Domestic Subsidiary of the Company which is a Subsidiary Guarantor and a Wholly-Owned Subsidiary of the Company;

                  (iii) the merger, consolidation or amalgamation of any Foreign
              Subsidiary of the Company (other than any which is a Borrower hereunder) with or into another Foreign Subsidiary of the Company, PROVIDED that the surviving or continuing or resulting corporation is a Wholly-Owned Subsidiary of the Company;

                  (iv) the liquidation, winding up or dissolution of (x) any
              Wholly-Owned Subsidiary of the Company; or (y) any other Subsidiary of the Company in an Asset Sale permitted under section 9.2(d); and

                  (v) the transfer or other disposition of any property by the
              Company to any Wholly-Owned Subsidiary or by any Subsidiary to the Company or any other Wholly-Owned Subsidiary of the Company, regardless of whether such intercompany transaction would constitute an Asset Sale.

                  (b) OTHER MERGERS, ETC. INVOLVING THE COMPANY. The Company may
              consolidate or merge with any other corporation, or sell, transfer or otherwise dispose of all or substantially all of the property and assets of the Company and its Subsidiaries to any Person, if
              (i) the surviving, continuing or resulting corporation of such merger or consolidation (if other than the Company) or the acquiring Person unconditionally assumes the obligations of the Company under the Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Required Lenders, (ii) no Event of Default has occurred and is continuing or would result therefrom, (iii) no Change of Control would be occasioned thereby; and (iv) if any such merger or consolidation is entered into for the purpose of effecting an Acquisition, such Acquisition is permitted by section 9.2(c).

                  (c) ACQUISITIONS. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company or any Subsidiary may make any Acquisition which is a Permitted Acquisition, PROVIDED that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied.

                  (d) PERMITTED DISPOSITIONS. If no Default or Event of Default
              shall have occurred and be continuing or would result therefrom, the Company or any of its Subsidiaries may (i) sell any property, land or building (including any related receivables or other intangible assets) to any Person which is not a Subsidiary of the Company, or (ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Company or any other Subsidiary to any Person which is not a Subsidiary of the Company, or (iii) permit any Subsidiary to be merged or consolidated with a Person which is not an Affiliate of the Company, or (iv) consummate any other Asset Sale with a Person who is not a Subsidiary of the Company; PROVIDED that:

                  (A) the consideration for such transaction represents fair value (as determined by management of the Company), and at least 80% of such consideration consists of cash;

                  (B) the cumulative aggregate consideration for all such
              transactions completed during any fiscal year does not exceed $50,000,000;

                  (C) in the case of any such transaction involving
              consideration in excess of $25,000,000, at least five Business Days prior to the date of completion of such transaction the Company shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Company by an Authorized Officer of the Company, which certificate shall contain
              (1) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, (2) a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such transaction, and (3) which shall (if requested by the Administrative Agent) include a certified copy of the draft or definitive documentation pertaining thereto; and

                  (D) contemporaneously with the completion of such transaction the Company prepays the Loans as and to the extent required by section 5.2 hereof.

              (e) [Intentionally omitted].

              (f) LEASES. The Company or any of its Subsidiaries may enter into leases of property or assets not constituting Acquisitions, PROVIDED such leases are not otherwise in violation of this Agreement.

              (g) CAPITAL EXPENDITURES: The Company and its Subsidiaries shall be permitted to make any Consolidated Capital Expenditures, PROVIDED such Consolidated Capital Expenditures are not otherwise in violation of this Agreement.

              (h) PERMITTED INVESTMENTS/PERMITTED RECEIVABLES PROGRAM. The Company and its Subsidiaries shall be permitted to make the investments permitted pursuant to section 9.5 and to dispose of receivables and related assets in connection with any Permitted Receivables Program.

To the extent any Collateral is sold, transferred or disposed of as permitted by this section 9.2, (i) such Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents; (ii) if such Collateral includes all of the capital stock of a Subsidiary which is a party to the Subsidiary Guaranty or whose stock is pledged pursuant to the Pledge Agreement, such capital stock shall be released from the Pledge Agreement and such Subsidiary shall be released from the Subsidiary Guaranty; and (iii) the Administrative Agent and the Collateral Agent shall be authorized to take actions deemed appropriate by them in order to effectuate the foregoing.

         9.3. LIENS. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Company or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Company or any of its Subsidiaries, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, EXCEPT that the foregoing restrictions shall not apply to:

              (a) STANDARD PERMITTED LIENS: the Standard Permitted Liens;

              (b) EXISTING LIENS, ETC.: Liens (i) in existence on the Effective Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Effective Date described, in Annex IV, or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

              (c) PURCHASE MONEY LIENS: Liens (i) which are placed upon fixed or capital assets, acquired, constructed or improved by the Company or any Subsidiary, PROVIDED that (A) such Liens secure Indebtedness permitted by section 9.4(c), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets; and (D) such Liens shall not apply to any other property or assets of the Company or any Subsidiary; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

              (d) LIENS ON ACQUIRED PROPERTIES: any Lien (i) existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary, or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; PROVIDED that (A) such Lien secures Indebtedness permitted by section 9.4(c), (B) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (C) such Lien shall not attach or apply to any other property or assets of the Company or any Subsidiary, (D) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

              (e) PERMITTED RECEIVABLES PROGRAM. Liens on the receivables and the Receivables Program Related Security transferred in connection with the Permitted Receivables Program, including without limitation any UCC financing statements filed to evidence transfers of receivables and Receivables Program Related Security pursuant to such Permitted Receivables Program; and

              (f) ADDITIONAL LIENS: additional Liens (including Liens securing Indebtedness permitted pursuant to section 9.4(c)(iii)) covering property of the Company or its Subsidiaries, securing Indebtedness in an aggregate principal amount not exceeding, at the time of incurrence thereof, $75,000,000 as to all such Indebtedness.

         9.4. INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Company or any of its Subsidiaries, EXCEPT:

              (a) CREDIT DOCUMENTS: Indebtedness incurred under this Agreement and the other Credit Documents;

              (b) EXISTING INDEBTEDNESS: Existing Indebtedness (including, without limitation, the Indebtedness of the Company under the Public Notes), and any refinancing, extension, renewal or refunding of any such Existing Indebtedness, not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice);

              (c) CERTAIN PRIORITY DEBT: in addition to the Indebtedness which is permitted by the preceding clauses, the following additional
         Indebtedness:

                  (i) Indebtedness consisting of Capital Lease Obligations of the Company and its Subsidiaries,

                  (ii) Indebtedness consisting of obligations under Synthetic
              Leases of the Company and its Subsidiaries,

                  (iii) Indebtedness secured by a Lien referred to in section
              9.3(c), 9.3(d) or 9.3(e), and

                  (iv) other Indebtedness of Subsidiaries of the Company
              (exclusive of Indebtedness owed pursuant to any of the Credit Documents, or to the Company or a Wholly-Owned Subsidiary of the Company);

         PROVIDED that (A) at the time of any incurrence thereof after the date hereof, and after giving effect thereto, the Company would be in compliance with sections 9.7, 9.8, 9.9, and 9.10, and no Event of Default shall have occurred and be continuing or would result therefrom; and (B) the aggregate outstanding principal amount (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Lease, and using the present value, based on the implicit interest rate, in lieu of principal amount, in the case of any Synthetic Lease) of Indebtedness permitted by this clause (c), shall not exceed $100,000,000;

              (d) INTERCOMPANY DEBT: the following: (i) unsecured Indebtedness of the Company owed to any of its Subsidiaries, PROVIDED such Indebtedness constitutes Subordinated Indebtedness; and (ii) unsecured Indebtedness of any of the Company's Subsidiaries to the Company or to another Subsidiary of the Company, representing loans or advances permitted by section 9.5 hereof provided that any such intercompany loans which are made by or to Domestic Subsidiaries are evidenced by promissory notes pledged to the Collateral Agent pursuant to the Security Documents;

              (e) HEDGE AGREEMENTS: Indebtedness of the Company and its Subsidiaries under Hedge Agreements;

              (f) GUARANTY OBLIGATIONS: any Guaranty Obligations permitted by section 9.5;

              (g) ADDITIONAL DEBT OF FOREIGN SUBSIDIARIES: unsecured Indebtedness not otherwise permitted by the foregoing clauses incurred by Foreign Subsidiaries in an amount not to exceed at any time $50,000,000; and

              (h) PERMITTED RECEIVABLES PROGRAM: Indebtedness consisting of (i) Indebtedness of the Receivables Subsidiary to the provider of the Permitted Receivables Program, provided that the aggregate amount outstanding under the Permitted Receivables Program at any time shall not exceed $100,000,000, (ii) Indebtedness of the Receivables Subsidiary to the Company or any of the Company's Subsidiaries pursuant to the Permitted Receivables Program, and (iii) limited recourse obligations of the Company or any of the Company's Subsidiaries pursuant to the Permitted Receivables Program that are reasonably customary in receivables securitization transactions.

         9.5. ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS. The Company will not, and will not permit any of its Subsidiaries to, (1) lend money or credit or make advances to any Person, (2) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any Person, (3) create, acquire or hold any Subsidiary, (4) be or become a party to any joint venture or partnership, or
(5) be or become obligated under any Guaranty Obligations (other than those which may be created in favor of the Lenders and any other benefitted creditors under any Designated Hedge Agreements pursuant to the Credit Documents), EXCEPT:

              (a) the Company or any of its Subsidiaries may invest in cash and Cash Equivalents;

              (b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

              (c) the Company and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

              (d) investments acquired by the Company or any of its Subsidiaries
         (i) in exchange for any other investment held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (ii) as a result of a foreclosure by the Company or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

              (e) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business;

              (f) to the extent not permitted by the foregoing clauses, the existing loans, advances, investments and guarantees described on Annex V hereto;

              (g) investments of the Company and its Subsidiaries in Hedge Agreements;

              (h) existing investments in any Subsidiaries, the creation of any Receivables Subsidiary and any additional investments in any Domestic Subsidiary Guarantor and any investments in Domestic Subsidiaries in connection with any Permitted Receivables Program;

              (i) intercompany loans and advances made by the Company or any other Subsidiary to a Subsidiary which is both a Subsidiary Guarantor and a Domestic Subsidiary;

              (j) intercompany loans and advances made after the Closing Date by the Company or any Domestic Subsidiary to any Foreign Subsidiary, PROVIDED (1) no Default under section 10.1(a) or Event of Default has occurred and be continuing at the time any such loan or advance is made, and (2) the aggregate principal amount of all such loans and advances does not exceed $150,000,000 outstanding at any time, and PROVIDED, FURTHER, that all computations pursuant to this clause (j) shall be exclusive of (x) loans and advances representing an exchange or conversion of equity to debt, or other transfer, assumption, recognition, creation, reclassification or reallocation of equity and/or debt, which is effected in connection with a reorganization transaction among some or all of the Company's Foreign Subsidiaries, and on a noncash basis as far as the Company is concerned, and (y) loans and advances made for working capital requirements;

              (k) the Acquisitions permitted by section 9.2; and loans, advances and investments of any Person which are outstanding at the time such Person becomes a Subsidiary of the Company as a result of an Acquisition permitted by section 9.2, but not any increase in the amount thereof;

              (l) any unsecured Guaranty Obligation incurred by the Company or any Subsidiary with respect to (i) Indebtedness of a Wholly-Owned Subsidiary of the Company which is permitted under section 9.4 without restriction upon the ability of the Company or any Subsidiary to guarantee the same, or (ii) other obligations of a Wholly-Owned Subsidiary of the Company which are not prohibited by this Agreement;

              (m) advances to any supplier who is not an Affiliate, consisting of prepayments for raw materials purchased for consumption or processing in the ordinary course of business and pursuant to arrangements designed to assure an adequate supply of such raw materials;

              (n) any additional loans, advances or investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause at the fair value thereof as reasonably determined by the Company) made after December 31, 1999, in or to The Weda Bay Project identified as a "subsequent event" in the notes to the Company's consolidated financial statements for its fiscal year ended December 31, 1999, up to an aggregate of $20,000,000; and

              (o) any other loans, advances, investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause at the fair value thereof as reasonably determined by the Company) and Guaranty Obligations, in or to or for the benefit of, any corporation, partnership, limited liability company, joint venture or other business entity, which is not itself a Subsidiary of the Company or owned or controlled by any director, officer or employee of the Company or any of its Subsidiaries, not otherwise permitted by the foregoing clauses, made after the Closing Date (such loans, advances and investments and Guaranty Obligations, collectively, "BASKET INVESTMENTS AND GUARANTEES"), shall be permitted to be incurred if (i) no Event of Default shall have occurred and be continuing, or would result therefrom, and (ii) the aggregate cumulative amount of such Basket Investments and Guarantees (taking into account any repayments of loans or advances), does not exceed $50,000,000.

         9.6. DIVIDENDS AND OTHER RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, EXCEPT:

              (a) the Company may declare and pay or make dividends or other distributions with respect to any class of its capital stock which are payable solely in additional shares of its common stock (or warrants, options or other rights to acquire additional shares of its common stock);

              (b) any Subsidiary of the Company may declare and pay or make dividends or distributions ratably with respect to its capital stock;

              (c) the Company may make Restricted Payments pursuant to and in accordance with its existing stock option, stock purchase and other benefit plans of general application to management, directors or other employees of the Company and its Subsidiaries;

              (d) the Company may, during any fiscal year, declare and pay cash dividends on its common stock, if immediately prior to and immediately after giving effect to such action (A) no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, (B) the Company shall be in compliance with sections 9.7, 9.8, 9.9 and 9.10, after giving pro forma effect to such action, and (C) the aggregate amount so expended during such fiscal year is not in excess of the greater of (x) $15,000,000, or

         (y) 25% of the Company's Consolidated Net Income (if positive) for the fiscal year to the end of the month preceding the date of payment;

              (e) the Company may, during any fiscal year, repurchase shares of its common stock in open market transactions or privately negotiated transactions, for cash consideration and for use in satisfying current and reasonably projected stock option and similar exercises by employees and/or directors under stock option, stock grant, stock purchase and similar plans, if immediately prior to and immediately after giving effect to such action (A) no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, and (B) the Borrowers shall be in compliance with sections 9.8, 9.9 and 9.10, after giving pro forma effect to such action.

         9.7. CONSOLIDATED TOTAL DEBT/CONSOLIDATED EBITDA RATIO. The Company will not on the last day of any Testing Period indicated below permit the ratio of (i) the amount of its Consolidated Total Debt at such time to (ii) its Consolidated EBITDA for its Testing Period most recently ended, to exceed the ratio specified below for any Testing Period:

         ===============================================================================================
                                   TESTING PERIOD                                      RATIO

         ===============================================================================================
         Testing Period ended June 30, 2002                                         4.50 to 1.00

         -----------------------------------------------------------------------------------------------
         Testing Period ended September 30, 2002                                    4.50 to 1.00

         -----------------------------------------------------------------------------------------------
         Testing Period ended December 31, 2002                                     4.25 to 1.00

         -----------------------------------------------------------------------------------------------
         Testing Period ended March 31, 2003                                        4.00 to 1.00

         -----------------------------------------------------------------------------------------------
         Testing Period ended June 30, 2003                                         3.75 to 1.00

         -----------------------------------------------------------------------------------------------
         Testing Period ended September 30, 2003                                    3.75 to 1.00

         -----------------------------------------------------------------------------------------------
         Testing Period ended December 31, 2003                                     3.50 to 1.00

         -----------------------------------------------------------------------------------------------
         Any Testing Period thereafter                                              3.25 to 1.00

         ===============================================================================================

         9.8. CONSOLIDATED TOTAL DEBT/CONSOLIDATED TOTAL CAPITALIZATION RATIO. The Company will not on the last day of any fiscal quarter indicated below permit the ratio, expressed as a percentage, of (i) the amount of its Consolidated Total Debt at such time to (ii) its Consolidated Total Capital, to exceed the ratio specified below:


         ===============================================================================================
                                       PERIOD                                          RATIO

         ===============================================================================================
         September 30, 2001                                                             80%

         -----------------------------------------------------------------------------------------------
         December 31, 2001 and March 31, 2002                                           70%

         -----------------------------------------------------------------------------------------------
         June 30, 2002, September 30, 2002 and December 31, 2002                        65%

         ===============================================================================================

         ===============================================================================================
                                       PERIOD                                          RATIO

         ===============================================================================================

         -----------------------------------------------------------------------------------------------
         March 31, 2003, June 30, 2003, September 30, 2003 and December 31,             60%
         2003
         -----------------------------------------------------------------------------------------------
         Any fiscal quarter thereafter                                                  55%

         ===============================================================================================

         9.9. FIXED CHARGE COVERAGE RATIO. The Company will not permit its Fixed Charge Coverage Ratio for any Testing Period to be less than the ratio specified below:

         ===============================================================================================
                                   TESTING PERIOD                                      RATIO

         ===============================================================================================
         Any Testing Period ended                                                   1.00 to 1.00
         Through December 31, 2003
         -----------------------------------------------------------------------------------------------
         Testing Period ended                                                       1.10 to 1.00
         March 31, 2004 and thereafter
         ===============================================================================================

         9.10. INTEREST COVERAGE RATIO. The Company will not permit its Interest Coverage Ratio for any Testing Period to be less than the ratio specified below:

         ===============================================================================================
                                   TESTING PERIOD                                      RATIO

         ===============================================================================================
         Testing Period ended September 30, 2001                                    2.25 to 1.00

         -----------------------------------------------------------------------------------------------
         Testing Period ended December 31, 2001                                     2.25 to 1.00

         -----------------------------------------------------------------------------------------------
         Testing Period ended March 31, 2002                                        2.50 to 1.00

         -----------------------------------------------------------------------------------------------
         Testing Period ended June 30, 2002                                         3.00 to 1.00

         -----------------------------------------------------------------------------------------------
         Testing Period ended September 30, 2002                                    3.25 to 1.00

         -----------------------------------------------------------------------------------------------
         Testing Period ended December 31, 2002                                     3.25 to 1.00

         -----------------------------------------------------------------------------------------------
         Any Testing Period thereafter                                              3.50 to 1.00

         ===============================================================================================

         9.11. LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any "negative pledge" covenant or other agreement, restriction or arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of any such Subsidiary to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to the Company or a Subsidiary of the Company, or to make loans or advances to the Company or any of the Company's other Subsidiaries, or transfer any of its property or assets to the Company or any of the Company's other Subsidiaries, EXCEPT for such restrictions existing under or by reason of (i) applicable law,
(ii) this Agreement and the other Credit Documents and any Permitted Receivables Program, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under section 9.3(b) or 9.3(c),
(vi) restrictions contained in the Existing Indebtedness Agreements as in effect on the Effective Date (and any similar restrictions contained in any agreement governing any refinancing or refunding thereof not prohibited by this Agreement), (vii) customary restrictions affecting only a Subsidiary of the Company under any agreement or instrument governing any of the Indebtedness of a Subsidiary permitted pursuant to 9.4, (viii) restrictions affecting any Foreign Subsidiary of the Company under any agreement or instrument governing any Indebtedness of such Foreign Subsidiary permitted pursuant to 9.4, and customary restrictions contained in "comfort" letters and guarantees of any such Indebtedness, (ix) any document relating to Indebtedness secured by a Lien permitted by section 9.3, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (x) any Operating Lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person.

         9.12. PREPAYMENTS AND REFINANCINGS OF OTHER DEBT, ETC. The Company will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Indebtedness of the Company or its Subsidiaries which has an outstanding principal balance (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of a Synthetic Lease) greater than $1,000,000 (other than the Obligations and intercompany loans and advances among the Company and its Subsidiaries); PROVIDED that the Company or any Subsidiary may refinance or refund any such Indebtedness if the aggregate principal amount thereof (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of a Synthetic Lease) is not increased and the weighted average life to maturity thereof (computed in accordance with standard financial practice) is not reduced by more than 10%.

         9.13. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Company, any Subsidiary, and in the case of a Subsidiary, the Company or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate, EXCEPT (i) sales of goods to an Affiliate for use or distribution outside the United States which in the good faith judgment of the Company complies with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders which are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Company, and not prohibited by any of the provisions of this Agreement.

         9.14. PLAN TERMINATIONS, MINIMUM FUNDING, ETC. The Company will not, and will not permit any ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in liability of the Company or any ERISA Affiliate to the PBGC in excess of, in the aggregate, $5,000,000, (ii) permit to exist one or more events or conditions which reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Company or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan.

SECTION 10. EVENTS OF DEFAULT

         10.1. EVENTS OF DEFAULT. Any of the following specified events shall constitute an Event of Default (each an "EVENT OF DEFAULT"):

               (a) PAYMENTS: any Borrower shall (i) default in the payment when due (whether at the Maturity Date, on a date fixed for a Scheduled Repayment, on a date on which a required prepayment is to be made, upon acceleration or otherwise) of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing; or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

               (b) REPRESENTATIONS, ETC.: any representation, warranty or statement made by the Company or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

               (c) CERTAIN COVENANTS: the Company shall default in the due performance or observance by it of any term, covenant or agreement contained in section 8.11, 8.12(b) or 8.16, or sections 9.2 through 9.10, inclusive, or section 9.14, of this Agreement; or

               (d) OTHER COVENANTS: the Company shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in section 10.1(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of (i) an officer of the Company obtaining actual knowledge of such default and
         (ii) the Company receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a "notice of default " and to refer specifically to this paragraph); or

               (e) CROSS DEFAULT UNDER OTHER AGREEMENTS: the Company or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) owed to any Lender, or having an aggregate unpaid principal amount (or Capitalized Lease Obligation, in the case of a Synthetic Lease, or present value, based on the implicit interest rate, in the case of a Synthetic Lease) of $10,000,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or (iii) without limitation of the foregoing clauses, the Company or any of its Subsidiaries shall default in any payment obligation under a Designated Hedge Agreement, and such default shall continue after the applicable grace period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto; or

               (f) OTHER CREDIT DOCUMENTS: the Subsidiary Guaranty or any Security Document (once executed and delivered) shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Credit Party shall default in any payment obligation thereunder; or any Credit Party shall default in any material respect in the due performance and observance of any other obligation thereunder and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Lenders; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations thereunder otherwise than in strict compliance with the terms thereof; or

               (g) JUDGMENTS: one or more judgments, orders or decrees shall be entered against the Company and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $5,000,000 or more in the aggregate for all such judgments, orders and decrees for the Company and its Subsidiaries, and any such judgments or orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which



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         enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

               (h) BANKRUPTCY, ETC.: any of the following shall occur:

                   (i) the Company, any of its Material Subsidiaries or any
               other Credit Party (the Company and each of such other Persons, each a "PRINCIPAL PARTY") shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto, or any other similar laws in other jurisdictions (the "BANKRUPTCY Code"); or

                   (ii) an involuntary case is commenced against any Principal
               Party under the Bankruptcy Code and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or

                   (iii) a custodian (as defined in the Bankruptcy Code) is
               appointed for, or takes charge of, all or substantially all of the property of any Principal Party; or

                   (iv) any Principal Party commences (including by way of
               applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Principal Party; or

                   (v) any such proceeding is commenced against any Principal
               Party to the extent such proceeding is consented by such Person or remains undismissed for a period of 60 days; or

                   (vi) any Principal Party is adjudicated insolvent or
               bankrupt; or

                   (vii) any order of relief or other order approving any such case or proceeding is entered; or

                   (viii) any Principal Party suffers any appointment of any
               conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or

                   (ix) any Principal Party makes a general assignment for the benefit of creditors; or

                   (x) any corporate (or similar organizational) action is taken by any Principal Party for the purpose of effecting any of the foregoing; or

               (i) ERISA: (i) any of the events described in clauses (i) through
         (viii) of section 8.1(f) shall have occurred; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect.

         10.2. ACCELERATION, ETC. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, the Collateral Agent or any Lender to enforce its claims against the Borrowers or any other Credit Party in any manner permitted under applicable law:


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               (a) declare the Total Commitment terminated, whereupon the
         Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

               (b) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all other Obligations owing hereunder and under the other Credit Documents, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;

               (c) terminate any Letter of Credit which may be terminated in accordance with its terms;

               (d) direct the Borrowers to pay (and each Borrower hereby agrees that on receipt of such notice or upon the occurrence of an Event of Default with respect to the Borrower under section 10.1(h), it will pay) to the Collateral Agent an amount of cash equal to the aggregate Stated Amount of all Letters of Credit then outstanding (such amount to be held as security for the Borrower's and any other Letter of Credit Obligor's reimbursement obligations in respect thereof); and/or

               (e) exercise any other right or remedy available under any of the Credit Documents or applicable law;

PROVIDED that, if an Event of Default specified in section 10.1(h) shall occur with respect to the Company or any other Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and/or (b) above shall occur automatically without the giving of any such notice.

         10.3. APPLICATION OF LIQUIDATION PROCEEDS. All monies received by the Administrative Agent, the Collateral Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

               (i) FIRST, to the payment of all expenses (to the extent not otherwise paid by the Company or any of the other Credit Parties) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, reasonable documented attorneys' fees, court costs and any foreclosure expenses;

               (ii) SECOND, to the payment PRO RATA of interest then accrued on the outstanding Loans;

               (iii) THIRD, to the payment PRO RATA of any fees then accrued and payable to the Administrative Agent, any Letter of Credit Issuer or any Lender under this Agreement in respect of the Loans or the Letter of Credit Outstandings;

               (iv) FOURTH, to the payment PRO RATA of (A) the principal balance then owing on the outstanding Loans, (B) the amounts then due under Designated Hedge Agreements to creditors of the Company or any Subsidiary, subject to confirmation by the Administrative Agent of any calculations of termination or other payment amounts being made in accordance with normal industry practice, and (C) the Stated Amount of the Letter of Credit Outstandings (to be held and applied by the Collateral Agent as security for the reimbursement obligations in respect thereof);

               (v) FIFTH, to the payment to the Lenders of any amounts then accrued and unpaid under sections 2.9, 2.10, 3.5 and 5.4 hereof, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA;

               (vi) SIXTH, to the payment PRO RATA of all other amounts owed by the Company to the Administrative Agent, to any Letter of Credit Issuer or any Lender under this Agreement or any other Credit Document, and to any counterparties under Designated Hedge Agreements of the Company and its Subsidiaries, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA; and


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               (vii) FINALLY, any remaining surplus after all of the Obligations have been paid in full, to the Company or to whomsoever shall be lawfully entitled thereto.

SECTION 11. THE ADMINISTRATIVE AGENT

         11.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints NCB as Administrative Agent (such term to include, for the purposes of this section 11, NCB acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes NCB as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this section 11 are solely for the benefit of the Administrative Agent, and the Lenders, and the Company and its Subsidiaries shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Company or any of its Subsidiaries.

         11.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.

         11.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Company or any Subsidiary of the Company or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Company or any of its Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

         11.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this

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Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, or all of the Lenders (other than any Defaulting Lender), as applicable, as to any matter which, pursuant to section 13.12, can only be effectuated with the consent of all Lenders, or all Lenders (other than any Defaulting Lender), as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         11.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         11.6. NON-RELIANCE. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective Loans and Percentages of the Unutilized Total Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company, PROVIDED that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.


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         11.8. THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. The
Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company, its Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         11.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as the Administrative Agent upon not less than 20 Business Days' notice to the Lenders and the Company. The Administrative Agent may be removed as the Administrative Agent for cause upon not less than 20 Business Days' notice to the Administrative Agent and the Company from the Required Lenders. The Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, subject to prior approval by the Company if no Event of Default has occurred and is continuing (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning or removed Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring or removed Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         11.10. OTHER AGENTS. Any Lender identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Managing Agent, Manager, Lead Arranger, Arranger or any other corresponding title, other than "Administrative Agent" or "Collateral Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except those applicable to all Lenders as such and except as specifically provided herein. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

SECTION 12. GUARANTY BY THE COMPANY

         12.1. GUARANTY OF CERTAIN SUBSIDIARY BORROWINGS. The Company hereby unconditionally guarantees, for the benefit of any Lender or any of its Affiliates which extends credit to any other Borrower hereunder, the full and punctual payment of all amounts at any time owed of every type or description, whether direct or indirect, contingent or absolute, by any such other Borrower in respect of any such extension or extensions of credit (collectively, the "GUARANTEED OBLIGATIONS"). Upon failure by any other Borrower to pay punctually any such amount, the Company shall forthwith on demand by the Administrative Agent (acting on instructions from any affected Lender, on its own behalf or on behalf of any of its Affiliates) pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.

         12.2. ADDITIONAL UNDERTAKING. As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees, for the benefit of the Lenders and their Affiliates referred to in section 12.1, that, should any amounts not be recoverable from the Company under section 12.1 for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other Person, at any time, the Company as sole, original and independent obligor, upon demand by the Administrative Agent (acting on instructions from any affected Lender, on its own behalf or on behalf of any of its Affiliates), will make payment to the Administrative Agent, for the account of the affected Lenders (or any such Affiliate), of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in any applicable agreement or instrument.

         12.3. GUARANTY UNCONDITIONAL, ETC. The obligations of the Company under this section shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:


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               (i) any extension, renewal, settlement, compromise, waiver or release in respect to any Guaranteed Obligation of any other Borrower under any agreement or instrument, by operation of law or otherwise;

               (ii) any modification or amendment of or supplement to this Agreement, any Note, any other Credit Document, or any agreement or instrument evidencing or relating to any Guaranteed Obligation;

               (iii) any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation of any Subsidiary under any agreement or instrument evidencing or relating to any Guaranteed Obligation;

               (iv) any change in the corporate existence, structure or ownership of any other Borrower or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Borrower or its assets or any resulting release or discharge of any obligation of any other Borrower contained in any agreement or instrument evidencing or relating to any Guaranteed Obligation;

               (v) the existence of any claim, set-off or other rights which the Company may have at any time against any other Borrower, the Administrative Agent, any Lender, any Affiliate of any Lender or any other Person, whether in connection herewith or any unrelated transactions;

               (vi) any invalidity or unenforceability relating to or against any other Borrower for any reason of any agreement or instrument evidencing or relating to any Guaranteed Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by any other Borrower of any Guaranteed Obligation; or

               (vii) any other act or omission to act or delay of any kind by any other Borrower, the Administrative Agent, any Lender, any of their Affiliates, or any other Person, or any other circumstance whatsoever, which might, but for the provisions of this section, constitute a legal or equitable discharge of the Company's obligations under this section.

         12.4. COMPANY OBLIGATIONS TO REMAIN IN EFFECT; RESTORATION. The Company's obligations under this section 12 shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Guaranteed Obligations, and all other amounts payable by the Company or any other Borrower under the Credit Documents or any other agreement or instrument evidencing or relating to any of the Guaranteed Obligations, shall have been paid in full and all Letters of Credit have been terminated or have expired. If at any time any payment of any of the Guaranteed Obligations of any other Borrower in respect of any Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such other Borrower, the Company's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         12.5. WAIVER OF ACCEPTANCE, ETC. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Borrower or any other Person, or against any collateral or guaranty of any other Person.

         12.6. SUBROGATION. Until the indefeasible payment in full of all of the Obligations and any other Guaranteed Obligations and the termination of the Commitments of the Lenders hereunder, and the termination or expiration of any Letters of Credit, the Company shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any other Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any other Borrower in respect thereof.

         12.7. EFFECT OF STAY. In the event that acceleration of the time for payment of any amount payable by any other Borrower under any Guaranteed Obligation is stayed upon insolvency, bankruptcy or reorganization of such other Borrower, all such amounts otherwise subject to acceleration under the terms of any applicable agreement


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or instrument evidencing or relating to any Guaranteed Obligation shall nonetheless be payable by the Company under this section forthwith on demand by the Administrative Agent.

SECTION 13. MISCELLANEOUS

         13.1. PAYMENT OF EXPENSES ETC. (a) Whether or not the transactions contemplated hereby are consummated, the Company agrees to pay (or reimburse the Administrative Agent, the Collateral Agent, the Syndication Agent, the Joint Book Running Manager, and the Joint Lead Arrangers for) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Joint Book Running Manager, and the Joint Lead Arrangers in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein, including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent.

         (b) The Company agrees to pay (or reimburse the Joint Lead Arrangers, Joint Book Running Managers and Syndication Agent for) all reasonable out-of-pocket costs and expenses of the Joint Lead Arrangers, Joint Book Running Managers and Syndication Agent in connection with the syndication prior to the Effective Date of the Commitments of the other Lenders hereunder, including, without limitation, the reasonable fees and disbursements of internal or special counsel for any of such Persons.

         (c) The Company agrees to pay (or reimburse the Administrative Agent, the Lenders and their Affiliates for) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders and their Affiliates in connection with any amendment, waiver or consent relating to any of the Credit Documents which is requested by any Credit Party, including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent.

         (d) The Company agrees to pay (or reimburse the Administrative Agent, the Lenders and their Affiliates for) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders and their Affiliates in connection with the enforcement of any of the Credit Documents or the other documents and instruments referred to therein, including, without limitation,
(i) the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent, and (ii) the reasonable fees and disbursements of any individual counsel to any Lender (including allocated costs of internal counsel).

         (e) Without limitation of the preceding section 12.1(d), in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Company or any of its Subsidiaries, the Company agrees to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

         (f) The Company agrees to pay and hold the Administrative Agent, the Collateral Agent and each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each such Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified Person) to pay such taxes.

         (g) The Company agrees to indemnify the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers, the Syndication Agent and the Joint Book Running Managers, each other Agent, each Lender, and their respective officers, directors, trustees, employees, representatives, agents, investment advisors and Affiliates (collectively, the "INDEMNITEES") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

               (i) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document,


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

         other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other governmental authority having jurisdiction over it, or

               (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Company or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, if the Company or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Company or any of its Subsidiaries, in respect of any such Real Property, including, in each case, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an Affiliate of such Person). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         13.2. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches, agencies and Affiliates of such Lender wherever located) to or for the credit or the account of any Borrower against and on account of the Obligations and liabilities of such Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of any Borrower purchased by such Lender pursuant to section 13.4(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender agrees to promptly notify such Borrower after any such set off and application, PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set off and application.

         13.3. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or electronic e-mail transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Company, at 3800 Terminal Tower, Cleveland, Ohio 44113, attention: James M. Materna, Chief Financial Officer (facsimile: (216) 781-0902); if to any Lender at its address specified for such Lender on Annex I hereto or the Assignment and Assumption pursuant to which it became a Lender hereunder; if to the Administrative Agent, at its Notice Office; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, transmitted via facsimile or electronic e-mail, cabled or sent by overnight courier, and shall be effective when received.

         13.4. BENEFIT OF AGREEMENT. (a) SUCCESSORS AND ASSIGNS GENERALLY. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, PROVIDED that the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of all the Lenders (other than any Defaulting Lender) and PROVIDED, FURTHER, that no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this section,
(ii) by way of participation in accordance with the


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provisions of paragraph (d) of this section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) ASSIGNMENTS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of a Revolving Facility, or $1,000,000, in the case of any assignment in respect of a Term Facility, unless each of the Administrative Agent and, so long as no Default of Event of Default shall have occurred and be continuing, the Company otherwise consent (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis; (iii) any assignment of a Revolving Commitment must be approved by the Administrative Agent and the Letter of Credit Issuer unless the Person that is the proposed assignee is itself a Lender with a Revolving Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it is not already a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. The assignment fee shall be waived in connection with any assignment made to either (A) a person that is not a bank, an investment bank or an Affiliate of a bank or an investment bank or (B) a bank, an investment bank or an Affiliate of a bank or an investment bank (a "FINANCIAL INSTITUTION") which has, to the satisfaction of the Administrative Agent or either Lead Arranger announced and adopted a general policy that (x) is in effect on the date of the proposed assignment, (y) is binding on such Financial Institution, and (z) provides that such Financial Institution has agreed to waive its rights to receive all similar processing, recordation or assignment fees which would be payable as a result of an assignment by any person of any commitments, loans or other extensions of credit under a syndicated leveraged credit facility. No such assignment fee shall be payable in the case of an assignee which is already a Lender, an Affiliate of such Lender or an Approved Fund of any Lender and in the case of assignments on the same day by a Lender to more than one fund managed or advised by the same investment advisor (which funds are not then Lenders hereunder), only a single $3,500 fee shall be payable for all such assignments by such Lender to such funds. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of sections 2.9, 2.10, and 3.5, 5.4 and 13.1 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

         (c) REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Cleveland, Ohio, a copy of each Assignment and Assumption delivered to it and the Lender Register. The entries in the Lender Register shall be conclusive absent manifest error, and the


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Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Lender Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

         (d) PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which would (1) change any date upon which a mandatory and automatic reduction in any Commitment in which such Participant is participating is scheduled to be made, or change the amount thereof, (2) change any date upon which an installment payment of any Loans in which such Participant is participating is scheduled to be made, or change the amount thereof, (3) change any date upon which a reimbursement obligation in respect of a Letter of Credit or Unpaid Drawing in which such Participant is participating is scheduled to be made, or change the amount thereof, (4) extend the final scheduled maturity of the Loans in which such Participant is participating (it being understood that any waiver of the making of, or the application of, any mandatory prepayment to such Loans shall not constitute an extension of the final maturity date thereof), (5) reduce the rate or extend the time of payment of interest or Fees on any such Loan or Commitment (except in connection with a waiver of the applicability of any post-default increase in interest rates), (6) reduce the principal amount of any such Loan, (7) increase such Participant's participating interest in any Commitment over the amount thereof then in effect, (8) extend the expiration or termination of any Letter of Credit beyond the scheduled expiration of any Commitment with respect thereto in which such Participant is participating, (9) release any Credit Party from its obligations under the Subsidiary Guaranty, except strictly in accordance with the provisions of the Credit Documents, (10) release all or any substantial portion of the Collateral, in each case except strictly in accordance with the provisions of the Credit Documents, or (11) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement. Subject to paragraph (e) of this section, the company agrees that each Participant shall be entitled to the benefits of sections 2.9, 2.10, 3.5 and 5.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this section. To the extent permitted by law, each Participant also shall be entitled to the benefits of section 13.2 as though it were a Lender, provided such Participant agrees to be subject to
Section 13.6.

         (e) PAYMENTS, ETC. A Participant shall not be entitled to receive any greater payment under sections 2.9 and 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of section 5.4 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with sections 5.4(b) and 13.4(g) as though it were a Lender.

         (f) PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) FOREIGN LENDERS. At the time of each assignment pursuant to section 13.4(b) to a Person which is not already a Lender hereunder and which is a Foreign Lender, the respective assignee Lender shall provide to the Company and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.4(b)(ii) Certificate) described in section 5.4(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 13.4(g) would, at the time of such assignment, result in increased costs under section 2.9 from those being charged by the respective assigning


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Lender prior to such assignment, then the Company shall not be obligated to pay such increased costs (although the Company shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

         (h) NO SEC REGISTRATION OR BLUE SKY COMPLIANCE. Notwithstanding any other provisions of this section 13.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Company to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

         (i) REPRESENTATIONS OF LENDERS. Each Lender initially party to this Agreement hereby represents, and each Person that became a Lender pursuant to an assignment permitted by this section 13.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding sections 13.4(b) and (d), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

         (j) GRANTS BY LENDERS TO SPVS. (i) Notwithstanding anything to the contrary contained herein, any Lender (a "DESIGNATING LENDER") may grant to a special purpose funding vehicle (an "SPV"), identified as such in writing from time to time by the Designating Lender to the Administrative Agent, the Company and the other Lenders, the option to provide to the Borrowers all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, and (iii) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender.

         (ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement; PROVIDED, HOWEVER, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any other Credit Documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

         (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

         (iv) In addition, notwithstanding anything to the contrary contained in this section 13.4, any SPV may (A) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This section 13.4(j) may not be amended without the written consent of any Designating Lender affected thereby.

         13.5. NO WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Letter of Credit Issuer may have had notice or knowledge of such Default or Event of Default at the time. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have.

         13.6. PAYMENTS PRO RATA; SHARING OF SETOFFS, ETC. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its PRO RATA share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at the Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

         (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, THEN such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, PROVIDED that (i) if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest, and (ii) the provisions of this section 13.6(b) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or Participant pursuant to section 13.4, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this section 13.6(b) shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 13.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

         (d) If any Lender shall fail to make any payment required to be made by it to the Administrative Agent pursuant to section 2.4(b) or 3.4(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision of this Agreement), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations to the Administrative Agent under such sections until all such unsatisfied obligations are fully paid.

         13.7. CALCULATIONS: COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the

Lenders); PROVIDED, that if at any time the computations determining compliance with section 9 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

         (b) All computations of interest on Eurocurrency Loans and Prime Rate Loans hereunder and all computations of Commitment Fees, Letter of Credit Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

         13.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrowers at their addresses for notices pursuant to section 13.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction.

         (b) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 13.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

         13.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

         13.10. EFFECTIVENESS; INTEGRATION. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which each Borrower and each of the Required Revolving Lenders shall have signed a copy hereof (whether the same or different copies) and the Lenders having Term C Commitments shall have signed a copy hereof or delivered an election to convert such Lender's Term B Loans into Term C Loans, and each shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and/or the Joint Lead Arrangers, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof.

         13.11. HEADINGS DESCRIPTIVE. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         13.12. AMENDMENT OR WAIVER. (a) Neither this Agreement nor any terms hereof may be amended, changed, waived or otherwise modified UNLESS such amendment, change, waiver or other modification is in writing and signed by the Borrowers and the Administrative Agent, and also signed (or consented to in writing) by the Required Lenders, PROVIDED that

               (i) no change in, or waiver or other modification otherwise affecting, the amount or time of payment of the Scheduled Repayments or mandatory prepayments provided for in section 5.2 to which a Term C Lender shall be entitled, shall be made without the written consent of
         (1) each Term C Lender and (2) the Required Lenders;

               (ii) no change in, or waiver or other modification otherwise affecting, the amount or time of payment of the Scheduled Repayments or mandatory prepayments provided for in section 5.2 to which an Incremental Term Lender shall be entitled, shall be made without the written consent of (1) each Incremental Term Lender and (2) the Required Lenders;

               (iii) no change, waiver or other modification affecting the rights and benefits of Revolving Lenders, Term C Lenders, or Incremental Term Lenders, as applicable, and not all Lenders in a like or similar manner, shall be made without the written consent of the Required Revolving Lenders, the Required Term C Lenders, or Required Incremental Term Lenders, as the case may be, which are affected thereby;

               (iv) no change, waiver or other modification shall:

                    (A) increase the Commitment of any Lender hereunder, without the written consent of such Lender;

                    (B) extend or postpone any Maturity Date provided for herein which is applicable to any Loan of any Lender, extend or postpone the expiration date of any Letter of Credit as to which such Lender is a LC Participant pursuant to section 13.4 beyond the latest expiration date for a Letter of Credit provided for herein, or extend or postpone any scheduled expiration or termination date provided for herein which is applicable to a Commitment of any Lender, without the written consent of such Lender;

                    (C) reduce the principal amount of any Loan made by any
               Lender, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates), without the written consent of such Lender;

                    (D) reduce the amount of any Unpaid Drawing as to which any
               Revolving Lender is a LC Participant as provided in section 3.4, or reduce the rate or extend the time of payment or reimbursement thereof, or excuse the payment of, interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates), without the written consent of such Revolving Lender; or

                  (E) reduce the rate or extend the time of payment of, or
               excuse the payment of, any Fees to which any Lender is entitled hereunder, without the written consent of such Lender; and

               (v) no change, waiver or other modification termination shall, without the written consent of each Lender (other than a Defaulting Lender) affected thereby,

                   (A) release any Borrower from any obligations as a guarantor of its Subsidiaries' obligations under any Credit Document;

                   (B) release any Credit Party from the Subsidiary Guaranty,
               EXCEPT in connection with a transaction permitted by section 9.2(d);

                   (C) release all or any substantial portion of the Collateral,
               EXCEPT in connection with a transaction permitted by section 9.2(d) or (e);

                   (D) change the definition of the term "Change of Control" or any of the provisions of section 4.3 or 5.2 which are applicable upon a Change of Control;

                   (E) amend, modify or waive any provision of this section
               13.12, or section 10.3, 11.7, 13.1, 13.4, 13.6 or 13.7(b), or any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders, or a number or specified percentage or other required grouping of Lenders or Lenders having Commitments under a particular Facility, is by the terms of such provision explicitly required;

                   (F) reduce the percentage specified in, or otherwise modify, the definition of Required Term C Lenders, Required Revolving Lenders, Required Incremental Term Lenders or Required Lenders; or

                   (G) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement.

Any waiver, consent, amendment or other modification with respect to this Agreement given or made in accordance with this section 13.12 shall be binding on the parties hereto and their successors and assigns, but shall be effective only in the specific instance and for the specific purpose for which it was given or made.

         (b) No provision of section 3 or 11 may be amended without the consent of (x) any Letter of Credit Issuer adversely affected thereby or (y) the Administrative Agent, respectively. No provision of this Agreement affecting only the Swing Line Lender may be amended without the consent of the Swing Line Lender.

         (c) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement which requires the consent of all the Lenders, and the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is sought is not obtained, then the Borrowers shall have the right, so long as all non-consenting Lenders whose individual consent is sought are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more replacement Lenders in accordance with the provisions of section 2.11 so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate each such non-consenting Lender's Commitments and repay the outstanding Loans of each such non-consenting Lender in accordance with section 2.11, provided that, unless the Commitments that are terminated and the Loans that are repaid pursuant to preceding clause
(B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) each Lender (determined after giving effect to the proposed action) shall specifically consent thereto, PROVIDED FURTHER, that in any event the Borrowers shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) permitting it to not consent to any amendment which would have the effect of adversely affecting the rights of the Lenders holding one class of Loans in respect of payments due to Lenders holding Loans of such class differently than Lenders holding Loans of any other class without the consent of Lenders holding in excess of 51% of the outstanding Loans and/or Commitments of Loans of such class, and PROVIDED FURTHER that in any event the Borrowers shall not have the right to replace a Lender if, immediately after the termination of such Lender's Commitment and the repayment of such Lender's Loans, if immediately thereafter the sum of (i) the aggregate outstanding principal amount of Revolving Loans PLUS (ii) the aggregate outstanding principal amount of Swing Line Loans PLUS (iii) the aggregate amount of Letter of Credit Outstandings, EXCEEDS the Total Revolving Commitment as then in effect.

         (d) Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some future time) of enabling the Borrowers to satisfy a condition precedent contained in section 6 to the making of a Loan under a Facility shall be effective against any Lender with a Commitment under such Facility, UNLESS the Required Revolving Lenders, the Required Term C Lenders or Required Incremental Term Lenders (whichever is applicable for the particular Facility involved) shall have consented in writing to such waiver or modification.

         (e) The Administrative Agent and the Collateral Agent will not enter into any amendment, change, waiver, discharge or termination of any of the other Credit Documents, EXCEPT as specifically provided therein or as authorized as contemplated by a written request or consent of the Required Lenders (or all of the Lenders, or all of the Lenders (other than any Defaulting Lender), as applicable, as to any matter which, pursuant to this section 13.12, can only be effectuated with the written consent of the Required Lenders, all Lenders, or all Lenders (other than any Defaulting Lender), as the case may be).

         13.13. SURVIVAL OF INDEMNITIES. All indemnities set forth herein including, without limitation, in section 2.9, 2.10, 3.5, 5.4, 11.7 or 13.1 shall survive the execution and delivery of this Agreement and the making and repayment of Loans.

         13.14. DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, PROVIDED that the Borrowers shall not be responsible for costs arising under section 2.9 resulting from any such transfer (other than a transfer pursuant to section 2.11) to the extent not otherwise applicable to such Lender prior to such transfer.

         13.15. CONFIDENTIALITY. (a) Each of the Administrative Agent, each Letter of Credit Issuer and the Lenders agrees to maintain the confidentiality of the Confidential Information (as defined below), EXCEPT that Confidential Information may be disclosed (1) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (2) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor, so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this section 13.15, (3) to the extent requested by any regulatory authority, (4) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (5) to any other party to this Agreement, (6) to any other creditor of any Borrower or any other Credit Party which is a direct or intended beneficiary of any of the Credit Documents,
(7) in connection with the exercise of any remedies hereunder or under any of the other Credit Documents, or any suit, action or proceeding relating to this Agreement or any of the other Credit Documents or the enforcement of rights hereunder or thereunder, (8) subject to an agreement containing provisions substantially the same as those of this section 13.15, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (9) with the consent of the Company, or (10) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this section 13.15, or (ii) becomes available to the Administrative Agent, any Letter of Credit Issuer or any Lender on a nonconfidential basis from a source other than the Company.

         (b) For the purposes of this section 13.15, "CONFIDENTIAL INFORMATION" means all information received from the Company relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, any Letter of Credit Issuer or any Lender on a nonconfidential basis prior to disclosure by the Company; PROVIDED that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential.

         (c) Any Person required to maintain the confidentiality of Confidential Information as provided in this section 13.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information. The Company hereby agrees that the failure of the Administrative Agent, any Letter of Credit Issuer or any Lender to comply with the provisions of this section 13.15 shall not relieve the Company, or any other Credit Party, of any of its obligations under this Agreement or any of the other Credit Documents.

         13.16. LENDER REGISTER. Each Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this section 13.16, to maintain a register (the "LENDER REGISTER") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders, the Loans made to the Borrowers by each of the Lenders and each repayment and prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect any Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption pursuant to section 13.4(b). Each Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this section 13.16, except to the extent attributable to the gross negligence or wilful misconduct of the Administrative Agent. The Lender Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         13.17. LIMITATIONS ON LIABILITY OF THE LETTER OF CREDIT ISSUERS. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any Letter of Credit Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by a Letter of Credit Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrowers (or a Subsidiary which is the account party in respect of the Letter of Credit in question) shall have a claim against a Letter of Credit Issuer, and a Letter of Credit Issuer shall be liable to the Borrowers (or such Subsidiary), to the extent of any direct, but not consequential, damages suffered by any Borrower (or such Subsidiary) which such Borrower (or such Subsidiary) proves were caused by (i) such Letter of Credit Issuer's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such Letter of Credit Issuer's willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, a Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

         13.18. GENERAL LIMITATION OF LIABILITY. No claim may be made by any Borrower, any Lender, the Administrative Agent, any Letter of Credit Issuer or any other Person against the Administrative Agent, any Letter of Credit Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and each Borrower, each Lender, the Administrative Agent and each Letter of Credit Issuer hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         13.19. NO DUTY. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrowers, to any of their Subsidiaries, or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Company agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

         13.20. LENDERS AND AGENT NOT FIDUCIARY TO BORROWERS, ETC. The relationship among the Borrowers and their Subsidiaries, on the one hand, and the Administrative Agent, each Letter of Credit Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, each Letter of Credit Issuer and the Lenders have no fiduciary or other special relationship with the Borrowers and their Subsidiaries, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

         13.21. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein shall survive the making of Loans and the issuance of Letters of Credit hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrowers or of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

         13.22. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         13.23. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

         13.24. JUDGMENT CURRENCY. (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in Dollars or Euros, as the case may be, shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars or Euros, as the case may be, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the applicable Lender of the full amount of Dollars or Euros, as the case may be, expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars or Euros, as the case may be, (such other currency being hereinafter referred to as the "JUDGMENT CURRENCY") an amount due in Dollars, the conversion shall be made at the equivalent thereof in Dollars or Euros, as the case may be, determined as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "JUDGMENT CURRENCY CONVERSION DATE").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         (c) For purposes of determining the equivalent in Dollars or Euros, as the case may be, for this section, such amount shall include any premium and costs payable in connection with the conversion into or from the Judgment Currency.

         13.25. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Prime Rate to the date of repayment, shall have been received by such Lender.

         13.26. SEPARATE OBLIGATIONS OF FOREIGN BORROWERS. For the avoidance of doubt, each of the Borrowers and Lenders acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement or any of the Credit Documents, the Obligations of any Foreign Borrower under this Agreement or any of the Credit Documents shall be separate and distinct from the Obligations of any other Borrower including, without limitation, the Company, and shall be expressly limited to the extent of such Obligations directly attributable to such Foreign Borrower. In furtherance of the foregoing, each of the parties acknowledges and agrees that the liability of any Foreign Borrower for the payment and performance of its covenants, representations and warranties set forth in this Agreement and the other Credit Documents shall be several from but not joint with the Obligations of any other Borrower.

               [The balance of this page is intentionally blank;
                      the next pages are signature pages.]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


OM GROUP, INC.                                              OMG AG & CO. KG



BY:                                                         BY:
   ---------------------------------------------                -------------------------------------------------
     THOMAS MIKLICH                                              TITLE:
     CHIEF FINANCIAL OFFICER

NATIONAL CITY BANK,                                         CREDIT SUISSE FIRST BOSTON,
     INDIVIDUALLY AS A LENDER, THE SWING LINE                    INDIVIDUALLY AS A LENDER, AND IN ITS
     LENDER, THE LETTER OF CREDIT ISSUER, AND IN ITS             CAPACITY AS THE SYNDICATION AGENT AND A JOINT
     CAPACITY AS THE ADMINISTRATIVE AGENT AND                    LEAD ARRANGER THE COLLATERAL
     AGENT, AND A JOINT LEAD ARRANGER

                                                            BY:
BY:                                                         TITLE:
   ---------------------------------------------                -------------------------------------------------
     VICE PRESIDENT
ABN AMRO BANK N. V.,                                        CREDIT LYONNAIS NEW YORK  BRANCH,
     INDIVIDUALLY AS A LENDER AND                                INDIVIDUALLY AS A LENDER AND AS A
     AS A DOCUMENTATION AGENT                                    DOCUMENTATION AGENT


BY:                                                         BY:
   ---------------------------------------------                -------------------------------------------------
     TITLE:                                                      TITLE:

BY:
   ---------------------------------------------
     TITLE:
KEYBANK NATIONAL ASSOCIATION,
     INDIVIDUALLY AS A LENDER AND AS A
     DOCUMENTATION AGENT



BY:
   ---------------------------------------------
     TITLE:

                         [OTHER SIGNATURE PAGES FOLLOW]

[INSERT NAME OF LENDER],
     AS A LENDER



BY:
   ---------------------------------------------
     TITLE:

















                                 SIGNATURE PAGE
                                     TO THE
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                               FOR OM GROUP, INC.

                                     ANNEX I

                    INFORMATION AS TO LENDERS AND COMMITMENTS



-------------------------------------------------------------------------------
                                                        REVOLVING COMMITMENT
                       NAME OF LENDER

-------------------------------------------------------------------------------
NATIONAL CITY BANK                                      $36,358,695.65
                                                        SWING LINE COMMITMENT:
                                                        $15,000,000
-------------------------------------------------------------------------------
CREDIT SUISSE FIRST BOSTON                              $14,293,478.25
-------------------------------------------------------------------------------
ABN AMRO BANK N. V.                                     $26,494,565.22
-------------------------------------------------------------------------------
CREDIT LYONNAIS NEW YORK BRANCH                         $31,494,565.22
-------------------------------------------------------------------------------
KEYBANK NATIONAL ASSOCIATION                            $22,961,956.52
-------------------------------------------------------------------------------
BANK ONE, N.A.                                          $22,961,956.52
-------------------------------------------------------------------------------
BANK OF AMERICA, N.A.                                   $21,195,652.17
-------------------------------------------------------------------------------
THE BANK OF NOVA SCOTIA                                 $21,195,652.17
-------------------------------------------------------------------------------
BARCLAYS BANK PLC                                       $21,195,652.17
-------------------------------------------------------------------------------
HARRIS TRUST AND SAVINGS BANK                           $24,728,260.87
-------------------------------------------------------------------------------
JPMORGAN CHASE BANK                                     $21,195,652.17
-------------------------------------------------------------------------------
THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH      $17,663,043.48
-------------------------------------------------------------------------------
THE BANK OF NEW YORK                                    $10,597,826.09
-------------------------------------------------------------------------------
TEXTRON FINANCIAL CORP.                                 $10,000,000.00
-------------------------------------------------------------------------------
ORIX BUSINESS CREDIT                                    $8,532,608.71
-------------------------------------------------------------------------------
ALLIED IRISH BANKS, P.L.C.                              $7,065,217.39
-------------------------------------------------------------------------------
GENERAL ELECTRIC CAPITAL CORPORATION                    $3,532,608.70
-------------------------------------------------------------------------------
IKB CAPITAL CORPORATION                                 $3,532,608.70
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
TOTAL                                                   $325,000,000.00
-------------------------------------------------------------------------------

                                    ANNEX II

                         INFORMATION AS TO SUBSIDIARIES

-------------------------------------------------------------------------------------------------------------------------
Name of Subsidiary                                Type of             Jurisdiction       Percentage of Outstanding
                                                  Organization        Where Organized    Stock or Other Equity Interest
                                                                                         Owned (Indicating whether
                                                                                         owned by the Company of a
                                                                                         specified Subsidiary)
------------------------------------------------- ------------------- ------------------ --------------------------------
Fidelity Chemical Products Malaysia SDN.BHD       Company             Malaysia           100% by OMG Fidelity, Inc.
------------------------------------------------- ------------------- ------------------ --------------------------------
OM Group Export, Ltd.                             Company             Barbados           100% by the Company
------------------------------------------------- ------------------- ------------------ --------------------------------
OM Holdings, Inc.                                 Corporation         Delaware           100% by the Company
------------------------------------------------- ------------------- ------------------ --------------------------------
O.M.G. Chemicals (S) Pte, Ltd.                    Company             Singapore          100% by the Company
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Acquisition Holdings, Inc.                    Corporation         Delaware           100% by the Company
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Acquisition Holdings, Inc. II                 Corporation         Delaware           100% by the Company
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Americas, Inc.                                Corporation         Ohio               100% by the Company
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Asia-Pacific Co., Ltd.                        Company             Taiwan             100% by the Company [Sales
                                                                                         Office]
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Belleville, Limited                           Company             Canada             100% by the Company
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Europe GmbH                                   GmbH                Germany            100% by the Company [Sales
                                                                                         Office]
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Fidelity, Inc.                                Corporation         Delaware           100% by the Company
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Finland Oy                                    Company             Finland            100% by OMG Kokkola Chemicals
                                                                                         Holding B.V. [Third Tier]
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Harjavalta Chemicals Holding BV               Company             Netherlands        100% by OMG Finland Oy
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Harjavalta Nickel Oy                          Company             Finland            100% by OMG Harjavalta
                                                                                         Chemicals Holding B.V.
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Japan, Inc.                                   Company             Japan              100% by the Company
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Jett, Inc.                                    Corporation         Ohio               100% by the Company
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG KG Holdings, Inc.                             Corporation         Delaware           100% by the Company
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Kokkola Chemicals Holding BV                  Company             Netherlands        100% by Harko C.V.
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Kokkola Chemicals Oy                          Company             Finland            100% by OMG Harjavalta
                                                                                         Chemicals Holding B.V.
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Microbond PTE, Ltd.                           Company             Singapore          70% by SCM Metal Products, Inc.
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Singapore Pte, Ltd.                                               Singapore
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Thailand Co., Ltd.                            Company             Thailand           100% by the Company
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Vasset, S.A.                                  Societe Anonyme     France             100% by the Company
------------------------------------------------- ------------------- ------------------ --------------------------------
SCM Metal Products, Inc.                          Corporation         Delaware           100% by the Company
------------------------------------------------- ------------------- ------------------ --------------------------------
Harko CV                                          Partnership         Netherlands        10% by the Company;
                                                                                         90% by OM Holdings, Inc.
------------------------------------------------- ------------------- ------------------ --------------------------------
Groupement Pour Le Traitement Du teril De         Company             Isle of Jersey     55% by OMG Kokkola Chemicals
Lubumbashi                                                                               Holding B.V. [Third Tier]
------------------------------------------------- ------------------- ------------------ --------------------------------
Societe De Traitement du Terril De Lubumbashi     Company             Democratic         100% by Groupement Pour Le
(55%)                                                                 Republic of Congo  Traitement Du Terril De
                                                                                         Lumbumbashi
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG AG & Co. KG                                   Company             Germany            100% (94.9% OMG KG
------------------------------------------------- ------------------- ------------------ --------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                  AG & Co. KG                            Holdings, Inc./5.1% OM
                                                                                         Group, Inc.)
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Management AG                                 Corporation         Germany            100% OMG KG Holdings
                                                  AG
------------------------------------------------- ------------------- ------------------ --------------------------------
Allgemeine Gold- und Silberscheideanstalt AG      Company             Germany            90.8% OMG AG & Co. KG
("Agosi") (90.8%)                                 AG
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Galvanotechnik GmbH                           Company             Germany            90.8% - (Agosi  100%)
                                                  GmbH
------------------------------------------------- ------------------- ------------------ --------------------------------
Schone Edelmetaal B.V.                            Company             Netherlands        90.8 % - (Agosi 100%)
                                                  B.V.
------------------------------------------------- ------------------- ------------------ --------------------------------
Ogussa Osterreichische Gold- und                  Company             Austria            90.8% - (Agosi 99% - OMG KG
Silberscheideanstalt Gesellschaft m.b.H.          Ges.m.b.H.                             Holdings, Inc. 1%)
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG UK Limited                                    Company             United Kingdom     100% OM Group, Inc.
                                                  Ltd.
------------------------------------------------- ------------------- ------------------ --------------------------------
Allgemeine France S.A.R.L.                        Company             France             90.8% - (Agosi 100%)
                                                  S.A.R.L.
------------------------------------------------- ------------------- ------------------ --------------------------------
Degussa NA Edelmetall GmbH                        dormant             Germany            100% OMG AG & Co. KG
                                                  GmbH
------------------------------------------------- ------------------- ------------------ --------------------------------
BrazeTec GmbH                                     Company             Germany            100% OMG AG & Co. KG
                                                  GmbH
------------------------------------------------- ------------------- ------------------ --------------------------------
Cycleon S.A. (50%)                                Company             France             50% OMG AG & Co. KG
                                                  Societe Anonyme                        (the other 50% owned by Rhodia)
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Brasil Ltda                                   Company             Brazil             100% OMG Finland OY
                                                  Ltda.
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Argentina S.A.                                Company             Argentina          100% OMG Brasil
                                                  S.A.
------------------------------------------------- ------------------- ------------------ --------------------------------
Clarex S.A.                                       Company             Brazil             100% OMG Brasil
                                                  S.A.
------------------------------------------------- ------------------- ------------------ --------------------------------
Coimpa Sociedade Industrial de Metais Preciosos   Company             Brazil             100% OMG Brasil
da Amazonia Ltda                                  S.A.
------------------------------------------------- ------------------- ------------------ --------------------------------
Icomeq Industria e Comercio Ltda                  Company             Brazil             100% OMG Brasil

------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Automotive Catalysts Skandinavia AB           Company             Sweden             100% OMG Swedish Holding AB
                                                  AB                                     (OMG Swedish Holding owned by
                                                                                         OMG Finland Oy)
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Automotive Catalysts (Pty) Ltd. (55%)         Company             South Africa       55% OMG Finland Oy
                                                  Ltd.                                   (the other 45% owned by
                                                                                         Industrial Development
                                                                                         Corporation)
------------------------------------------------- ------------------- ------------------ --------------------------------
DMC Catalyst Port Elisabeth (Pty) Ltd. (55%)      Company             South Africa       55% OMG Finland Oy
                                                  Ltd.                                   (the other 45% owned by
                                                                                         Industrial Development
                                                                                         Corporation)
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Marketing South Africa (Pty) Ltd.             Company             South Africa       100% OMG Finland Oy
                                                  Ltd.
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Automotive Catalyst (Thailand) Ltd.           Company             Thailand           100% OMG Finland Oy
                                                  Ltd.
------------------------------------------------- ------------------- ------------------ --------------------------------
Ordeg Co., Ltd. (50%)                             Company             Korea              50% OMG Finland Oy
                                                  Ltd.                                   (the other 50% owned by DCC)
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG China Limited                                 Company             Hong Kong          100% OMG Finland Oy
                                                  Ltd.
------------------------------------------------- ------------------- ------------------ --------------------------------

-------------------------------------------------------------------------------------------------------------------------
International Catalyst Technology, Inc. (50%)     Company             Delaware           50% OM Group, Inc.
                                                  Inc.                                   (the other 50% owned by Nippon
                                                                                         Shokubai)
------------------------------------------------- ------------------- ------------------ --------------------------------
ICT Co., Inc. (50%)                               Company             Japan              50% OMG Japan Inc.
                                                  Inc.                                   (the other 50% owned by Nippon
                                                                                         Shokubai)
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Precious Metals Singapore Ltd.                Company             Singapore          100% OMG Finland Oy
                                                  Ltd.
------------------------------------------------- ------------------- ------------------ --------------------------------
Italbras S.p.A.                                   Company             Italy              100% OM Italia Holding S.r.l.
                                                  S.p.A.                                 (OMG Italia Holding S.r.l.
                                                                                         owned by OMG Finland Oy)
------------------------------------------------- ------------------- ------------------ --------------------------------
dmc(2) Electronic Components Corporation          Corporation         Delaware           100% OM Group, Inc.
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Michigan Inc.                                 Company             Delaware           100% OM Group, Inc.
                                                  Inc.
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Catalysts Canada Corp.                        Corporation         Canada             100% OM Group, Inc.
------------------------------------------------- ------------------- ------------------ --------------------------------
1354950 Ontario, Inc.                             Company             Canada             100 % OMG Catalysts Canada
                                                  Inc.                                   Corp.
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Cawse Pty Ltd.                                Company             Australia          100% OMG Kokkola Chemicals
                                                  Ltd.                                   Holding BV
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Metals Thailand (75 %)                        Company             Thailand           68 % (Agosi 75 %) 25 % owned
                                                                                         by JJ-Degussa Ltd., Thailand
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Precious Metals Japan Inc.                    Company             Japan              1000 % OMG Japan Inc.
                                                  Inc.


------------------------------------------------- ------------------- ------------------ --------------------------------
OMG KG Holdings Inc.                              Holding Comp.       USA / Delaware     100 % OM Group Inc.
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Swedish Holding AB                            Holding Comp.       Sweden             100 % OMG Finland Oy
------------------------------------------------- ------------------- ------------------ --------------------------------
OMG Italia Holding S.r.l.                         Holding comp.       Italy              100 % OMG Finland Oy
------------------------------------------------- ------------------- ------------------ --------------------------------
Norddeutsche Affinerie AG (9,8 %)                 AG                  Germany            9,8 % OMG AG & Co. KG
------------------------------------------------- ------------------- ------------------ --------------------------------

                                    ANNEX III

                      DESCRIPTION OF EXISTING INDEBTEDNESS



- $10,000,000 guaranty by OM Group, Inc. of the indebtedness of GGF Luxembourg, S.A. to Banque Belgolaise.

- $10,000,000 guaranty by OM Group, Inc. for the benefit of Western Mining Corporation to guaranty payment of invoices related to nickel concentrate and matte sales under related product supply agreements.

- Hedge Agreements consist of Interest Rate swap agreements with OM Group, Inc. as fixed rate payer in a total notional amount of $135,000,000 with fixed rates ranging from 4.50% to 5.20%.

- Synthetic Lease obligation for corporate aircraft with a present value of $19,744,000 with an expiration date of October 1, 2010.

-        Indebtedness of Foreign Subsidiaries of EUR 28,849,000 as of May 31,
         2002.

                                    ANNEX IV

                          DESCRIPTION OF EXISTING LIENS



- Liens on substantially all domestic assets, 100% of stock of domestic subsidiaries, and 65% of stock of foreign subsidiaries as provided for in connection with the existing $1,310,000,000 Credit Agreement dated as of August 10, 2001.

- Lien provided in connection with Synthetic Lease of aircraft securing indebtedness with a present value of $19,744,000.

-        UCC filings and Standard Permitted Liens.

                                     ANNEX V

       DESCRIPTION OF EXISTING ADVANCES, LOANS, INVESTMENTS AND GUARANTEES



- $10,000,000 guaranty by OM Group, Inc. of the indebtedness of GGF Luxembourg, S.A. to Banque Belgolaise.

- $10,000,000 guaranty by OM Group, Inc. for the benefit of Western Mining Corporation to guaranty payment of invoices related to nickel concentrate and matte sales under related product supply agreements.

- Loans from OMG Kokkola Chemicals Holding B.V. to Weda Bay Minerals, Inc. amounting to $4,000,000 and equity investment of $4,620,000 in Weda Bay Minerals, Inc. in connection with Loan and Subscription Agreement to fund feasibility study and an equity investment of $4,620,000.

-        Existing investments in Subsidiaries.

-        Intercompany Loans as follows:

--------------------------------------------------------------------------------------------------------------------
LOAN FROM                               LOAN TO                                                              AMOUNT
--------------------------------------------------------------------------------------------------------------------
OM Group, Inc.                          OMG Americas, Inc.                                              $61,390,810
--------------------------------------------------------------------------------------------------------------------
OM Group, Inc.                          OMG Belleville Co., Ltd.                                         $6,154,645
--------------------------------------------------------------------------------------------------------------------
OM Group, Inc.                          OMG Fidelity, Inc.                                              $86,615,784
--------------------------------------------------------------------------------------------------------------------
OM Group, Inc.                          OMG Jett, Inc.                                                   $4,628,000
--------------------------------------------------------------------------------------------------------------------
OM Group, Inc.                          OMG Thailand                                                     $1,408,080
--------------------------------------------------------------------------------------------------------------------
OM Group, Inc.                          SCM Metal Products, Inc.                                       $105,585,384
--------------------------------------------------------------------------------------------------------------------
OM Group, Inc.                          SCM Metal Products, Inc.                                        $18,840,000
--------------------------------------------------------------------------------------------------------------------
OM Group, Inc.                          OMG Japan Inc.                                                     $418,255
--------------------------------------------------------------------------------------------------------------------

-        Intercompany receivable balances as follows:

--------------------------------------------------------------------------------------------------------------------
OWING FROM                              OWING TO                                                            BALANCE
--------------------------------------------------------------------------------------------------------------------
OMG Americas, Inc.                      OM Group, Inc.                                                 $287,749,004
--------------------------------------------------------------------------------------------------------------------
OMG Belleville Co., Ltd.                OM Group, Inc.                                                     $116,315
--------------------------------------------------------------------------------------------------------------------
OMG Clayton                             OM Group, Inc.                                                  $32,648,026
--------------------------------------------------------------------------------------------------------------------
OMG Export, Inc.                        OM Group, Inc.                                                     $286,221
--------------------------------------------------------------------------------------------------------------------
OMG Fidelity, Inc.                      OM Group, Inc.                                                   $5,110,961
--------------------------------------------------------------------------------------------------------------------
OMG Finland Oy                          OM Group, Inc.                                                     $347,792
--------------------------------------------------------------------------------------------------------------------
OMG Japan Inc.                          OM Group, Inc.                                                   $7,962,760
--------------------------------------------------------------------------------------------------------------------
OMG Jett, Inc.                          OM Group, Inc.                                                     $110,949
--------------------------------------------------------------------------------------------------------------------
OMG Harjavalta BV                       OM Group, Inc.                                                       $4,180
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
OWING FROM                              OWING TO                                                            BALANCE
--------------------------------------------------------------------------------------------------------------------
OMG Harjavalta Nickel Oy                OM Group, Inc.                                                  $23,930,502
--------------------------------------------------------------------------------------------------------------------
OM Holdings, Inc.                       OM Group, Inc.                                                  $51,124,728
--------------------------------------------------------------------------------------------------------------------
OMG Kokkola BV                          OM Group, Inc.                                                  $13,563,101
--------------------------------------------------------------------------------------------------------------------
OMG Kokkola Chemicals, Inc.             OM Group, Inc.                                                  $11,074,451
--------------------------------------------------------------------------------------------------------------------
OMG Michigan, Inc.                      OM Group, Inc.                                                   $2,301,479
--------------------------------------------------------------------------------------------------------------------
OMG Thailand                            OM Group, Inc.                                                   $1,071,431
--------------------------------------------------------------------------------------------------------------------
KG Holdings, Inc.                       OM Group, Inc.                                                   $9,932,469
--------------------------------------------------------------------------------------------------------------------
SCM Metal Products, Inc.                OM Group, Inc.                                                   $5,804,123
--------------------------------------------------------------------------------------------------------------------
dmc2                                    OM Group, Inc.                                                  $40,543,989
--------------------------------------------------------------------------------------------------------------------
OM Group, Inc.                          OMG Acquisition Holdings, Inc.                                  $14,791,219
--------------------------------------------------------------------------------------------------------------------
OM Group, Inc.                          OMG Americas, Inc. (S. Plainfield)                              $51,780,398
--------------------------------------------------------------------------------------------------------------------
OM Group, Inc.                          OMG Europe GmbH                                                    $150,000
--------------------------------------------------------------------------------------------------------------------
OM Group, Inc.                          Harko C.V.                                                       $4,000,000
--------------------------------------------------------------------------------------------------------------------
OM Group, Inc.                          ICT USA                                                          $2,975,397
--------------------------------------------------------------------------------------------------------------------

                                    ANNEX VI

              DESCRIPTION OF LETTERS OF CREDIT DEEMED ISSUED UNDER

                              THE CREDIT AGREEMENT


--------------------------------------------------------------------------------------------------------------------
LETTER OF CREDIT ISSUER        ORIGINAL               DATE AND                                     EXPIRATION
                              APPLICANT           NO./BENEFICIARY             AMOUNT                  DATE
--------------------------------------------------------------------------------------------------------------------
National City Bank                                                           $173,500
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT A-1

                                   TERM C NOTE

$____________                                                  Cleveland, Ohio
                                                               ________, 20__

         FOR VALUE RECEIVED, the undersigned OM GROUP, INC., a Delaware corporation (herein, together with its successors and assigns, the "BORROWER"), hereby promises to pay to the order of

         ---------------------------------------------------------------


         ---------------------------------------------------------------

(the "LENDER"), in lawful money of the United States of America and in immediately available funds, at the Payment Office (such terms and certain other capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to below), of National City Bank (the "ADMINISTRATIVE AGENT"), the principal sum of

         ---------------------------------------------------------------


         ---------------------------------------------------------------

which amount represents the unpaid principal amount of all Term C Loans made by the Lender (or any of its predecessors in interest with respect hereto) to the Borrower pursuant to the Credit Agreement, on the Term C Maturity Date, and prior thereto, in installments on the dates and in the amounts provided in section 5.2(a) of the Credit Agreement.

         The Borrower promises also to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Term C Loan made by the Lender from the date of such Term C Loan until paid at the rates and at the times provided in section 2.7 of the Credit Agreement.

         This Note is one of the Term C Notes referred to in the Second Amended and Restated Credit Agreement, dated as of June [___], 2002, among the Borrower, OMG AG & Co. KG, the financial institutions from time to time party thereto (including the Lender), and National City Bank, as Administrative Agent (as from time to time in effect, the "CREDIT AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Credit Agreement, this Note is subject to mandatory prepayment prior to the Term C Maturity Date, in whole or in part.

         In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.

                                            OM GROUP, INC.


                                            By:
                                               --------------------------------
                                                  Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------
                                                                  AMOUNT
                      AMOUNT                                        OF
     DATE               OF             TYPE                      PRINCIPAL         UNPAID
      OF               LOAN             OF          INTEREST      PAID OR         PRINCIPAL             MADE
   NOTATION                            LOAN          PERIOD       PREPAID          BALANCE               BY

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

                                   EXHIBIT A-2

                                 REVOLVING NOTE

$____________                                                    Cleveland, Ohio
                                                                  ________, 20__

         FOR VALUE RECEIVED, the undersigned [OM GROUP, INC., a Delaware corporation] [OMG AG & CO. KG, a partnership organized under the laws of the Federal Republic of Germany] (herein, together with its successors and assigns, the "BORROWER"), hereby promises to pay to the order of _______________________ (the "LENDER"), in lawful money of the United States of America, provided that Revolving Loans denominated in Euros shall be payable in the Euros, and in immediately available funds, at the Payment Office (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) of National City Bank (the "ADMINISTRATIVE AGENT"), the [principal sum of ________________ DOLLARS AND ____ CENTS ($__________) (or the substantial equivalent in Euros) or, if less, the then unpaid principal amount of all Revolving Loans made by the Lender (or any of its predecessors in interest with respect hereto) to the Borrower pursuant to ] [the principal sum of the aggregate principal amount of all Loans made by the Lender to the Borrower pursuant to section 2.1 of ]the Credit Agreement, on the Revolving Maturity Date.

         The Borrower promises also to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Revolving Loan made by the Lender from the date of such Revolving Loan until paid at the rates and at the times provided in section 2.7 of the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Second Amended and Restated Credit Agreement, dated as of June [___], 2002, among the Borrower, [OM Group, Inc.] [OMG AG & Co. KG], the financial institutions from time to time party thereto (including the Lender), and National City Bank, as Administrative Agent (as from time to time in effect, the "CREDIT AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Credit Agreement, this Note is subject to mandatory prepayment prior to the Revolving Maturity Date, in whole or in part.

         In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.

                                           [OM GROUP, INC.] [OMG AG & CO. KG]


                                           By:
                                               ---------------------------------
                                               Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

---------------------------------------------------------------------------------------------------------------------
                                                                  AMOUNT
                                       TYPE                         OF
     DATE             AMOUNT            OF                       PRINCIPAL         UNPAID
      OF                OF             LOAN         INTEREST      PAID OR         PRINCIPAL             MADE
   NOTATION            LOAN                          PERIOD       PREPAID          BALANCE               BY

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

                                   EXHIBIT A-3

                                 SWING LINE NOTE

$____________                                                   Cleveland, Ohio
                                                                ________, 20__

         FOR VALUE RECEIVED, the undersigned OM GROUP, INC., a Delaware corporation (herein, together with its successors and assigns, the "BORROWER"), hereby promises to pay to the order of _______________________ (the "LENDER"), in lawful money of the United States of America and in immediately available funds, at the Payment Office (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) of National City Bank (the "ADMINISTRATIVE AGENT"), the principal sum of ________________ DOLLARS AND ____ CENTS ($____________) or,
if less, the then unpaid principal amount of all Swing Line Loans made by the Lender (or any of its predecessors in interest with respect hereto) to the Borrower pursuant to the Credit Agreement. The Borrower will pay the principal amount of any Swing Line Loan on the maturity date specified therefor in the Notice of Borrowing relating thereto, which maturity date shall in no event be more than one Business Day following the date such Swing Line Loan was made.

         The Borrower promises also to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Swing Line Loan made by the Lender from the date of such Swing Line Loan until paid at the rates and at the times provided in section 2.7 of the Credit Agreement.

         This Note is one of the Swing Line Notes referred to in the Second Amended and Restated Credit Agreement, dated as of June [___], 2002, among the Borrower, OMG AG & Co. KG, the financial institutions from time to time party thereto (including the Lender), and National City Bank, as Administrative Agent (as from time to time in effect, the "CREDIT AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Credit Agreement, this Note is subject to mandatory prepayment prior to the maturity date of any Swing Line Loan or the Revolving Maturity Date, in whole or in part.

         In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.

                                             OM GROUP, INC.


                                             By:
                                                 ------------------------------
                                                 Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------------------------------------------
                                       TYPE                        AMOUNT
                                        OF                           OF
     DATE             AMOUNT         LOAN / OR                   PRINCIPAL         UNPAID
      OF                OF         INTEREST RATE    MATURITY      PAID OR         PRINCIPAL             MADE
   NOTATION            LOAN                                       PREPAID          BALANCE               BY

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

---------------- ----------------- -------------- ------------- ------------- ------------------ -------------------

                                   EXHIBIT B-1

                               NOTICE OF BORROWING

                                                     [Date]

National City Bank,
         as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114

         Attention: Agency Services Group

                  RE: NOTICE OF BORROWING UNDER THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF JUNE [___], 2001

Ladies and Gentlemen:

         The undersigned, [OM Group, Inc.] [OMG AG & Co. KG] (the "BORROWER"), refers to the Second Amended and Restated Credit Agreement, dated as of June [___], 2002 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrower,[OM Group, Inc.] [OMG AG & Co. KG] the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.3(a) of the Credit Agreement, that the undersigned hereby requests one or more Borrowings under the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such Borrowing (collectively the "PROPOSED BORROWING") as required by section 2.3(a) of the Credit Agreement.

         The undersigned hereby specifies that the Proposed Borrowing will consist of Loans as indicated in the schedule attached hereto.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

                  (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                           Very truly yours,

                                           OM GROUP, INC.

                                           By:
                                               --------------------------------
                                               Title:


                                           OMG AG & Co. KG

                                           By:
                                               ---------------------------------
                                               Title:

                               BORROWING SCHEDULE

PROPOSED BORROWING #1:

--------------------------------------------------------------------------------------------------------------------
     BUSINESS DAY
          OF                                                                 AGGREGATE         INTEREST PERIOD
       PROPOSED              FACILITY                TYPE OF                  AMOUNT             AND CURRENCY
       BORROWING                                      LOANS                  OF LOANS            IF LOANS ARE
                                                                                                 EUROCURRENCY
                                                                                                    LOANS
--------------------------------------------------------------------------------------------------------------------
                         Revolving          Prime Rate Loans                                  One Month
                         Facility

                                            Eurocurrency Loans                                Two Months

     ______, 20___       Swing Line                                        $____________
                         Facility           Money Market Rate                                 Three Months
                                            Loans with an interest
                         Term C             rate of ___% and a                                Six Months
                         Facility           maturity of one
                                            Business Day
                                                                                                 [Circle one of
                          [Circle one         [Circle and/or                                        above]
                            of above]          complete one of
                                                  above]                                      Dollars

                                                                                              Euros

                                                                                              [Circle one of
                                                                                              above]
--------------------------------------------------------------------------------------------------------------------

PROPOSED BORROWING #2:

--------------------------------------------------------------------------------------------------------------------
     BUSINESS DAY
          OF                                                                 AGGREGATE         INTEREST PERIOD
       PROPOSED              FACILITY                TYPE OF                  AMOUNT             AND CURRENCY
       BORROWING                                      LOANS                  OF LOANS            IF LOANS ARE
                                                                                                 EUROCURRENCY
                                                                                                    LOANS
--------------------------------------------------------------------------------------------------------------------
                         Revolving          Prime Rate Loans                                  One Month
                         Facility

                                            Eurocurrency Loans                                Two Months

     ______, 20___       Swing Line                                        $____________
                         Facility           Money Market Rate Loans                           Three Months
                                            with an interest rate of
                         Term C             ___% and a maturity of                            Six Months
                         Facility           one Business Day]
                                                                                                 [Circle one of
                          [Circle one          [Circle and/or                                      above]
                             of above]         complete one of
                                                     above]                                   Dollars

                                                                                              Euros

                                                                                              [Circle one of
                                                                                              above]
--------------------------------------------------------------------------------------------------------------------

PROPOSED BORROWING #3:

--------------------------------------------------------------------------------------------------------------------
     BUSINESS DAY
          OF                                                                 AGGREGATE         INTEREST PERIOD
       PROPOSED              FACILITY                TYPE OF                  AMOUNT             AND CURRENCY
       BORROWING                                      LOANS                  OF LOANS            IF LOANS ARE
                                                                                                 EUROCURRENCY
                                                                                                    LOANS
--------------------------------------------------------------------------------------------------------------------
                         Revolving          Prime Rate Loans                                  One Month
                         Facility

                                            Eurocurrency Loans                                Two Months

     ______, 20___       Swing Line                                        $____________
                         Facility           Money Market Rate Loans                           Three Months
                                            with an interest rate of
                         Term C             ___% and a maturity of                            Six Months
                         Facility           one Business Day
                                                                                                 [Circle one of
                          [Circle one            [Circle and/or                                      above]
                            of above]             complete one of
                                                     above]                                   Dollars

                                                                                              Euros

                                                                                              [Circle one of
                                                                                              above]
--------------------------------------------------------------------------------------------------------------------

PROPOSED BORROWING #4:

--------------------------------------------------------------------------------------------------------------------
     BUSINESS DAY
          OF                                                                 AGGREGATE         INTEREST PERIOD
       PROPOSED              FACILITY                TYPE OF                  AMOUNT             AND CURRENCY
       BORROWING                                      LOANS                  OF LOANS            IF LOANS ARE
                                                                                                 EUROCURRENCY
                                                                                                    LOANS
--------------------------------------------------------------------------------------------------------------------
                         Revolving          Prime Rate Loans                                  One Month
                         Facility

                                            Eurocurrency Loans                                Two Months

     ______, 20___       Swing Line                                        $____________
                         Facility           Money Market Rate Loans                           Three Months
                                            with an interest rate of
                         Term C             ___% and a maturity of                            Six Months
                         Facility           one Business Day
                                                                                                 [Circle one of
                                                 [Circle and/or                                      above]
                          [Circle one            complete one of
                            of above]                 above]                                  Dollars

                                                                                              Euros

                                                                                              [Circle one of
                                                                                              above]
--------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT B-2

                              NOTICE OF CONVERSION

                                                                          [Date]

National City Bank,
     as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114

     Attention:  AGENCY SERVICES GROUP

               RE:   NOTICE OF CONVERSION OF  LOANS OF ONE TYPE
                     INTO ANOTHER TYPE, PURSUANT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT,
                     DATED AS OF JUNE [___], 2002

Ladies and Gentlemen:

         The undersigned, [OM Group, Inc.] [OMG AG & Co. KG] (the "BORROWER"), refers to the Second Amended and Restated Credit Agreement, dated as of June [___], 2001 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrower, [OM Group, Inc.] [OMG AG & Co. KG] , the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.6 of the Credit Agreement, that the undersigned hereby requests one or more Conversions of Loans, outstanding pursuant to a Borrowing under a Facility, consisting of one Type of Loan, into Loans under the same Facility of another Type, pursuant to section 2.6 of the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such Conversion.

                                        Very truly yours,

                                        [OM GROUP, INC.] [OMG AG & Co. KG]


                                        By:
                                           -------------------------------------
                                           Title:

                               CONVERSION SCHEDULE

PROPOSED CONVERSION #1
       [OF THE LOANS DESCRIBED IN THE FIRST TABLE BELOW
       INTO THE LOANS DESCRIBED IN THE SECOND TABLE BELOW]

----------------------------------------------------------------------------------------------------------------
                                                                        AGGREGATE             INTEREST PERIOD
                                                                         AMOUNT                 IF LOANS ARE
    DATE OF LOANS           FACILITY           TYPE OF LOANS            OF LOANS             EUROCURRENCY LOANS
----------------------------------------------------------------------------------------------------------------
                       Revolving                                                         One Month
     ____, 20__        Facility           Prime Rate Loans

                                                                        $________        Two Months
                       Term C Facility    Eurocurrency Loans
                                                                                         Three Months

                         [Circle one of        [Circle one of                            Six Months
                             Above]                Above]
                                                                                               [Circle one of
                                                                                                   above]

----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                                                                        AGGREGATE             INTEREST PERIOD
                                                                         AMOUNT                 IF LOANS ARE
    DATE OF LOANS           FACILITY           TYPE OF LOANS            OF LOANS             EUROCURRENCY LOANS
----------------------------------------------------------------------------------------------------------------
                       Revolving                                                        One Month
     ____, 20__        Facility             Prime Rate Loans

                                                                        $________        Two Months
                                            Eurocurrency Loans
                       Term C Facility                                                   Three Months

                                               [Circle one of                            Six Months
                         [Circle one of            Above]
                             Above]                                                            [Circle one of
                                                                                                   above]
----------------------------------------------------------------------------------------------------------------

PROPOSED CONVERSION #2
         [OF THE LOANS DESCRIBED IN THE FIRST TABLE BELOW
         INTO THE LOANS DESCRIBED IN THE SECOND TABLE BELOW]

----------------------------------------------------------------------------------------------------------------
                                                                        AGGREGATE             INTEREST PERIOD
                                                                         AMOUNT                 IF LOANS ARE
    DATE OF LOANS           FACILITY           TYPE OF LOANS            OF LOANS             EUROCURRENCY LOANS
----------------------------------------------------------------------------------------------------------------
                       Revolving                                                        One Month
                       Facility
     ____, 20__                             Prime Rate Loans

                                                                        $________        Two Months

                                            Eurocurrency Loans
                       Term C Facility                                                   Three Months

                                               [Circle one of                            Six Months
                                                   Above]
                         [Circle one of                                                        [Circle one of
                             Above]                                                                above]
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------


                                                                        AGGREGATE             INTEREST PERIOD
                                                                         AMOUNT                 IF LOANS ARE
    DATE OF LOANS           FACILITY           TYPE OF LOANS            OF LOANS             EUROCURRENCY LOANS
----------------------------------------------------------------------------------------------------------------
                       Revolving                                                         One Month
                       Facility

     ____, 20__                             Prime Rate Loans

                       Term C Facility                                  $________        Two Months

                                            Eurocurrency Loans
                                                                                         Three Months

                         [Circle one of        [Circle one of                            Six Months
                             Above]                Above]
                                                                                               [Circle one of
                                                                                                   above]
----------------------------------------------------------------------------------------------------------------

                                   EXHIBIT B-3

                            LETTER OF CREDIT REQUEST

No. ______________(1)

                                                             Dated __________(2)

National City Bank,
         as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114

         Attention:  INTERNATIONAL DEPARTMENT/ LETTER OF CREDIT OPERATIONS

Ladies and Gentlemen:

         The undersigned, [OM Group, Inc.] [OMG AG & Co. KG] (the "BORROWER"), refers to the Second Amended and Restated Credit Agreement, dated as of June [___], 2002 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT", the capitalized terms defined therein being used herein as therein defined), among the Borrower, [OM Group, Inc.] [OMG AG & Co. KG], the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders.

         The undersigned hereby requests that ___________, as a Letter of Credit Issuer, issue a Letter of Credit on ___________, 20___ (the "DATE OF ISSUANCE") in the aggregate amount of [U.S.$________] [amount in Euros], for the account of
____________________.

         The beneficiary of the requested Letter of Credit will be ___________________,(3) and such Letter of Credit will be in support of
_________________(4) and will have a stated termination date of
______________.(5)

         The undersigned hereby certifies that after giving effect to the requested issuance of the Letter of Credit:

               (i) $_________ principal amount of Revolving Loans will be outstanding; and

               (ii) the Letter of Credit Outstandings will be $___________.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:

----------------------
(1)   Letter of Request Number.

(2) Date of Letter of Request (at least five Business Days prior to the Date of Issuance or such lesser number as may be agreed by the relevant Letter of Credit Issuer).

(3)   Insert name and address of beneficiary.

(4) Insert description of the supported obligations, name of agreement and/or the commercial transaction to which this Letter of Credit Request relates.

(5) Insert last date upon which drafts may be presented (which may not be beyond the 15th Business Day next preceding the Revolving Maturity Date).

         (A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

         (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.

Copies of all documentation with respect to the supported transaction are attached hereto.

                                        Very truly yours,

                                        [OM GROUP, INC.] [OMG AG & Co. KG]


                                        By:
                                           -------------------------------------
                                           Title:

                                    EXHIBIT C





                           ---------------------------

                                     FORM OF
                            ASSIGNMENT AND ASSUMPTION

                           ---------------------------

                            ASSIGNMENT AND ASSUMPTION


         This Assignment and Assumption (the "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "ASSIGNOR") and [Insert name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:                  ______________________________

2.       Assignee:                  ______________________________
                                    [and is an Affiliate/Approved Fund of
                                    [identify Lender](6)]

3.       Borrower(s):               OM Group, Inc. and OMG AG & Co. KG

4.       Administrative Agent:      National City Bank, as the administrative
                                    agent under the Credit Agreement

5.       Credit Agreement:          The Second Amended and Restated Credit
                                    Agreement dated as of June ___, 2002 among OM Group, Inc. and OMG AG & Co. KG, the
                                    Lenders parties thereto, National City
                                    Bank, as Administrative Agent, and the
                                    other agents parties thereto

6.        Assigned Interest:


---------------------------------------------------------------------------------------------------------------------
      Facility Assigned            Aggregate Amount of          Amount of               Percentage Assigned of
                                 Commitment/Loans for all    Commitment/Loans             Commitment/Loans(7)
                                        Lenders*                Assigned*
---------------------------------------------------------------------------------------------------------------------
Revolving Facility             $                             $                                               %
---------------------------------------------------------------------------------------------------------------------
Term F  Term Facility          $                             $                                               %
---------------------------------------------------------------------------------------------------------------------
                               $                             $                                               %
---------------------------------------------------------------------------------------------------------------------

[7.      Trade Date:                ______________](8)


-----------------------
(6)  Select as applicable.

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(7) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR
                                        [NAME OF ASSIGNOR]


                                        By:
                                           -------------------------------------
                                        Title:


                                        ASSIGNEE
                                        [NAME OF ASSIGNEE]


                                        By:
                                           -------------------------------------
                                        Title:

[Consented to and] Accepted:

NATIONAL CITY BANK, as
  Administrative Agent


By
  -----------------------------
  Title:

[Consented to:]

[NAME OF RELEVANT PARTY]

By
  -----------------------------
  Title:


-------------------
(continued...)

(8) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

                                                                         ANNEX 1



                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION


         1. REPRESENTATIONS AND WARRANTIES.

         1.1 ASSIGNOR. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

         1.2. ASSIGNEE. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section ___ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is not a United States person (as such term is detailed in section 7701(a)(30) of the Code for federal income tax purposes, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

         2. PAYMENTS. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.9

         3. GENERAL PROVISIONS. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed

-------------------
(9)  [THE ADMINISTRATIVE AGENT SHOULD CONSIDER WHETHER THIS METHOD CONFORMS
TO ITS SYSTEMS. IN SOME CIRCUMSTANCES, THE FOLLOWING ALTERNATIVE LANGUAGE MAY BE
APPROPRIATE: "FROM AND AFTER THE EFFECTIVE DATE, THE ADMINISTRATIVE AGENT SHALL MAKE ALL PAYMENTS IN RESPECT OF THE ASSIGNED INTEREST (INCLUDING PAYMENTS OF PRINCIPAL, INTEREST, FEES AND OTHER AMOUNTS) TO THE ASSIGNEE WHETHER SUCH AMOUNTS HAVE ACCRUED PRIOR TO, ON OR AFTER THE EFFECTIVE DATE. THE ASSIGNOR AND THE ASSIGNEE SHALL MAKE ALL APPROPRIATE ADJUSTMENTS IN PAYMENTS BY THE ADMINISTRATIVE AGENT FOR PERIODS PRIOR TO THE EFFECTIVE DATE OR WITH RESPECT TO THE MAKING OF THIS ASSIGNMENT DIRECTLY BETWEEN THEMSELVES."]

counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Ohio, without regard to its conflicts of laws principles.

                                    EXHIBIT D

                         SECTION 5.4(b)(ii) CERTIFICATE

         Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of June [___], 2002, among OM Group, Inc., OMG AG & Co. KG, the financial institutions party thereto from time to time, and National City Bank, as Administrative Agent (the "CREDIT AGREEMENT"). Pursuant to the provisions of section 5.4(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

                                        [NAME OF LENDER]


                                        By:
                                           -------------------------------------
                                           Title:


Dated:
      --------------------

                                    EXHIBIT E







                            -------------------------

                                     FORM OF
                                   ADDITIONAL
                                    BORROWER
                                     JOINDER

                            -------------------------

                     ADDITIONAL BORROWER JOINDER SUPPLEMENT

         THIS ADDITIONAL BORROWER JOINDER SUPPLEMENT (this "AGREEMENT") is made this ___ day of _______, 200__, by and among OM GROUP, INC., a Delaware corporation (herein, together with its successors and assigns, the "COMPANY" or a "BORROWER"), OMG AG & CO. KG, a partnership organized under the laws of the Federal Republic of Germany ("OMG AG" or a "BORROWER", and together with the Company, the "EXISTING BORROWERS"), _______________________, a ________
corporation (the "ADDITIONAL BORROWER"), the lending institutions signatory hereto (each a "LENDER" and collectively, the "LENDERS"), NATIONAL CITY BANK, a national banking association, as a Lender and as the administrative agent (the "ADMINISTRATIVE AGENT") and the collateral agent (the "COLLATERAL AGENT"):

         NOW, THEREFORE, for value received the undersigned agree as follows:

         1. Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June [__], 2002 (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Credit Agreement") by and among the Existing Borrowers, the Lenders from time to time party thereto, and the Administrative Agent. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Credit Agreement.

         2. The Additional Borrower and the Existing Borrowers hereby acknowledge, confirm and agree that on and as of the date of this Agreement the Additional Borrower has become a "Borrower" (as that term is defined in the Credit Agreement), and, along with the Existing Borrowers, is included in the definition of "Borrower" under the Credit Agreement and the other Credit Documents for all purposes thereof, and as such shall be jointly and severally liable, as provided in the Credit Documents, for all Obligations thereunder (whether incurred or arising prior to, on, or subsequent to the date hereof) and otherwise bound by all of the terms, provisions and conditions thereof.

         (b) Without in any way implying any limitation on any of the provisions of this Agreement, the Credit Agreement, or any of the other Credit Documents, the Additional Borrower hereby assigns, pledges and grants to the Administrative Agent, for the ratable benefit of the Lenders as security for the Obligations and for the benefit of the Administrative Agent as security for the Obligations to the Administrative Agent, and agrees that the Administrative Agent and the Lenders shall have a perfected and continuing security interest in, and Lien on,
(i) all of the Additional Borrower's Accounts, Inventory, Chattel Paper, Deposit Accounts, Documents, Fixtures, Instruments, Equipment, Investment Property, Letter of Credit Rights, and General Intangibles (each as defined in the UCC), whether now owned or existing or hereafter acquired or arising, (ii) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, (iii) all insurance policies relating to the foregoing, (iv) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and (v) all cash and non-cash proceeds and products of the foregoing. The Additional Borrower further agrees that the Administrative Agent, for the ratable benefit of itself and the other Lenders, shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Credit Documents and under applicable Laws.

         (c) Without in any way implying any limitation on any of the provisions of this Agreement, the Additional Borrower agrees to execute such financing statements, instruments, and other documents as the Administrative Agent may require including, without limitation, an allonge for each of the Notes.

         (d) Without in any way implying any limitation on any of the provisions of this Agreement, the Additional Borrower hereby represents and warrants that all of the representations and warranties contained in the Credit Documents except for such representations and warranties that expressly speak as of a prior date are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Agreement, and that no Event of Default or Default has occurred and is continuing or exists or would occur or exist after giving effect to this Agreement.

         3. Each Person included in the term "Borrower" hereby covenants and agrees (except as provided in section 7 hereof and section 13.26 of the Credit Agreement) with the Administrative Agent and the Lenders as follows:

         (a) The Obligations of the Borrowers include all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Additional Borrower or the Existing Borrowers.

         (b) Reference in this Agreement, the Credit Agreement and the other Credit Documents to the "Borrower" or otherwise with respect to any one or more of the persons now or hereafter included in the definition of "Borrower" shall mean each and every such person and any one or more of such persons, jointly and severally, unless the context requires otherwise (by way of example, and not limitation, if only one such person is the owner of the real property which is the subject of a mortgage).

         (c) Each person included in the term "Borrower" in the discretion of its respective management is to agree among themselves as to the allocation of the benefits of Letters of Credit and the proceeds of Loans, provided, however, that each such person be deemed to have represented and warranted to the Administrative Agent and the Lenders at the time of allocation that each benefit and use of proceeds is a permitted use of such proceeds.

         (d) Each person included in the term "Borrower" hereby irrevocably authorizes each of the Lenders to make Loans to any one or more of such persons, pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one or more of the persons who is from time to time a responsible officer of a Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the person included in the term "Borrower" on file with the Administrative Agent and also upon the written, oral or telephone request of any one of the persons who is from time to time a responsible officer of a Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency for a Borrower on file with the Administrative Agent.

         (e) Neither the Administrative Agent nor any of the Lenders assumes any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral or telephonic transmissions of any instructions, orders, requests and confirmations between the Administrative Agent and any one or more of the persons included in the term "Borrower" or the Administrative Agent and any of the Lenders in connection with the Credit Facilities, any Loan or any other transaction in connection with the provisions of this Agreement. For purposes of this Agreement, "Credit Facilities" means, collectively, the Revolving Loans, the Term Loans, the Swing Line Loans, the Letters of Credit and any and all credit facilities now or hereafter extended under or secured by the Credit Agreement.

         4. Without implying any limitation on the joint and several nature of the Obligations, the Lenders agree that, notwithstanding any other provision of this Agreement, the persons included in the term "Borrower" may create reasonable inter-company indebtedness between or among the persons included in the term "Borrower" with respect to the allocation of the benefits and proceeds of the advances and Credit Facilities under the Credit Agreement. The persons included in the term "Borrower" agree among themselves, and the Administrative Agent and the Lenders consent to that agreement, that each such person shall have rights of contribution from all of such persons to the extent such person incurs Obligations in excess of the proceeds of the Loans received by, or allocated to purposes for the direct benefit of, such person. All such indebtedness and rights shall be, and are hereby agreed by the persons included in the term "Borrower" to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Administrative Agent agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. Each person included in the term "Borrower" agrees that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each person included in the term "Borrower" hereby waives all rights of counter claim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. No person included in the term "Borrower" shall evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security.

         5. Except as provided in section 7 hereof and section 13.26 of the Credit Agreement:

         (a) Each person included in the term "Borrower" hereby represents and warrants to the Administrative Agent and the Lenders that each of them will derive benefits, directly and indirectly, from each Loan, both in their separate capacity and as a member of the integrated group to which each such person belongs and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, (i) the terms of the consolidated financing provided under this agreement are more favorable than would otherwise would be obtainable by such persons individually, and (ii) the additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to such persons of the financing.

         (b) Each person included in the term "Borrower" hereby represents and warrants that all of the representations and warranties contained in the Credit Documents except for such representations and warranties that expressly speak as of a prior date are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Agreement, and that no Event of Default or Default has occurred and is continuing or exists or would occur or exist after giving effect to this Agreement.

         6. This Agreement shall become effective on the date first written above upon: (a) receipt by the Administrative Agent of executed counterparts hereof by the parties hereto, (b) the delivery to the Administrative Agent of a Secretary's Certificate of the Additional Borrower certifying (i) the names and true signatures of the officers of the Additional Borrower authorized to sign this Agreement and the other Credit Documents to which the Additional Borrower is a party, (ii) its certificate of incorporation as certified by the Secretary of State of the state of [ ], (iii) the bylaws of the Additional Borrower, (iv) the resolutions of the Additional Borrower authorizing this Agreement and the other Credit Documents to which the Additional Borrower is a party, and (v) good standing certificates from the Secretary of State of the state of [ ] and each other jurisdiction wherein the character of the properties owned by the Additional Borrower or the nature of the business conducted by the Additional Borrower make qualification as a foreign corporation necessary; (c) receipt by the Administrative Agent of an opinion of special counsel to the Additional Borrower, such opinion in form and substance acceptable to the Administrative Agent; and (d) [such other matters as the Administrative Agent may reasonably request].

         7. For the avoidance of doubt, each of the parties hereto acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement, the Credit Agreement or any of the other Credit Documents, the Obligations of any Foreign Borrower under this Agreement, the Credit Agreement or any of the other Credit Documents shall be separate and distinct from the Obligations of any other Borrower including, without limitation, the Company, and shall be expressly limited to the extent of such Obligations directly attributable to such Foreign Borrower. In furtherance of the foregoing, each of the parties hereto acknowledges and agrees that the liability of any Foreign Borrower for the payment and performance of its covenants, representations and warranties set forth in this Agreement, the Credit Agreement and the other Credit Documents shall be several from but not joint with the Obligations of any other Borrower.

         8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio, without regard to principles of choice of law.

                    [Remainder of page intentionally blank.]

         9. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

         The undersigned have executed this Agreement as of the day and year first written above.

                                        OM GROUP, INC.



                                        By:
                                           -----------------------------------
                                           Title:



                                        OMG AG & CO. KG



                                        By:
                                           -----------------------------------
                                           Title:



                                        [ADDITIONAL BORROWER]


                                        By:
                                           ------------------------------------
                                           Title:



                                        NATIONAL CITY BANK,
                                          as a Lender and in its
                                          capacity as the Administrative Agent



                                        By:
                                           ------------------------------------
                                           Vice President


                                        [LENDERS]